UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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The Brink’s Company
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2021 PROXY STATEMENT

The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100
March 23, 2021
To Our Shareholders:
On behalf of the Board of Directors, and in light of the ongoing coronavirus (COVID-19) pandemic, for the health and safety of all of our stakeholders, including our employees and shareholders, we are pleased to invite you to attend the annual meeting of shareholders of The Brink’s Company on Friday May 7, 2021 at 10:00 a.m. central time to be held in a virtual meeting format, via the Internet with no physical in-person meeting.
2020 Priorities and Results
2020 marked the first year of our second three-year strategic plan for the period 2020-2022 (“Strategic Plan 2” or “SP2”), and a year impacted by the unprecedented public health crisis caused by the ongoing COVID-19 pandemic. Like many companies, we continue to experience challenges due to the ongoing COVID-19 pandemic, however, considering the impact of the resulting global economic crisis, the recovery of our business has been strong and our financial position remains healthy. As the magnitude of the pandemic became clear in March 2020, we outlined three priorities. First, the health and safety of our employees, their families and our customers was our highest priority as we worked to continue to safely provide our essential services. Second, due to the immediate uncertainty, we took timely action to maximize liquidity and optimize profitability by preserving cash and reducing both variable and fixed costs. Finally, we took decisive action to strengthen our core business model with a target to achieve increased profitability at lower revenue – to ensure Brink’s is stronger on the other side of the pandemic. We implemented significant business restructurings, accelerated synergies and achieved sustainable fixed cost reductions in our businesses around the world.
As a result of our focused execution of these three priorities and the ongoing implementation of strategic initiatives, we reported strong fourth quarter 2020 earnings. Operating profit on both a GAAP and non-GAAP* basis exceeded 2019 levels as revenues recovered throughout the year, with fourth quarter 2020 revenue reaching approximately 92% of fourth quarter 2019 revenue.** Fourth-quarter 2020 revenue increased by 9% from the prior year to $1.022 billion, with GAAP operating profit of $111.9 million (11.0% margin) and non-GAAP operating profit of $145.1 million (14.2% margin). For the full year 2020, even with impacts from the ongoing COVID-19 pandemic, we delivered $3.691 billion of revenue, $213.5 million of GAAP operating profit (5.8% margin)(versus $236.8 million in 2019) and $381.3 of non-GAAP operating profit (10.3% margin)(versus $391.6 million in 2019).* We exited 2020 with an improved cost structure, a motivated management team, and a stronger business positioned for future growth and implementation of our Strategy 2.0 initiatives.
Despite the pandemic-driven challenges in 2020, we not only successfully executed our top three priorities, but also continued to improve and grow the Company in a number of other key areas as part of our overall strategy:
•Strategy 1.0 – Continuous improvement and Lean-driven cost reductions expanded throughout the year, including through our Strategy 1.0 Wider and Deeper initiatives, designed to deploy lean-driven improvements throughout more of our global operations.
•Strategy 1.5 – We continued to execute our strategy of accretive acquisitions with the announcement in February 2020 of our largest acquisition to date, the majority of the cash operations of U.K.-based G4S plc. The transaction was fully closed as of the end of February, 2021, adding 14 new markets to our global footprint and offering a larger base to leverage our new 2.0 initiatives.
•Strategy 2.0 – We continued to drive the development and deployment of Strategy 2.0, which will deliver new tech-enabled cash management solutions to existing and new customers. While the pandemic has slowed the roll-out of these solutions, we are confident in the market demand for the Brink’s digital cash management solutions.
______________

*	Reconciliations of non-GAAP to GAAP results appear in Appendix A.
**	Revenue on a pro forma basis includes results for businesses acquired from G4S in 2020 as if those businesses were owned in 2019.

Strong Governance and Compensation Practices
Our Compensation Committee and Board continue to adhere to a compensation philosophy that aligns pay and performance through awards of annual and long-term incentives, including performance-based incentives designed to drive our strategic and financial priorities and shareholder returns. As the Company’s priorities changed in early 2020 to address the ongoing COVID-19 pandemic, we made changes to our compensation programs to align them with the Company’s new priorities.
Our Compensation Committee and Board took temporary actions to preserve cash by reducing compensation and benefit expenses during periods of uncertainty in 2020. This included a temporary reduction of 15% in the Annual Retainers paid to the non-employee directors on our Board of Directors for a period that extended from May 8, 2020 through August 1, 2020.
For our executives, the Compensation Committee (and for the CEO, the Board of Directors) reversed and eliminated 2020 merit increases in base pay, temporarily reduced base salaries by 25% for our CEO and 15% for our senior executives, including our named executive officers, and eliminated Company matching contributions in our 401(k) Plan and Deferred Compensation Program. To motivate senior executives to achieve target profitability at revenue that was expected to be substantially lower, the Compensation Committee changed the 2020 annual incentive performance metrics from annual revenue and non-GAAP operating profit to fourth-quarter 2020 non-GAAP operating profit margin. The Compensation Committee reduced target payouts to 65% of pre-pandemic targets for achievement of fourth-quarter 2020 non-GAAP operating profit margin at a rate equal to or exceeding an adjusted fourth-quarter 2019 operating profit margin rate, at revenue that was 12% lower than fourth-quarter 2019 revenue. Payouts were further capped at 97.5% of pre-pandemic targets, with this maximum payout achievable only if the operating profit margin rate exceeded the adjusted fourth-quarter 2019 operating profit margin rate by one percentage point at the reduced revenue level.
Throughout the year, the Compensation Committee, in consultation with its independent compensation consultant, considered the volatile and uncertain macroeconomic environment created by the COVID-19 pandemic, the corresponding loss of retentive value in our long-term incentive program and our need to take decisive action to retain and motivate our senior leadership. In December 2020, the Compensation Committee made a one-time long-term incentive grant of restricted stock units that will vest in full in two years, but will be forfeited if an executive leaves the Company prior to the vesting date. The awards were designed to (1) reward executives for decisive actions taken to protect the safety of our employees and customers and to optimize profitability during 2020, and (2) incentivize executives to stay through the uncertainty of the ongoing pandemic and drive improvement in key financial metrics (including stock price recovery), accelerate the execution of the Company’s Strategy 2.0 initiatives, position the Company to be stronger on the other side of the pandemic, and fully execute on the remaining two years of SP2.
Sustainability
In 2020, we launched a sustainability page on our brinks.com website to share information about environmental, social and governance (“ESG”) matters and the actions we have taken and are continuing to take in this area. ESG is a top priority for the Company, as demonstrated by the Board’s direct oversight of ESG at Brink’s. As part of our commitment to ESG and diversity, equity and inclusion (“DE&I”), and in light of the significant focus on promoting racial justice in the U.S. and around the world, in 2020 we increased the emphasis on DE&I in our company Values, which underpin all that we stand for and guide how we work together. We hired a DE&I leader in early 2021 to continue to evolve our DE&I strategy, define our goals, evaluate our progress, and guide our communications. We also continued to expand the scope and programs of our Women’s Leadership Forum, established in 2018 to promote women’s leadership in the Company’s U.S., Canada and Mexico businesses. We also established UNITY, a new Business Resource Group for Black employees in the U.S. Each of our Business Resource Groups is supported by an executive sponsor and we plan to expand the scope and reach of these groups in the future. We regularly engage with our shareholders, including in the area of ESG, and in response to shareholder input, our chief executive officer became a signatory to the CEO Action for Diversity and Inclusion pledge (the largest CEO driven business commitment to advance diversity and inclusion in the workplace). In addition, in early 2021, we signed the UN Global Compact, affirming our commitment to meet fundamental responsibilities in the areas of human rights, labor and environment. We continue to enhance our efforts and reporting on sustainability and are investing in resources to define the priorities and metrics we will use to measure our progress in areas that have a meaningful impact on the Company, our shareholders our employees and other stakeholders.

2020 was a year of unprecedented challenges, which our employees met by delivering essential services to our customers and strong results to our shareholders. As we look ahead through 2021 and beyond, our focus is on accelerating our execution of Strategic Plan 2 and continuing to drive value for our shareholders.
Your vote at the annual shareholder meeting is important. Whether or not you plan to attend the meeting, we urge you to vote as soon as possible. There are two ways to vote prior to the annual meeting. You can vote on the Internet by following the instructions on the enclosed proxy, or you can complete, sign, date and return the enclosed proxy in the envelope provided.
We look forward to seeing you at the annual meeting and thank you for your continued support.
Sincerely,

Douglas A. Pertz
President and Chief Executive Officer
Michael J. Herling
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 7, 2021

The annual meeting of shareholders of THE BRINK’S COMPANY will be held on May 7, 2021 at 10:00 a.m. central time at https://web.lumiagm.com/279832216 which shareholders can access with the Passcode brinks21 for the following purposes:
1.To elect as directors the eight nominees to the Board of Directors named in the accompanying proxy statement, for terms expiring in 2022.
2.To approve an advisory resolution on named executive officer compensation.
3.To approve the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
4.To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The close of business on March 9, 2021 was fixed as the record date for determining the shareholders entitled to notice of and to vote at the annual meeting. This proxy statement and the accompanying form of proxy and annual report to shareholders are being mailed to shareholders of record as of the close of business on March 9, 2021, commencing on or about March 26, 2021. To view the proxy statement, form of proxy and annual report to shareholders, go to https://investors.brinks.com/annual-meeting/.
Please note that brokers may not vote your shares on the election of directors or the advisory vote on named executive officer compensation in the absence of your specific instructions as to how to vote.
After careful consideration, in light of the ongoing COVID-19 pandemic and in consideration of the health and safety of our shareholders, our 2021 annual meeting will be held via a live webcast on the Internet at https://web.lumiagm.com/279832216 which shareholders can access with the Passcode brinks21. This approach also aligns with the Company’s broader sustainability goals and reduces costs for both the Company and its shareholders. The virtual meeting will provide the same rights to participate as you would have in an in-person meeting, including opportunities to make statements and ask questions regarding voting items. You may also submit questions one hour in advance of the annual meeting and until the meeting adjourns. The Company will respond to as many inquiries at the annual meeting as time allows. Technical support will be made available to all shareholders who choose to attend the online annual meeting at 1-800-937-5449.
If you plan to attend the annual meeting online, and you are a registered shareholder, you will also need the 11-digit control number included on your proxy card.

If you plan to attend the annual meeting online and your shares are registered in the name of your broker, bank or other agent, you will need a valid legal proxy from your bank, broker or other agent, and you will need to register in advance to attend the annual meeting. Requests for registration must be labeled as “Legal Proxy” and include your name, email address and the number of your shares and can be sent via email to proxy@astfinancial.com, via facsimile to (718) 765-8730 or via U.S. mail to American Stock Transfer & Trust Company LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests must be received no later than 5:00 p.m., Eastern Time on April 30, 2021.
We have not made any determinations regarding the use of virtual meetings for future annual shareholder meetings after 2021.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE EXERCISE YOUR RIGHT TO VOTE ELECTRONICALLY, OR MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE ENCLOSED FOR YOUR CONVENIENCE.
Lindsay K. Blackwood
Secretary
March 23, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON MAY 7, 2021.
The annual report to shareholders and proxy statement are available at:
https://investors.brinks.com/annual-meeting/

The Brink’s Company

PROXY SUMMARY
To help you review The Brink’s Company’s (“Brink’s” or the “Company”) 2021 proxy statement, we have summarized several key topics in this Proxy Summary. The following description is only a summary. For more complete information about these topics, please review the complete proxy statement and the Company’s 2020 Annual Report on Form 10-K. The Annual Report to shareholders and the proxy statement are available at: https://investors.brinks.com/annual-meeting/.

2021 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE:	Friday, May 7, 2021 at 10:00 a.m. (Central Time)

PLACE:	https://web.lumiagm.com/279832216 Passcode: brinks21

RECORD DATE:	Close of business on March 9, 2021

VOTING:	Shareholders are able to vote by Internet by following the instructions on the proxy card; by completing and returning their proxy card by mail; or online at the Annual Meeting

Voting Matters
	Board Vote Recommendation	Page Number
Proposal No. 1: Election of Directors for terms expiring in 2022	FOR each Director nominee	18
Proposal No. 2: Approval of an advisory resolution on name executive officer compensation	FOR	25
Proposal No. 3: Approval of the selection of KPMG LLP as the Company’s independent accounting firm for the fiscal year ending December 31, 2021	FOR	74

VOTE IN ADVANCE OF THE MEETING	VOTE ONLINE DURING THE MEETING

Internet. Follow the instructions detailing how to vote on your proxy card	Internet. Join the meeting at https://web.lumiagm.com/279832216 Password brinks21

Mail. Sign and date the enclosed proxy card and return in the envelope provided	See “How do I attend the annual meeting? How do I register?” on page 79

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1	2021 Proxy Statement

PROXY SUMMARY

PARTICIPATING IN THE ANNUAL MEETING

The virtual meeting will be available to shareholders across the globe via any Internet-connected device and has been designed to provide the same rights to participate as you would have at an in-person meeting, including providing opportunities to make statements and ask questions. This approach is sensitive to public health and travel concerns related to the ongoing COVID-19 pandemic, aligns with the Company’s broader sustainability goals and reduces costs for both the Company and its shareholders.
You are entitled to participate and vote at the annual meeting by visiting https://web.lumiagm.com/279832216 using Passcode brinks21. If you plan to attend the annual meeting online and you are a registered shareholder, you will also need the 11-digit control number included on your proxy card.
If you plan to attend the annual meeting online and your shares are registered in the name of your broker, bank or other agent, you will need a valid legal proxy from your bank, broker or other agent, and you will need to register in advance to attend the annual meeting. Requests for registration must be labeled as “Legal Proxy” and include your name, email address and the number of your shares and can be sent via email to proxy@astfinancial.com, via facsimile to (718) 765-8730 or via U.S. mail to American Stock Transfer & Trust Company LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests must be received no later than 5:00 p.m., Eastern Time on April 30, 2021.
Shareholders can submit statements and/or questions regarding voting items beginning one hour in advance of the annual meeting and continuing until the annual meeting is adjourned and view copies of the Company’s proxy materials, by visiting https://web.lumiagm.com/279832216 and using Passcode brinks21. The Company will respond to as many inquiries at the annual meeting as time allows. Technical support will be made available to shareholders who choose to attend the online annual meeting at 1-800-937-5449.

2021 Proxy Statement	2

The Brink’s Company

2020 Highlights
Brink’s is the global leader in total cash management, route-based logistics and payment solutions, including cash-in-transit, ATM services, cash management services, including vault outsourcing, money processing and intelligent safe services, and international transportation of valuables to financial institutions, retailers, government agencies (including central banks), mints, jewelers and other commercial operations around the world. We serve customers in more than 100 countries and have approximately 76,500 employees worldwide. A significant portion of our business is conducted internationally, with approximately 69% of our revenues earned outside the United States. 2020 marked the first year of our second three-year strategic plan for the period 2020-2022 (“Strategic Plan 2” or “SP2”). Like many other companies, we are experiencing ongoing challenges as a result of the COVID-19 pandemic. However, despite economic conditions that adversely affected our results during the year, the decisive actions we took to maximize liquidity, preserve cash and reduce both variable and fixed costs led to improved operating profit margin that is expected to continue to grow in 2021. Our actions strengthened our core business model for increased profitability during periods of lower revenue, positioning Brink’s for future growth as revenue recovers and we continue implementing our Strategy 2.0 initiatives. During 2020, we continued to execute in key areas of our overall strategy, including expanding Strategy 1.0 Wider and Deeper initiatives and substantially completing the acquisition of the cash operations of U.K.-based G4S plc (which was fully closed in early 2021).Following are key financial performance metrics that are monitored by management and the Board, reported to shareholders, and used in determining 2020 compensation for the named executive officers.

2020 4th Quarter Non-GAAP OP Margin*

14.2%
BRINKS

(2019 4th Quarter Non-GAAP OP Margin was 12.4%)

2020 Q4 Non-GAAP Revenue as a % of 2019

92%

2019 Q4 Non-GAAP Revenue was $1.116B.
The 2020 vs. 2019 Revenue comparison includes G4S.

Percentile Rank of the Company's TSR vs. S&P Mid-Cap Companies with Foreign Revenue > 50%

38th

PERCENTILE

TSR of -9% from 2018 – 2020
(was 16% on 2018-2019 pre-COVID-19)

_____________

*
These non-GAAP financial measures are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). See page 37 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for a reconciliation of non-GAAP operating profit and revenue to the most directly comparable GAAP financial measures.

Executive Compensation Program
Our executive compensation program is structured to link compensation to Company and individual performance over the short- and long-term and to align the interests of executives and shareholders. We do this by using shares of the Company’s common stock (“Brink’s Common Stock”) and stock-
based awards in our incentive compensation
programs, including performance-based incentives designed to drive our strategic and financial priorities and shareholder returns, and by maintaining robust executive stock ownership guidelines. Elements of compensation for Brink’s executives include base salary, annual incentives and long-term incentives (“LTI”) as described in the following chart.

3	2021 Proxy Statement

PROXY SUMMARY

Performance-Based and Variable Compensation in 2020
Changes made for 2020 in response to the ongoing COVID-19 pandemic are noted in blue.

Annual Incentives
Annual Incentive Award
Provides a cash award based on achievement of pre-established one-year non-GAAP operating profit and revenue goals as well individual performance. In July 2020, in response to the impact of the COVID-19 pandemic, the Compensation and Benefits Committee (the “Compensation Committee”) revised the 2020 Company performance metrics to include only fourth-quarter 2020 non-GAAP operating profit margin, (with target levels at various year-over-year revenue levels) in light of the expected reduction in revenue due to the ongoing COVID-19 pandemic outside of management’s control. In consideration of both the change in performance metrics and the uncertainty in the economic environment, the Compensation Committee reduced incentive target opportunities from 100% to 65%, and reduced the maximum opportunity from 200% to 97.5%, or 150% of the reduced target opportunity level.

Long Term Incentives
Internal Metric Performance Share Units (“IM PSUs”)
Paid out in shares of Brink’s Common Stock at the end of a three-year performance period, based on achievement of a pre-established three-year total non-GAAP EBITDA performance goal, and subject to a three-year vesting requirement. Represents 80% of the total LTI award for the Chief Executive Officer and 25% of the total LTI award for the other named executive officers.

Relative Total Shareholder Return (“TSR”) Performance Share Units (“TSR PSUs”)
Paid out in shares of Brink’s Common Stock at the end of a three-year performance period, based on the Company’s TSR relative to that of companies in the S&P MidCap 400 with foreign revenues equal to or exceeding 50% of total revenues. Represents 20% of total LTI award for the Chief Executive Officer and 25% of the total LTI award for each of the other named executive officers.

Stock Options
Each option represents the opportunity to purchase one share of Brink’s Common Stock at the end of a three–year vesting period at the price per share on the grant date. Represents 25% of the total LTI award for each of the named executive officers other than the Chief Executive Officer.

Restricted Stock Units (“RSUs”)
Paid out in shares of Brink’s Common Stock and vesting in three equal annual installments. Represents 25% of the total LTI award for the named executive officers other than the Chief Executive Officer.

One-Time LTI Award

One-Time LTI Award
In light of the unprecedented impact that the ongoing COVID-19 pandemic had on the Company and for both recognition and retention purposes, the Compensation Committee approved one-time awards of RSUs in December 2020 that vest on the second anniversary of the grant date.

2021 Proxy Statement	4

The Brink’s Company
In 2020, performance-based compensation (which includes annual incentive targets at 65% of pre-pandemic levels, IM PSUs, TSR PSUs, and Stock Options) represented approximately 91% of total target compensation for the Chief Executive Officer and approximately 56% of total target compensation (on average) for the Company’s other named executive officers, as illustrated in the following charts. See pages 39-44 for additional information about the LTI awards.

CEO Target Pay Mix*
8.8%
7.7%
83.5%
Performance-based Compensation – 91.2%
Salary
Annual Incentive
PSUs
Performance-based Compensation

Other NEO Average Target Pay Mix*

13.8%
29.7%
13.8%
15.0%
27.7%
Performance-based Compensation – 56.5%
Salary
Annual Incentive
PSUs
Stock Options
RSUs
Performance-based compensation

_____________

*	Target Pay Mix does not reflect temporary salary reductions in 2020 or the one-time LTI awards granted in December 2020.

2020 Compensation Decisions
In February 2020, the Compensation Committee approved LTI awards including a mix of IM PSUs, TSR PSUs, Stock Options and RSUs to the Company’s named executive officers.
In March 2020, health conditions and economic activity began to be significantly impacted by government and customer actions in response to the pandemic. These actions led to reduced customer volumes, changes to operating procedures and increases in costs, all of which negatively impacted the Company’s revenue and were outside of the control of management. In response to the pandemic, the Company pivoted to prioritize the health and safety of our employees, their families and our customers, and to optimize profitability at lower revenue levels. The annual incentive performance metrics established by the Compensation Committee in February 2020 for the Brink’s Incentive Plan (“BIP”) before the scope of the pandemic was widely understood, were re-evaluated in light of both the significant change in the economic environment and the Company’s new priorities. The Compensation Committee considered leaving the metrics unchanged and using discretion at the end of the year, but reflected on the possibility that the goals were no longer reasonably achievable due to the uncertain health conditions and economic activity impacted by government and customer actions. The Compensation Committee assessed how best to measure performance against the Company’s new 2020 priorities.
In July 2020, the Compensation Committee chose a more motivational and objective approach and changed performance metrics to fourth-quarter 2020 non-GAAP operating profit margin (with target levels based on various year-over-year revenue levels) (the “Revised 2020 BIP”) in light of the expected reduction in revenue due to the ongoing COVID-19 pandemic. This metric aligned with attaining rigorous but realizable goals under the Company’s revised strategy to optimize profitability and, was more relevant during the pandemic when management was viewed to have greater control over influencing operating profit margin and less control over influencing revenue. In consideration of both the change in performance metrics and the uncertainty in the economic environment, the Compensation Committee reduced all BIP target opportunities from 100% to 65% and reduced the maximum opportunity from 200% to 97.5%, or 150% of the reduced target opportunity level.
The Compensation Committee, in consultation with its independent compensation consultant, assessed the

5	2021 Proxy Statement

PROXY SUMMARY
loss of retentive value in our LTI program, and considered various approaches to mitigate retention risk, including canceling outstanding IM PSUs and replacing them with different equity vehicles and performance metrics. The Compensation Committee considered key factors, including the adjustments made to the 2020 BIP, the diversity of incentive metrics and the long-term nature of equity awards, which align with shareholder experience. In December 2020, the Compensation Committee made a one-time LTI award of RSUs to our senior executives, including named executive officers. The awards were designed to (1) reward executives for decisive actions taken to protect the safety of our employees and customers and to optimize profitability during 2020, and (2) incentivize executives to stay through the uncertainty of the ongoing pandemic and drive improvement in key financial metrics, including stock price recovery, accelerate the execution of the Company’s Strategy 2.0 initiatives, position the Company to be operationally stronger as it emerges from the impacts of the pandemic and fully execute on the remaining two years of SP2. Executives must remain employed for two years from the grant date for the award to vest, and the RSUs will be forfeited in the event of a termination, including retirement.
Payouts of 2020 annual incentives to named executive officers were approved by the Compensation Committee in February 2021 in amounts equal to approximately 97.5% of pre-pandemic target, reflecting corporate performance against the Revised 2020 BIP metric of fourth-quarter 2020 non-GAAP operating profit margin, performance of the operating companies within each executive’s scope of responsibility (where applicable), and individual performance. The Company believes the
Revised 2020 BIP metric change had a significant impact on its success in improving fourth-quarter 2020 non-GAAP operating profit at lower revenue levels.
In February 2021, the Compensation Committee certified payouts for LTI awards granted in 2018, including IM PSUs, TSR PSUs and RSUs, and certified performance vesting criteria of Performance Based Stock Options. TSR PSUs were paid out in shares of Brink’s Common Stock at 65% of target, reflecting relative TSR above the 38th percentile of peer companies. IM PSUs were paid out in shares of Brink’s Common Stock at 200% of target, reflecting performance that was above the target and maximum levels for the three-year non-GAAP operating profit goal beginning January 1, 2018 and ending December 31, 2020. For Performance Based Stock Options, the performance vesting criteria requiring an average share price over a 15-day period of $91.81 was met in January 2020 and accordingly those Performance Based Stock Options (representing all of the options granted in 2018 to the senior executives other than the CEO and 50% of the options granted in 2018 to the CEO) vested. The performance vesting criteria requiring an average share price over a 15-day period of $110.00 was not met, and accordingly those Performance Based Stock Options (representing 50% of the options granted in 2018 to the CEO and 37.5% of his total 2018 long-term incentive award) did not vest and were cancelled.
All of these compensation decisions are more fully described in the Compensation Discussion and Analysis, beginning on page 28.

2021 Proxy Statement	6

The Brink’s Company

Corporate Governance
Brink’s is committed to good corporate governance and employs a number of practices that the Company’s Board of Directors (the “Board”) has determined are in the best interest of the Company and our shareholders. Following are examples of those practices.

What We Do and Don’t Do:
We strive to employ good governance practices	✓
Board Diversity—In early 2021, the Board strengthened the Company’s Corporate Governance Policies to better reflect the variety of personal factors and professional experiences considered in nominating directors to the Board. Pursuant to the revised Corporate Governance Policies, the pool of director candidates must include women and racially/ethnically diverse candidates.

✓
Non-Executive Chairman—The Board annually appoints a Non-Executive Chairman of the Board and is structured to have a lead director if the Board determines to combine the roles of Chairman of the Board and Chief Executive Officer. This framework ensures the Board operates independently of management and that directors and shareholders have an independent leadership contact.

	✓	Majority Vote Standard—A director must tender his or her resignation if his or her election receives less than a majority vote in an uncontested election.
	✓	Executive Sessions—The independent members of the Board hold an executive session at each regular Board meeting.
	✓	Annual Director Elections—Each director stands for election by the Company’s shareholders each year.
	✓	Say on Pay—We provide shareholders with an annual advisory vote on named executive officer compensation.
✓
Proxy Access—A shareholder, or group of up to 20 shareholders, who have continuously owned at least 3% of our outstanding Common Stock for three years or more may nominate and include in our proxy statement up to the greater of two director nominees or 20% of our Board.

	✓	Special Meetings—Shareholders holding at least 20% of our outstanding common stock may call a special meeting.
Our compensation program is designed to align with shareholder interests	✓	Pay for Performance—Our executive compensation program links compensation to Company and individual performance over both the short- and long-term.
	✓	Stock Ownership Guidelines—We maintain robust stock ownership guidelines for the Chief Executive Officer and other executive officers.
	✓	Double Trigger Accelerated Vesting—Equity awards are subject to a “double trigger” for accelerated vesting in the event of a change in control followed by termination of employment.
We strive to adhere to good executive compensation practices	✓	Recoupment Policy—We maintain a recoupment policy for performance-based cash and equity-based incentive payments in the event of a financial restatement.
✓
Double Trigger Change in Control Agreements—We maintain change in control agreements that provide executives with benefits of up to two times the sum of salary and average annual incentive in the event of a change in control followed by termination of employment.

	✓	Independent Compensation Consultant—The Compensation Committee retains an independent compensation consulting firm that provides no other services to the Company.
	×	No Tax Gross-ups and No Excessive Perquisites—There are no tax gross-ups and we provide limited perquisites to executive officers.
	×	No Hedging or Pledging—Directors and executive officers are prohibited from hedging or pledging Company securities.
×
No Repricing of Underwater Stock Options—The Brink’s Company 2017 Equity Incentive Plan Effective as of May 5, 2017 and as Amended and Restated effective May 2, 2019 (the “2017 Equity Incentive Plan”) prohibits re-pricing of underwater stock options without shareholder approval.

7	2021 Proxy Statement

PROXY SUMMARY

Voting Matters

Proposal	Board Voting Recommendation	Page Reference
1.Election of directors named in this proxy statement for a one year term expiring in 2022	FOR each director nominee	18
2.Approval of an advisory resolution on named executive officer compensation	FOR	25
3.Approval of the selection of KPMG LLP as the independent registered public accounting firm for 2021	FOR	74

Board Nominees

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships
Kathie J. Andrade	60	2019	Retired Chief Executive Officer of TIAA Retail Financial Services and Chairman of TIAA Federal Savings Bank	Yes	•Audit and Ethics •Corporate Governance and Nominating
Paul G. Boynton	56	2010	President and Chief Executive Officer, Rayonier Advanced Materials Inc.	Yes	•Compensation •Finance and Strategy (Chair)
Ian D. Clough	54	2016	Managing Director, DHL Supply Chain	Yes	•Audit and Ethics (Chair) •Finance and Strategy
Susan E. Docherty	58	2014	Retired Chief Executive Officer of Canyon Ranch	Yes	•Compensation (Chair) •Finance and Strategy
Michael J. Herling	63	2009	Partner, Finn Dixon & Herling	Yes	•Compensation •Corporate Governance and Nominating
A. Louis Parker	66	2021	EVP, Chief Financial Officer, Chief Operational Officer and Interim CEO, Visible Men Academy	Yes	• Audit and Ethics •Corporate Governance and Nominating
Douglas A. Pertz	66	2016	Chief Executive Officer, The Brink’s Company	No
George I. Stoeckert	72	2016	Retired President of North America and Internet Solutions, Dun & Bradstreet	Yes	•Audit and Ethics •Corporate Governance and Nominating (Chair)

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The Brink’s Company

Board Nominee Composition
The Board nominees bring a balance of relevant skills to the boardroom as well as an effective mix of diverse backgrounds and experiences. The following figures depict the composition of our Board.

INDEPENDENCE

Independent	7
Non-independent	1

1
87.5%
Independent
7
Independent
Non-independent

DIVERSITY

Female	**2**
Ethnic/Non-U.S. Citizen	**2**
None	**4**

2
2
4
50%
Diverse
Female
Ethnic/Non-US Citizen
None

TENURE

0-5 Years	5
6-10 Years	1
11+ Years	2

1
2
5
Average Tenure
5.9 years
0-5 Years
6-10 Years
11+ Years

Shareholder Engagement
At last year’s annual meeting of shareholders, approximately 90% of votes cast approved the “say on pay” proposal regarding the compensation awarded to named executive officers. The Compensation Committee and the Board take into account the results of the “say on pay” vote as they consider the design of the executive compensation program and policies. Although there were changes made to the Company’s executive compensation program as described in this proxy statement due to the ongoing COVID-19 pandemic, there were no changes made to the Company’s executive compensation program in direct response to the 2020 “say on pay” voting results.

Members of management and the Board continue to engage in outreach to the Company’s shareholders to discuss governance and compensation policies and practices and emerging issues, including corporate sustainability.
In 2020, in response to shareholder input, our chief executive officer became a signatory to the CEO Action for Diversity and Inclusion, (the largest CEO driven business commitment to advance diversity and inclusion in the workplace) pledge. In early 2021, we signed the UN Global Compact affirming our commitment to meet fundamental responsibilities in the areas of human rights, labor, and the environment.

Forward Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,”
“anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect our actual results, levels of activity, performance or achievements.
Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in our 2020 Annual Report on Form 10-K filed with the SEC on March 1,

9	2021 Proxy Statement

PROXY SUMMARY
2021 and in Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this Proxy Statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.
CORPORATE GOVERNANCE

Board of Directors
Role of the Board of Directors
The Board is responsible for advancing the interests of the shareholders by providing advice and oversight of the strategic and operational direction of the Company; overseeing the governance of the Company and the Company’s executive management, including the Chief Executive Officer; and reviewing the Company’s business initiatives, capital projects and budget matters. To do this effectively, the Company has established clear and specific Governance Guidelines for the Board (referred to as our Governance Policies) that, along with Board committee charters and our Code of Ethics, provide the framework for the governance of the Company.
Board Leadership Structure
The Board does not have a policy on whether the roles of the Chief Executive Officer and Chairman should be separate. The Board regularly evaluates relevant factors to determine the best leadership structure for the Company’s operating and governance environment at the time. In accordance with good governance practices, the Board’s policy is to appoint a lead director from among the independent members of the Board in the event that the roles of Chairman and Chief Executive Officer are combined. In response to significant changes in the Company’s leadership, in 2016, the Board appointed Michael J. Herling as the non-executive Chairman of the Board. The Board believes the separation of the offices of Chairman of the Board and Chief Executive Officer was appropriate at that time as it allowed, and continues to allow, Mr. Pertz to focus primarily on Brink’s business strategy and operations and Mr. Herling to provide the independent leadership of the Board. As the non-executive chairman of the Board, Mr. Herling has the following responsibilities:
•presides over meetings of the Board and shareholders;
•calls meetings and executive sessions of the Board;
•develops the meeting agendas and ensures critical issues are addressed;
•facilitates communication between and among directors and management and ensures the quality, quantity and timing of information from management;
•has a lead role in the evaluation of the Chief Executive Officer;
•serves as the representative of the Board with management and the public and interacts with shareholders on behalf of the Board at the Board’s discretion;
•facilitates communication between the Board and investors, at the Board’s discretion;
•promotes effective communications on developments occurring between Board meetings; and
•performs such other duties assigned from time to time by the Board.
If the Chairman and CEO roles were to be combined in the future, a lead director would be appointed. We expect that a lead director would have the following responsibilities:
•preside over meetings of the independent directors;
•work with the Chairman and Chief Executive Officer to develop meeting agendas and ensure critical issues are addressed;

2021 Proxy Statement	10

The Brink’s Company
•act as a principal liaison between independent directors and the Chief Executive Officer and brief the Chief Executive Officer on issues of concern that arise during executive sessions of independent directors;
•have a lead role in the evaluation of the Chief Executive Officer (if the Chairman also serves as the Chief Executive Officer);
•take the lead in assuring that the Board carries out its responsibilities in circumstances where the Chief Executive Officer is incapacitated or unable to act;
•serve as the primary non-management contact with shareholders, as needed; and
•perform such other duties assigned from time to time by the Board.
Meetings of the Board and Director Attendance
The Board met nine times in 2020. During 2020, all incumbent directors attended at least 75% of the total number of meetings of the Board and of the committees of the Board on which they served.
Executive Sessions of the Board
The non-management members of the Board meet regularly without management present. The Chairman presides over each meeting of the independent Board members.
Director Attendance at Annual Meeting
The Company has no formal policy with regard to Board members’ attendance at annual meetings. All of the directors then in office attended the 2020 annual meeting of shareholders.

Board Independence
For a director to be deemed “independent,” the Board must affirmatively determine, in accordance with the listing standards of the New York Stock Exchange, that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. In making this determination, the Board has adopted the following categorical standards as part of its Governance Policies:
1.A director who is, or has been within the last three years, an employee of the Company, or whose immediate family member is, or has been within the last three years, an executive officer of the Company, is not independent. Employment as an interim Chairman, Chief Executive Officer or other executive officer will not disqualify a director from being considered independent following such employment.
2.A director who has received or who has an immediate family member serving as an executive officer who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company (excluding director and committee fees and pensions or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service), is not independent. Compensation received by a director for former service as an interim Chairman, Chief Executive Officer or other executive officer will not count toward the $120,000 limitation.
3.(A) A director who is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) a director who has an immediate family member who is a current partner of such a firm; (C) a director who has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (D) a director who was or whose immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time, in any such instance ((A)-(D)) is not independent.
4.A director who is or has been within the last three years, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee, is not independent.
5.A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s

11	2021 Proxy Statement

CORPORATE GOVERNANCE
consolidated gross revenues, is not independent.
The Board has affirmatively determined that Mmes. Andrade and Docherty and Messrs. Boynton, Clough, Herling, Parker and Stoeckert are independent under the listing standards of the New York Stock Exchange and the categorical standards described above. The Board affirmed Mr. Hedgebeth’s independence prior to his notification in March 2021 that he intended to resign from the Board, effective March 31, 2021. The Board has determined that the members of the Audit and Ethics Committee (the “Audit Committee”) and the
Compensation Committee meet the heightened independence requirements for service on the Audit Committee and Compensation Committee set forth in the respective committees’ charters. In addition, the Board has determined that the members of the Compensation Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and, to the extent necessary to qualify compensation incentives for 162(m) Transition Relief, “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)).

Committees of the Board
The Board has four standing committees: the Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee (the “Corporate Governance Committee”) and Finance and Strategy Committee (the “Finance Committee”). Each committee has a separate chairperson and each of the committees is composed solely of independent directors. The charters for each of the committees describe the specific authority and responsibilities of each committee and are available on our website at www.brinks.com.
Committee Membership as of December 31, 2020*

Name	Audit	Compensation	Corporate Governance	Finance

Ms. Andrade	✓		✓
Mr. Boynton		✓
Mr. Clough**	✓			✓
Ms. Docherty				✓
Mr. Hedgebeth***			✓
Mr. Herling		✓	✓
Mr. Pertz
Mr. Stoeckert	✓
2020 Meetings	9	6	5	6
Chairperson
✓ Member

*	Mr. Parker joined the Board in March 2021 and is a member of the Audit Committee and the Corporate Governance Committee.
**	Mr. Clough was named Chair of the Audit Committee, effective March 16, 2021.
***	On March 1, 2021, Mr. Hedgebeth notified the Company of his intention to resign from the Board, effective March 31, 2021.

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The Brink’s Company
Audit Committee
The Audit Committee oversees management’s conduct of the Company’s financial reporting process and the integrity of its financial statements, including the Company’s accounting, internal controls and internal audit function and its cybersecurity posture and efforts. The Audit Committee also evaluates the qualifications and performance of the Company’s independent auditors, assesses the independence of the Company’s independent auditors and oversees the annual independent audit of the Company’s financial statements and the Company’s legal and regulatory compliance, as well as ethics programs.
The Board has identified each of Ms. Andrade and Messrs. Clough, Parker and Stoeckert as an “audit committee financial expert” as that term is defined in the rules promulgated by the Securities and Exchange Commission (the “SEC”). The Board has also determined that each of the members of the Audit Committee, and Mr. Hedgebeth while he served on the Audit Committee, is financially literate under New York Stock Exchange standards.
Compensation Committee
The Compensation Committee is responsible for overseeing the policies and programs relating to the compensation of the Chief Executive Officer, and other senior executives, including policies governing salaries, incentive compensation and terms and conditions of employment. For a further discussion of the Compensation Committee, see “Compensation Discussion and Analysis.”
Corporate Governance Committee
The Corporate Governance Committee is responsible for identifying individuals qualified to become Board members consistent with criteria approved by the Board and recommending to the Board director nominees. The Corporate Governance Committee also oversees the corporate governance of the Company, including recommending to the Board the Governance Policies, and the annual evaluation of the Board’s performance. In addition, the Corporate Governance Committee recommends to the Board any changes in non-employee director compensation.
Finance Committee
The Finance Committee monitors the Company’s strategic direction, including its acquisition strategy, recommends to the Board dividend and other actions and policies regarding the financial affairs of the Company, and is responsible for oversight of the Company’s 401(k) Plan and the Frozen Pension Plan, and any similar plans that may be maintained from time to time by the Company. The Finance Committee has authority to adopt amendments to the Company’s 401(k) Plan and the Frozen Pension and Pension Equalization Plans.

Director Nominating Process
The Corporate Governance Committee regularly engages in succession planning for the Board. In accordance with the Governance Policies and the Corporate Governance Committee charter, the Corporate Governance Committee periodically assesses whether any vacancies on the Board are expected due to retirement or other factors and considers possible director candidates. The Corporate Governance Committee has used professional search firms to identify candidates based upon the director membership criteria described in the Governance Policies.
The Corporate Governance Committee’s charter provides that the Corporate Governance Committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations to the Corporate Governance Committee through the method described under “Communications with Non-Management Members of the Board of Directors.” In accordance with the Company’s bylaws, any shareholder of record entitled to vote for the election of directors at a meeting of shareholders may nominate persons for election to the Board, if the shareholder complies with the notice procedures set forth in the bylaws and summarized in the section of this proxy statement entitled “Shareholder Reference Information—Shareholder Proposals and Director Nominations” on page 79.
The Corporate Governance Committee evaluates all director candidates in accordance with the director membership criteria described in the Governance Policies. The Corporate Governance Committee evaluates any candidate’s qualifications to serve as a member of the Board based on a variety of personal factors such as gender, ethnicity, race, age and professional experiences, including those related to business, industry, areas of expertise, diversity/inclusion, community or civic affairs, international background, the number of other directorships held, (including for both for-profit and non-profit organizations) and leadership capabilities, along with any other skills or experience which would be of assistance to management in operating the Company’s business. The pool of director candidates shall include women and racially/ethnically diverse candidates.

13	2021 Proxy Statement

CORPORATE GOVERNANCE
When considering a director standing for re-election as a nominee, in addition to the attributes described above, the Corporate Governance Committee considers that individual’s past contribution and future commitment to the Company. The Corporate Governance Committee evaluates the totality of the merits of each prospective nominee that it considers and does not restrict itself by establishing minimum qualifications or attributes.
After evaluating any potential director nominees, the Corporate Governance Committee makes a recommendation to the full Board, and the Board determines the nominees. The evaluation process of prospective director nominees is the same for all nominees, regardless of the source from which the nominee was first identified.
The Company did not receive any notice of a director candidate recommended by a shareholder or group of shareholders owning more than 5% of the Company’s voting common stock for at least one year as of the date of recommendation on or prior to November 27, 2020, the date that is 120 days before the anniversary date of the release of the prior year’s proxy statement to shareholders.

Board Evaluations
The Board annually assesses the effectiveness of the full Board and the performance of its committees. The Corporate Governance Committee is charged with overseeing this process, which includes periodic evaluations by a third party and individual director assessments.

2021 Proxy Statement	14

The Brink’s Company

Board Role in Risk Oversight
Brink’s management is responsible for the Company’s day to day risk management. The Board is responsible for overall risk oversight and fulfills its responsibilities in a variety of ways, including the following:

Board of Directors
The Board is responsible for the Company’s overall risk oversight and receives regular reports from management on the Company’s enterprise risk management program (“ERM”). Under the ERM program, senior leaders from across the company’s global footprint annually rank risks according to likelihood, significance and velocity to identify and prioritize the most significant risks facing the Company. A small group of executives then assigns a senior executive owner for each identified risk area, who then works with relevant leaders to ensure that mitigation plans are developed and progress against those plans is monitored. The Board also receives regular reports from its Audit, Compensation, Corporate Governance, and Finance Committees, each of which is responsible for risk oversight within its area of responsibility.

Audit Committee
The Audit Committee is responsible for discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. As part of its responsibilities, the Audit Committee oversees the Company’s financial policies, including financial risk management. Management holds regular meetings that identify, discuss and assess financial risk from current macro-economic, industry and company-specific perspectives. As part of its regular reporting process, management reports and reviews with the Audit Committee the Company’s material financial risks, proposed risk factors and other public disclosures, mitigation strategies, and the Company’s internal controls over financial reporting. The Audit Committee also engages in periodic discussions with the Chief Financial Officer, the Controller, the Vice President, Internal Audit and other members of management regarding risks.

Compensation Committee	The Compensation Committee considers any risks related to the Company’s executive compensation programs and has oversight responsibility for the Company’s review of all compensation policies and procedures to determine whether they present significant risks.
Corporate Governance Committee	The Corporate Governance Committee considers risks relating to governance and director succession planning.
Finance Committee	The Finance Committee reviews risks related to strategic transactions and oversees risks related to the Company’s liquidity, credit ratings, and pension and savings plans.

Compensation Risk Assessment
The Compensation Committee oversees all Company compensation policies and procedures, (including those of our subsidiaries) and the incentives that they create, to assess risk. At the Compensation Committee’s direction, the Company’s Human Resources Department in partnership with the Internal Audit Department, conducted a risk assessment of the compensation programs during 2020. Management concluded that the compensation policies and practices of the Company do not create risks that are reasonably likely to have a material adverse effect on the Company. Management presented the results of its assessment to the Compensation Committee.
The Compensation Committee reviewed management’s assessment, including with its independent compensation consultant, and continues to believe that the executive compensation program appropriately balances risk and reward in relation to the Company’s overall business strategy and that it does not encourage employees to take excessive

15	2021 Proxy Statement

CORPORATE GOVERNANCE
risks that are reasonably likely to have a material adverse effect on the Company.
The Compensation Committee relies on the following Compensation Governance Practices, to mitigate compensation-related risks and to align compensation with market practices and shareholder interests.

Compensation decisions for 2020 are more fully described in the Compensation Discussion and Analysis, beginning on page 28. The Compensation Committee will continue to consider compensation risk implications, as appropriate, in designing any new executive compensation components.

Policy and Process for Approval of Related Person Transactions
The Company has adopted a policy in the Audit Committee’s charter regarding the review and approval of related person transactions. In the event that the Company proposes to enter into such a transaction, it must be referred to the Audit Committee. The Audit Committee is required to review and approve each related person transaction and any disclosures required by Item 404 of Regulation S-K. The Audit Committee reviews any related person transactions on a case-by-case basis.
For purposes of this policy, a “related person transaction” has the same meaning as in Item 404 of Regulation S-K: a transaction, arrangement or relationship (or any series of related transactions, arrangements or relationships) in which the Company is, was or will be a participant and the amount involved exceeds $120,000 and in which any “related person” has, had or will have a direct or indirect material interest.
For purposes of this policy, a “related person” has the same meaning as in Item 404 of Regulation S-K: any person who was a director, a nominee for director or an executive officer of the Company during the preceding fiscal year (or an immediate family member of such a director, nominee for director or executive officer) or a beneficial owner of more than 5% of the outstanding Brink’s Common Stock (or an immediate family member of such owner).
During 2020, there were no related person transactions under the relevant standards.

2021 Proxy Statement	16

The Brink’s Company

Communications with Non-Management Members of the Board of Directors
The Company’s Governance Policies set forth a process by which shareholders and other interested third parties can send communications to the non-management members of the Board. When interested third parties have concerns, they may make them known to the non-management directors by communicating via written correspondence sent by U.S. mail to “Chairman” at the Company’s Richmond, Virginia address. All such correspondence is provided to the Chairman of the Board at, or prior to, the next executive session held at a regular Board meeting.

Succession Planning
The Board regularly engages in succession planning for the Chief Executive Officer role. Members of the Board (with input from the Corporate Governance Committee) annually review and discuss an evaluation of potential Chief Executive Officer successors. The Board ensures that meeting agendas for the Board and its committees provide directors with exposure to and opportunities to assess potential successors. The Board annually reviews the emergency succession plan for the Chief Executive Officer.

Political Contributions
In general, it is not the Company’s practice to make financial or in-kind political contributions with corporate assets, even when permitted by applicable law. The Company complies with all applicable state and federal laws related to the disclosure of lobbying activities.
The Company administers, under federal and state
election laws, The Brink’s Company Political Action Committee, which is a non-partisan political action committee comprised of the Company’s managerial and professional U.S. employees who voluntarily pool their financial resources to support the Company’s efforts to promote the business interests of the Company through the legislative process.

Resignation and Retirement
Under the Company’s Governance Policies, a director who retires or whose job responsibilities change materially from those in effect at the time the director was last elected to the Board should submit his or her resignation to the Board. The Corporate Governance Committee will then review and consider the director’s resignation and make a recommendation to the Board whether to accept or decline the resignation. In addition, the Board maintains a policy that a director may not stand for election to the Board for any term during which his or her 74th birthday would fall more than six months prior to the expiration of that term.
The Company’s Governance Policies also provide that any nominee for director in an uncontested election who receives a greater number of shareholder votes “against” his or her election than votes “for” his or her election must promptly tender his or her resignation to the Board. The Corporate Governance Committee will then evaluate the best interests of the Company and will recommend to the Board whether to accept or reject the tendered resignation. Following the Board’s determination, the Company will disclose the Board’s decision of whether or not to accept the resignation and an explanation of how the decision was reached.

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The Brink’s Company
PROPOSAL NO. 1—ELECTION OF DIRECTORS
In accordance with the Company’s Amended and Restated Articles of Incorporation and bylaws, directors are nominated for election (or re-election) to one-year terms. Each of the Company’s directors is serving a term that expires in May 2021.
The Corporate Governance Committee has recommended, and the Board has approved Mmes. Andrade and Docherty and Messrs. Boynton, Clough, Herling, Parker, Pertz and Stoeckert each as nominees for election to a one-year term expiring in 2022. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. Unless otherwise specified, all proxies will be voted in favor of Mmes. Andrade and Docherty and Messrs. Boynton, Clough, Herling, Parker, Pertz and Stoeckert for election as directors of the Company. The Board has no reason to believe that any of the nominees is not available or will not serve if elected. If any of them should become unavailable to serve as a director, full discretion is reserved to the persons named as proxies to vote for such other persons as may be properly nominated.
For each director nominee the following section includes information concerning the nominee’s age, principal occupation, employment (including other positions with the Company), directorships during the past five years, and the year in which he or she first became a director of the Company. Also included is a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that each nominee should serve as a director, in light of the Company’s business and structure.

2021 Proxy Statement	18

The Brink’s Company

Criteria for Board Membership
The Company’s Corporate Governance Policies set forth the criteria for director membership, which include:
•business experience,
•diversity,
•international background,
•the number of other directorships held,
•leadership capabilities, and
•any other skills or experience which would be of assistance to management in operating the Company’s business.
With respect to business and other experience, the Committee considers, on an ongoing basis, those skills and experiences that are important to the Company’s current and future business needs, including, among others:

finance	technology

risk management	regulatory matters

international business operations	talent management and succession planning

strategic business development	government relations

sales and marketing	legal and compliance

customer relations	internal controls

business turnarounds and transformation	supply chain and procurement

financial services industry experience	entrepreneurial experience

logistics services industry experience	mergers and acquisitions
When considering a director standing for re-election as a nominee, in addition to the attributes described above, the Corporate Governance Committee considers that individual’s past contribution and future commitment to the Company. The Corporate Governance Committee evaluates the totality of the merits of each prospective nominee that it considers and does not restrict itself by establishing minimum qualifications or attributes.

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PROPOSAL NO. 1—ELECTION OF DIRECTORS

Board Nominee Composition
The Board nominees bring a balance of relevant skills to the boardroom as well as an effective mix of diverse backgrounds and experiences. The following figures depict the composition of our Board.

Nominees for Election as Directors for a One-Year Term Expiring in 2022

KATHIE J. ANDRADE Age: 60
Director since: 2019

Audit Committee Corporate Governance Committee

Ms. Andrade is the former Chief Executive Officer of TIAA Retail Financial Services and Chairman of TIAA Federal Savings Bank, a leading provider of financial services in the academic, research, medical, cultural and governmental fields, having served in this role from 2016 to 2018. Ms. Andrade joined TIAA in 2008 serving as Chief Operating Officer of Individual Advisory Services. From 2011 to 2016 she served as both President of TIAA Services Broker-Deal and Head of Individual Advisory Services. Between 1986 and 2008, she held a number of senior management positions at Bank of America, including Chief Operating Officer for the alternative investments group and Chief Operating and Technology Officer for the wealth management group. Ms. Andrade currently serves on the Boards of Waddell & Reed Financial, Inc. (NYSE:WDR) and Grange Insurance. She is an experienced leader who brings a deep understanding of the financial services industry and technological innovation to the Board.

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The Brink’s Company

PAUL G. BOYNTON Age: 56
Director since: 2010

Compensation Committee Finance Committee (Chair)

Mr. Boynton is the President and Chief Executive Officer of Rayonier Advanced Materials, Inc. (NYSE:RYAM), a global producer of high-value cellulose fibers, packaging materials and forest products. He has served in this position since June 2014, and served as Chairman from 2014 to 2020. Mr. Boynton previously served as President and Chief Executive Officer of Rayonier Inc. from January 2012 through June 2014, and served as Chairman from May 2012 through June 2014. He currently serves as a director of Rayonier Advanced Materials, Inc. Mr. Boynton is also a member of the Board of Governors and its Executive Committee of the National Council for Air and Stream Improvement, a member of the Board of Directors of the National Association of Manufacturers and a member of the Board of Directors of the Federal Reserve Bank of Atlanta’s Jacksonville Branch. He has executive-level experience international business and operations experience through his work for Rayonier Advanced Materials, Inc. and Rayonier Inc., as well as experience in strategic business development, risk management and sales and marketing.

IAN D. CLOUGH Age: 54
Director since: 2016

Audit Committee (Chair) Finance Committee

Mr. Clough has served as the Managing Director, Network, Logistics and Transport at DHL Supply Chain, a leading contracts and logistic provider since June 2018. From May 2016 to June 2018, he was an independent management consultant. He previously served as Managing Director of International Europe for TNT Express N.V. (a Netherlands-based international courier delivery services company) from April 2014 to May 2016 and also served as a Member of the company’s Management Board during that time. Previously, Mr. Clough served as Chief Executive Officer of DHL Express (USA), part of the Deutsche Post DHL Group from 2009 to 2014. Mr. Clough has experience in general management as well as in leading business turnarounds. He also brings to the Board deep transportation and logistics industry insight and knowledge as well as experience in leading international businesses.

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PROPOSAL NO. 1—ELECTION OF DIRECTORS

SUSAN E. DOCHERTY Age: 58
Director since: 2014

Compensation Committee (Chair) Finance Committee

Ms. Docherty is the former Chief Executive Officer of Canyon Ranch, a leader in healthy living and holistic wellness retreats, with destination resorts and real estate throughout the United States. She served in this position from May 2015 to August 2019. Ms. Docherty served as GM Vice President with operating responsibility as President and Managing Director for Chevrolet and Cadillac Europe (based in Zurich, Switzerland), General Motors Company, an automobile manufacturing company, having served in this position from December 2011 through September 2013. Prior to this time, Ms. Docherty served as Vice President of International Operations Sales, Marketing and Aftersales from 2010 to 2011 in Shanghai, China; and Vice President U.S. Sales, Service and Marketing from 2009 to 2010. Ms. Docherty has over three decades of extensive executive-level experience in international business operations, and significant experience in consumer sales and marketing.

MICHAEL J. HERLING Age: 63
Director since: 2009 Chairman of the Board

Compensation Committee Corporate Governance Committee

Mr. Herling is a founding partner of Finn Dixon & Herling LLP (a law firm that provides corporate, transactional, securities, investment management, lending, tax, executive compensation and benefits and litigation counsel). He has held that position since 1987. He currently serves as the Chair of the Board of Trustees of Colgate University. The Board benefits from Mr. Herling’s entrepreneurial experience as a founding partner of Finn Dixon & Herling and his extensive legal experience representing corporate and institutional clients and their boards of directors with a focus on strategic initiatives and complex transactions such as mergers and acquisitions, securities offerings and financings. Through his varied Board experience, Mr. Herling has gained experience and knowledge in corporate governance and compliance, risk oversight, audit, succession planning and executive compensation matters.

2021 Proxy Statement	22

The Brink’s Company

A. LOUIS PARKER Age: 66
Director since: 2021

Audit Committee Corporate Governance Committee

Mr. Parker has served since 2012 as Executive Vice President, Chief Financial Officer and Chief Operational Officer of Visible Men Academy, a transformational public, tuition free K-5 charter school for at-risk boys, which he co-founded in 2012. Since 2020, he has also served as Visible Men Academy’s interim Chief Executive Officer. Throughout his executive corporate career, he served in a variety of industries, including electronic security, insurance, and financial services. Between 1996 and 2009, Mr. Parker held the Chief Executive Officer role in multiple business lines within GE Capital, the financial services division of General Electric Company, and GE. He was named a General Electric Vice President in 2001 and appointed to the General Electric Chairman’s Executive Committee in 2005. Mr. Parker currently serves as an advisory board member of Gray Matter Analytics (a data solutions analytics provider). Since 2005 he has served on the board of A Better Chance, whose mission is to increase the number of young people of color prepared to assume positions of leadership in our society. Mr. Parker brings to the Board valuable international business operations experience and a deep understanding of human capital management, diversity and inclusion, acquisition integrations, technology, business turnarounds, risk management, finance and homeland security.

DOUGLAS A. PERTZ Age: 66
Director since: 2016

Mr. Pertz has served as the President and Chief Executive Officer and a director of The Brink’s Company since June 2016. From April 2013 to May 2016, Mr. Pertz was the President and Chief Executive Officer of Recall Holdings Limited (a global provider of digital and physical information management and security services) and prior to 2013, he was a partner at Bolder Capital, LLC and One Equity Partners, both private equity firms. He currently serves as director of Advance Auto Parts (NYSE:AAP). During the past five years, Mr. Pertz served on the Boards of Recall Holdings Limited. Mr. Pertz brings to the Board significant chief executive officer experience, including leadership of large, multinational companies and expertise in the areas of finance, mergers, acquisitions and divestitures, developed during his tenure at several investment firms and operating companies. His operational expertise in the areas of secure storage, business-to-business services and branch-based, route-based logistics companies are highly valuable to the Brink’s Board.

23	2021 Proxy Statement

PROPOSAL NO. 1—ELECTION OF DIRECTORS

GEORGE I. STOECKERT Age: 72
Director since: 2016

Audit Committee Corporate Governance Committee (Chair)

Mr. Stoeckert has been a private investor and advisor since 2011. He served as Interim President and Chief Executive Officer of The Brink’s Company from May 2016 to June 2016, and previously served as President of North America and Internet Solutions at Dun & Bradstreet, Inc. from 2009 to 2011. Prior to that, he held various senior leadership positions at Automatic Data Processing, Inc. (“ADP”), including President of Employer Services International and President of the Major Accounts Services Division. Before joining ADP, Mr. Stoeckert served as President of two financial services and transaction processing divisions at Ryder System, Inc., and as Senior Vice President of Strategy and Corporate Development. Mr. Stoeckert presently serves on the board of directors of Theragenics Corporation (a medical device company) and as a Senior Advisor to Bridge Growth Partners, LLC. (a private equity firm). During the past five years, Mr. Stoeckert also served on the board of directors of Onvia, Inc. Mr. Stoeckert has a broad domestic and international business leadership background including strategic planning, finance, technology, mergers and acquisitions and operational expertise, and brings to the board significant related industry experience from his leadership roles at ADP and Ryder System, Inc.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE EIGHT NOMINEES NAMED IN THIS PROXY STATEMENT FOR ELECTION AS DIRECTORS.

2021 Proxy Statement	24

The Brink’s Company
PROPOSAL NO. 2—ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
The Company is seeking shareholder approval of an advisory resolution to approve the compensation of the Company’s named executive officers as disclosed in this proxy statement.
The Company maintains a pay for performance compensation philosophy and an executive compensation program that is designed to:
•incentivize and reward executives who contribute to the achievement of the Company’s business objectives and the creation of long-term shareholder value, without encouraging unnecessary and excessive risks;
•attract, retain and motivate talented executives to perform at the highest level and contribute significantly to the Company’s success;
•align the interests of the named executive officers with those of shareholders through equity-based LTI awards and robust stock ownership guidelines; and
•provide an appropriate and balanced mix of short-term and long-term compensation elements.
In deciding how to vote on this proposal, the Board asks that you consider the following key points with respect to our executive compensation program:
•We pay for performance. The 2020 compensation awarded to the named executive officers reflects the compensation principles listed above as well as the Company’s results for the year.
•Response to the Impact of COVID-19. The Compensation Committee made several changes to our compensation programs in 2020 to align them with the impact the pandemic and the resulting global economic crisis had on the Company and the Company’s new priorities. In March, health conditions and economic activity began to be significantly impacted by government and customer actions in response to the pandemic. These actions led to reduced customer volumes, changes to operating procedures and increases in costs, all of which negatively impacted the Company’s revenue outside of the control of management. The Compensation Committee assessed the Company’s revised and immediate business strategy in response to the pandemic to prioritize health and safety, maximize liquidity, and strengthen the core business model for increased profitability during periods of lower revenue to position the Company for future growth. In light of the uncertainty, the Compensation Committee took actions to:
•reverse and eliminate 2020 merit increases;
•temporarily reduce the base compensation of our CEO by 25% and of our senior executives, including our named executive officers, by 15% for a period that extended from April 9 through July 31, 2020;
•temporarily suspend matching employer contributions in our 401(k) Plan and Deferred Compensation Program for senior executives from April 1 through December 31, 2020.
The annual incentive performance metrics established by the Compensation Committee in February 2020 before scope of the pandemic was widely understood, were re- evaluated in light of both the significant change in the economic environment and the Company’s new priorities. The Compensation Committee considered leaving the metrics unchanged and using discretion at the end of the year, but reflected on the possibility that the goals were no longer reasonably achievable due to the uncertainty of health conditions and economic activity impacted by government and customer actions. The Compensation Committee assessed how best to measure performance against the Company’s new 2020 priorities. In July 2020, the Compensation Committee chose a more motivational and objective approach and changed the Company performance metric to replace the full year non-GAAP operating profit and revenue targets with fourth-quarter 2020 non-GAAP operating profit margin (with

25	2021 Proxy Statement

PROPOSAL NO. 2—ADVISORY VOTE TO APPROVE
NAMED EXECUTIVE OFFICER COMPENSATION
target levels based on various year-over-year revenue levels) in light of the expected reduction in revenue due to the ongoing COVID-19 pandemic. This metric aligned with attaining realizable goals under the Company’s revised strategy to optimize profitability, and was more relevant during the pandemic and resulting economic crisis when management was viewed to have greater control over influencing operating profit margin and less control over influencing revenue. Regardless of 2020 actual revenue, the Revised 2020 BIP payout was set at a level so that participants (including named executive officers) would only receive the maximum payout if fourth-quarter 2020 non-GAAP operating profit margin met or exceeded actual fourth-quarter 2019 non-GAAP operating profit margin. We believe the metric change had a significant impact on the Company’s success in improving fourth-quarter 2020 non-GAAP operating profit despite lower revenue levels. In consideration of both the change in performance metrics and the uncertainty in the economic environment, the Compensation Committee reduced 2020 annual incentive target opportunities from 100% to 65%, and reduced the maximum opportunity from 200% to 97.5%, or 150% of the reduced target opportunity level. Actual 2020 annual incentives were paid according to the Company’s performance which exceeded the maximum target under the Revised 2020 BIP, as well as combined operating performance (as applicable) and individual performance.
LTI awards consisted of IM PSU, TSR PSU, Stock Option and RSU awards to ensure continued alignment between executive officer compensation and long-term shareholder value. Mr. Pertz’s annual 2020 LTI award was provided entirely in performance-based equity – 80% in IM PSUs and 20% in TSR PSUs. He received no Stock Options. The increase in Mr. Pertz’s award was in recognition of both the significant achievements in the first three-year strategic plan period, 2017–2019 (Strategic Plan 1), including exceeding financial targets, and a retention / incentive component related to Mr. Pertz’s critical role in driving the Company’s Strategic Plan 2 from 2020-2022 and the development and deployment of Strategy 2.0.
In December 2020, the Compensation Committee concluded an evaluation it had undertaken with its independent compensation consultant of the impact that the ongoing COVID-19 pandemic had on the retentive value of our LTI program, and various approaches to mitigate retention risk. The Compensation Committee considered canceling outstanding IM PSUs and replacing them with different equity vehicles and performance metrics. The Compensation Committee balanced the adjustments made to the 2020 annual incentive, the diversity of incentive metrics and the long-term nature of the equity awards, which align with shareholder experience. In response, the Compensation Committee made a one-time LTI award of RSUs to senior executives, including our named executive officers, to (1) reward executives for decisive actions taken to protect the safety of our employees and customers and to optimize profitability during 2020, and (2) incentivize executives to stay through the uncertainty of the ongoing pandemic and drive improvement in key financial metrics, including stock price recovery, accelerate the execution of the Company’s Strategy 2.0 initiatives, position the Company to be operationally stronger as it emerges from the impacts of the pandemic and fully execute on the remaining two years of SP2.
•The Compensation Committee regularly reviews the Company’s executive compensation program. The Compensation Committee reviews the Company’s executive compensation program, including with its independent compensation consultant, to ensure that it is aligned with the competitive market and reflects the compensation principles listed above. The Compensation Committee considered market practices with its independent consultant in developing a response to the impact of COVID-19.
•The executive compensation program is designed to align the interests of executives and shareholders. The LTI program is designed to ensure strong alignment with shareholder value through payment in shares of Brink’s Common Stock. A significant portion of the LTI program is performance-based, designed to drive the Company’s strategic and financial performance and relative total shareholder return.
•There are no tax gross-ups upon a change in control for executive officers and no excessive perquisites. None of the Company’s executive officers is subject to

2021 Proxy Statement	26

The Brink’s Company
any agreement or policy that provides excise tax gross-ups upon a change in control. We provide limited perquisites to our executive officers.
•The Compensation Committee uses an independent compensation consultant. The Compensation Committee’s consultant reports directly to the Committee and does not perform any work for management. In performing its services, the consultant works closely with management at the Committee’s direction.
•We engage with our shareholders. The Company maintains a shareholder outreach program to connect with shareholders throughout the year to gain insight into shareholders’ perspectives on key governance and compensation issues.
You are encouraged to review the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative on pages 28 through 63 of this proxy statement, which provide a comprehensive review of the Company’s executive compensation program and its elements, objectives and rationale.

In accordance with Section 14A of the Exchange Act rules, shareholders are asked to approve the following non-binding resolution:
“RESOLVED, that the Company’s shareholders approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2020 Summary Compensation Table, the other related tables and the accompanying narrative on pages 28 through 63.”
The Company holds this non-binding advisory vote annually. The shareholder vote on this proposal will be non-binding on the Company and the Board and will not be construed as overruling a decision by the Company or the Board. However, the Board and the Compensation Committee value the opinions that shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as they deem appropriate.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE NON-BINDING RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION

27	2021 Proxy Statement

The Brink’s Company
COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary
2020 CD&A
This Compensation Discussion and Analysis (“CD&A”) and the executive compensation tables that follow describe the compensation of the Company’s named executive officers:
•Douglas A. Pertz, President, Chief Executive Officer and President, North America
•Ronald J. Domanico, Executive Vice President and Chief Financial Officer
•Michael F. Beech, Executive Vice President and President, Latin America and Global Security
•Dana C. O’Brien, Senior Vice President and General Counsel
•Raphael J. Shemanski, Senior Vice President and President, Brink’s U.S. and Canada
Information about named executive officers’ 2020 salaries can be found under “Base Salary” on page 35. Information about annual incentive targets and awards appears under “Annual Cash Incentives Awards–BIP” beginning on page 35. Information about 2020 LTI targets and awards appears under “Long-Term Incentive Compensation” beginning on page 39. Although Mr. Shemanski was not an executive officer in 2018, information about his 2018 compensation is included in the comparative tables presented in this CD&A to provide context for 2019 and 2020 compensation amounts.
2020 in Review
Like many other companies, in 2020, we experienced challenges as a result of the COVID-19 pandemic. However, despite the pandemic and resulting economic conditions that adversely affected our results during the year, our decisive actions to maximize liquidity, preserve cash and reduce both variable and fixed costs, led to improved operating profit margin that is expected to continue to grow in 2021. Our actions strengthened our core business model for increased profitability during periods of lower revenue positioning Brink’s for future growth as revenue recovers and we continue implementing our Strategy 2.0 initiatives. During 2020, we continued to execute in key areas as a part of our overall strategy, including expanding Strategy 1.0 Wider and Deeper initiatives and substantially completing the acquisition of the cash operations of U.K.-based G4S plc (which was fully closed in early 2021). Following are key financial performance metrics that are monitored by management and the Board, reported to shareholders, and used in determining compensation amounts for the named executive officers.

________________

*
These non-GAAP financial measures are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). See page 37 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for a reconciliation of non-GAAP operating profit and revenue to the most directly comparable GAAP financial measures.

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The Brink’s Company
2020 Annual and Long-Term Incentive Payouts
The Compensation Committee established specific, rigorous financial goals for the BIP in February 2020 before the scope of the pandemic was widely understood. These goals were tied to annual operating profit and revenue.
In March, health conditions and economic activity began to be significantly impacted by government and customer actions in response to the pandemic. These actions led to reduced customer volumes, changes to operating procedures and increases in costs, all of which negatively impacted the Company’s revenue outside of the control of management. As the Company’s priorities changed in response to the ongoing pandemic and the resulting global economic crisis to focus on health and safety, preserving cash and reducing both fixed and variable costs to optimize profitability at lower revenue levels, the Compensation Committee re-evaluated the annual incentives under the BIP.
The Compensation Committee considered leaving the metrics unchanged and using discretion at the end of the year, but reflected on the possibility that the goals were no longer reasonably achievable due to the uncertainty of health conditions and economic activity impacted by government and customer actions. Additionally, the Compensation Committee assessed whether the established metrics properly measured performance against the Company’s new 2020 priorities.
In July 2020, it chose a more motivational and objective approach and changed performance metrics from annual operating profit and revenue targets to fourth-quarter 2020 non-GAAP operating profit margin (with target levels based on various year-over-year revenue levels) in light of the expected reduction in revenue due to the ongoing COVID-19 pandemic as illustrated in the following chart under the Revised 2020 BIP. This metric aligned with attaining rigorous but realizable goals under the Company’s revised strategy to optimize profitability, and was more relevant during the ongoing pandemic and resulting economic crisis when management was viewed to have greater control over influencing operating profit margin and less control over influencing revenue. In consideration of the change in metric and the uncertainty in the economic environment, the Compensation Committee reduced all BIP target opportunities from 100% to 65% and reduced the maximum opportunity from 200% to 97.5%, or 150% of the reduced target opportunity level.

Revised 2020 BIP – 4Q OP Margin Targets Within Range of Year-Over-Year Revenue

% OP Margin
15.0%
14.5%
14.0%
13.5%
13.0%
12.5%
12.0%
11.5%
11.0%
10.5%
10.0%
14.2%
14.3%
Max (97.5% Payout)
150% of Pool
13.3%
Target (65% Payout)
100% of Pool
12.8%
Threshold (32.5% Payout)
50% of Pool
2019 Performance
12.4%
12.4%
11.4%
10.9%
10.9%
10.4%
91.6%
80%
85%
88%
90%
95%
100%
105%
% of 2019 Revenue

Annual incentive program payout determinations for 2020 for the named executive officers reflect the Company’s performance against the specific, pre-established financial goal of fourth-quarter 2020 non-GAAP operating profit margin under the Revised 2020 BIP. Each of the named executive officers received a 2020 annual incentive payout under the Revised 2020 BIP equal to approximately 97.5% of his or her pre-pandemic target.

The payouts reflect:
•Actual revenue of $1.022 billion and operating profit of $145 million (adjusted by the Compensation Committee to $996 million and $141 million, respectively) and adjusted operating profit margin rate of 14.2% which exceeded the maximum fourth-quarter non-GAAP operating profit margin target of 12.4%;
•performance of the operating companies within each executive’s area of responsibility (where applicable); and

29	2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
•individual performance factors.
The Company believes the Revised 2020 BIP metric change had a significant impact on its success in improving fourth-quarter 2020 non-GAAP operating profit despite lower revenue levels. See the description of 2020 annual incentive payouts beginning on page 37.
Payouts for TSR PSUs for the 2018–2020 performance period reflect TSR at the 38th percentile of the peer companies which resulted in payment of 65% of the target TSR PSUs awarded in 2018.
Payouts for IM PSUs for the 2018–2020 performance period reflect performance above the maximum level of non-GAAP operating profit established by the Compensation Committee and resulted in payment to each named executive officer (other than Mr. Pertz, who was not awarded any IM PSUs for the 2018-2020 performance period) of 200% of the target IM PSUs awarded in 2018. See pages 42-44 for a description of LTI payouts.
2020 Compensation for Chief Executive Officer, Douglas A. Pertz
The primary components of compensation for the Chief Executive Officer consist of base salary, annual incentive and LTI.
In February 2020, the Compensation Committee established a 2020 annual incentive target of 135% of Mr. Pertz’s base salary. Mr. Pertz received an annual incentive payout of $1,316,250 in March 2021, which represented approximately 97.5% of his pre-pandemic target in light of Brink’s performance against the adjusted Company performance goals under the Revised 2020 BIP and Mr. Pertz’s individual performance. In February 2020, the Compensation Committee approved an annual LTI award in the amount of $9,500,000 for Mr. Pertz, which was entirely performance-based and made up of IM PSUs (weighted 80%) and TSR PSUs (weighted 20%). The increase in Mr. Pertz’s award was in recognition of both the significant achievements in the first three-year strategic plan period, 2017–2019 (Strategic Plan 1), including exceeding financial targets, and a retention / incentive component related to Mr. Pertz’s critical role in driving the Company’s Strategic Plan 2 over the Plan period from 2020-2022 and the development and deployment of Strategy 2.0 during that Plan period to meet the market demand for digital cash management solutions.

2020 One-Time LTI Awards
Throughout 2020, the Compensation Committee, in consultation with its independent compensation consultant, assessed the volatile and uncertain macroeconomic environment created by the ongoing COVID-19 pandemic, the corresponding loss of retentive value in our LTI program and the need to take decisive action to retain and motivate senior leadership. The Compensation Committee evaluated various approaches to mitigate retention risk, including canceling outstanding IM PSUs and replacing them with different equity vehicles and performance metrics. The Compensation Committee further considered the adjustments made to the 2020 annual incentive, the diversity of incentive metrics and the long-term nature of the awards, which align with shareholder experience.
In December 2020, the Compensation Committee approved a one-time long-term incentive grant of RSUs to our senior executives, including named executive officers. The awards were designed to (1) reward executives for decisive actions taken to protect the safety of our employees and customers and to optimize profitability during 2020, and (2) incentivize executives to stay through the uncertainty of the ongoing pandemic and drive improvement in key financial metrics, including stock price recovery, accelerate the execution of the Company’s Strategy 2.0 initiatives, position the Company to be operationally stronger as it emerges from the impacts of the pandemic and fully execute on the remaining two years of SP2. These RSUs vest on the second anniversary of the grant date, subject to the executive’s continued service, and will be forfeited in the event of an executive’s termination of employment, including upon retirement.
“Say on Pay” Results and Shareholder Engagement
At the 2020 annual meeting, approximately 90% of votes cast on the “say on pay” proposal approved the compensation awarded to named executive officers.
The Compensation Committee and the Board take into account the results of the “say on pay” vote as they consider the design of the executive compensation program and policies. Although there were changes made to the Company’s executive compensation program as described in this proxy statement due to the ongoing COVID-19 pandemic, there were no changes made to the Company’s executive compensation program in direct response to the 2020 “say on pay” voting results.
Members of management and the Board continue to engage in outreach to the Company’s shareholders to discuss governance and compensation policies and practices and emerging issues.

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The Brink’s Company

Executive Compensation Program Components for 2020
Primary Components
Named executive officer compensation awarded in 2020 consisted of the following primary components. Changes made for 2020 in response to the ongoing COVID-19 pandemic are highlighted in blue.

Compensation Element	How Payout Is Determined	Performance Measures	Purpose
Salary – fixed – paid in cash	Compensation Committee judgment, informed by evaluation of market data	N/A
•Provides compensation at a level consistent with competitive practices
•Reflects role, responsibilities, skills, experience and performance
•Reversed and eliminated 2020 merit increases
•Temporarily reduced salary from April 9 to through July 31, 2020 due to uncertainties during the ongoing COVID-19 pandemic

Annual Incentive – variable – paid in cash	Compensation Committee review of performance against pre-established financial goals and individual performance, with discretion to reduce payout amounts	•February 2020 BIP Non-GAAP Operating Profit Non-GAAP Revenue •Revised 2020 BIP Fourth-quarter 2020 Non-GAAP Operating Profit Margin (with target levels based on various year-over-year revenue levels)
•Motivates and rewards executives for achievement of annual goals
•Aligns management and shareholder interests by linking pay and performance
•Compensation Committee reduced all BIP target opportunities from 100% to 65% and reduced the maximum opportunity from 200% to 97.5%, or 150% of the reduced target opportunity level in consideration of both the performance metrics change and the uncertainty in the economic environment

Long-Term Incentive: PSUs – variable – paid in stock	Formulaic, with Compensation Committee review of performance against pre-established goals measured over a three-year performance period	•3-year Non-GAAP EBITDA •3-year Relative TSR •Stock price performance	•Motivates and rewards executives for achievement of long-term goals intended to increase shareholder value •Enhances retention of key executives who drive sustained performance
Long-Term Incentive: Stock Options – variable – paid in stock	Options vest at the end of a three-year vesting period and have value only to the extent that the stock price at the time of exercise exceeds the stock price on the grant date	•Stock price appreciation
•Motivates and rewards executives for achievement of long-term goals intended to increase shareholder value
•Enhances retention of key executives who drive sustained performance
•Aligns management and shareholder interests by facilitating management ownership and tying compensation to stock price appreciation over a sustained period

Long-Term Incentive: RSUs – variable – paid in stock	RSUs vest in three, equal annual installments and the value of units depends on stock price at time of vesting	•Stock price performance
•Motivates and rewards executives for achievement of long-term goals intended to increase shareholder value
•Enhances retention of key executives who drive sustained performance
•Aligns management and shareholder interests by facilitating management ownership and tying compensation to stock price performance over a sustained period

31	2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
One-Time LTI Award
In 2020, named executive officers received a one-time LTI award for both recognition and retention.

Compensation Element	Components of Compensation and Purpose
One-Time LTI Awards
A one-time LTI award of RSUs was granted to each of the Company’s senior officers, including the named executive officers, to reward decisive leadership in response to the pandemic during 2020, and encourage retention of key executives to drive and accelerate performance under Strategic Plan 2 in a competitive market for talent.

Secondary Components
Named executive officers may also receive compensation in the form of one or more of the following components:

Compensation Element	Components of Compensation	Purpose
Benefits
•Deferred compensation program participation for U.S. named executive officers
•Company matching contributions on amounts deferred (up to 10% of salary and 10% of any annual incentive payout), the value of which is tied directly to the Company’s stock price
•Executive salary continuation, long-term disability plan, and business accident insurance participation for U.S. named executive officers
•Welfare plans and other arrangements that are available on a broad basis to employees

•Provides for current and future needs of the executives and their families
•Aligns management and shareholder interests by encouraging management ownership of Company stock through participation in the deferred compensation program
•Enhances recruitment and retention
•For 2020, Company matching contributions were suspended from April 1 through December 31, 2020 in light of the uncertainties in the Company’s business related to the impact of the COVID-19 pandemic

Perquisites	•Executive physical examinations	•Provides for health and safety of executives
Severance Pay Plan	•Contingent amounts payable only if employment is terminated without cause, other than by reason of incapacity, or is terminated by the executive with good reason (as defined in the plan)	•Reflects current market practice and enhances retention
Change in Control Severance Benefits	•Contingent amounts payable only if employment is terminated following a change in control	•Encourages the objective evaluation and execution of potential changes to the Company’s strategy and structure

Process for Setting Executive Compensation
Compensation Committee Review Process. The Compensation Committee sets each component of target compensation for the Company’s named executive officers. At least annually, the Compensation Committee undertakes a comprehensive review of competitive market data and information regarding the value of target compensation levels provided to the Company’s Chief Executive Officer and other senior executives, including base salary, target annual incentive and LTI awards.
The Compensation Committee reviews the Chief Executive Officer’s evaluation of the performance of the other named executive officers, as well as his recommendations related to their compensation, when considering named executive officer target compensation and payout determinations. When the Compensation Committee considers base salary adjustments and sets annual incentive and LTI targets, it takes the following factors into account:

Compensation Action	Factors Considered in Determining Target Awards
Base Salary Adjustments	•Competitive market information •Executive’s performance in his or her role
Annual Incentive Targets	•Competitive market information •Criticality of role
LTI Targets	•Competitive market information •Executive’s potential future contributions to the Company •Retention

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The Brink’s Company
With respect to the Chief Executive Officer, the Compensation Committee reviews performance relative to annual objectives and competitive market data in order to make base salary and target annual incentive and LTI determinations and to make recommendations to the Board regarding annual incentive payments. The Compensation Committee is supported in its work by the Company’s Human Resources Department and an independent executive compensation consultant as described in the following paragraphs.
Role of Chief Executive Officer. The Chief Executive Officer annually reviews each named executive officer’s target compensation (other than his own) and recommends changes to elements of a named executive officer’s target total compensation, as necessary, based on the factors identified under “Process for Setting Executive Compensation” above. The Chief Executive Officer makes recommendations regarding payouts for annual incentives in accordance with the terms of the awards. The Compensation Committee considers the Chief Executive Officer’s recommendations in making its own determinations regarding compensation awarded to the named executive officers.
The Chief Executive Officer does not play any role in determining his own compensation.
Role of the Compensation Consultant. The Compensation Committee receives data, analysis and support from Frederic W. Cook & Co., Inc. (“FW Cook”), which serves as the Compensation Committee’s and the Corporate Governance Committee’s independent compensation consultant.
In 2020, FW Cook provided the following services to the Compensation Committee:
•Reviewed the materials prepared for the Compensation Committee by management relative to the 2020 compensation program design for the named executive officers;
•Presented market data and analysis for the Compensation Committee to consider when setting target compensation for named executive officers;
•Reviewed and advised the Compensation Committee on the peer group used for benchmarking executive compensation levels;
•Presented market data and analysis for the Compensation Committee to consider when evaluating the impact of the COVID-19 pandemic on the 2020 compensation program design and target compensation for named executive officers and market practices in response to the pandemic; and
•Reviewed the Company’s proxy statement disclosure, including the CD&A and executive compensation tables, and reviewed and advised on proxy advisory firm reports as well as shareholder engagement efforts.
Compensation Consultant Independence. In retaining FW Cook, the Compensation Committee considered the six factors set forth in Rule 10C-1(b)(4)(i) through (vi) of the Exchange Act. In addition, after review of information provided by each of the members of the Compensation Committee as well as information provided by FW Cook and members of the FW Cook team, the Compensation Committee determined that there are no conflicts of interest raised by the firm’s work with the Compensation Committee.

Factors Considered in Making Compensation Decisions
In determining target and actual compensation for the named executive officers in 2020, the Compensation Committee considered the following key factors.
Performance. The executive compensation program provides the named executive officers with opportunities to receive actual compensation that is greater or less than targeted compensation, depending upon the Company’s financial performance and their individual performance.
Market Competitiveness. The Compensation Committee generally aims to set named executive officer target compensation levels within a +/-15%
range of the market median. Individual positioning may deviate above or below the median range based on individual circumstances such as criticality of the executive’s role, individual performance, need to attract externally-recruited executives and long-term potential to create value for shareholders. The Committee uses two types of market data - survey data and data from a comparison group of companies (the “Peer Group”) in setting executive compensation levels. Survey data is the primary reference point for all named executive officers and Peer Group data is used as an additional reference point for the Chief Executive Officer and Chief Financial Officer roles.

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COMPENSATION DISCUSSION AND ANALYSIS
The Company’s peer group is designed to include companies of comparable size, companies with similar business characteristics (including revenue and market capitalization) and companies with which Brink’s competes for talent and investor capital. In consultation with its independent compensation consultant, the Compensation Committee annually reviews the Company’s peer group. For 2020 compensation, Blackhawk Network, Inc. and DST Systems, Inc. were both removed from the peer group because they were no longer public companies as a result of acquisition transactions. The following companies were included in the Peer Group for 2020 compensation.

Peer Group Companies for 2020 Compensation
ADT LLC	The GEO Group, Inc.	Stericycle, Inc.
Atlas Air Worldwide Holdings	Iron Mountain Incorporated	TFI International
Celestica, Inc.	Landstar System, Inc.	United Rentals, Inc.
Cintas Corporation	Pitney Bowes, Inc.
Diebold Nixdorf	Ryder System, Inc.
Based on the December 2019 market review and resulting 2020 target compensation levels approved by the Committee, aggregate positioning for the named executive officers, other than the Chief Executive Officer, during 2020 was within the median range indicated above for base salary and target cash compensation and at the higher end of the median range for target direct compensation. The 2020 target cash compensation level (base salary and target annual incentive) approved by the Committee for the Chief Executive Officer was at the median range, with target direct compensation (base salary, target annual incentive and target long-term incentive opportunity) above the median in recognition of Mr. Pertz’s successful execution of our Strategic Plan 1 from 2017-2019 with financial results exceeding financial targets, and a retention / incentive component related to Mr. Pertz’s critical role in driving the Company’s Strategic Plan 2 over the Plan period from 2020-2022 and the development and deployment of Strategy 2.0 to meet the market demand for digital cash management solutions. See 2020 Long-Term Incentive Target Award Opportunities beginning on page 40 for additional detail on the long-term incentive opportunities.

Mix of Cash and Stock-Based Compensation and Current, Short-Term and Long-Term Awards. The Compensation Committee considers the competitive market, compensation mix and pay for performance philosophy when setting various components of compensation. The Compensation Committee determined that current and short-term compensation (base salary and annual incentives) should be composed of cash, but that LTI compensation should be composed of stock-based awards that reward the achievement of Company results and increases in Company value over the long-term, and align named executive officers’ interests with the economic interests of shareholders.
In 2020, performance-based compensation (which includes annual incentive targets at 65% of pre-pandemic levels, IM PSUs, TSR PSUs and Stock Options), represented approximately 91% of total target compensation for the Chief Executive Officer and approximately 56% of total target compensation (on average) for the Company’s other named executive officers who were serving as of December 31, 2020, as illustrated in the following charts.

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_____________

*	Target Pay Mix does not reflect temporary salary reductions in 2020 or the one-time LTI awards granted in December 2020.

2020 Compensation Decisions by Component
Base Salary
General
The Compensation Committee’s decisions on base salary levels for the named executive officers are primarily influenced by its review of competitive market information for comparable positions. These decisions are also influenced by the Company’s talent philosophy, which includes differential investment in talent based on the executive’s performance of his or her duties, criticality of the executive’s role to the execution of corporate strategy, and the executive’s potential to impact future business results. For the named executive officers other than the Chief Executive Officer, the Compensation Committee also considers the Chief Executive Officer’s recommended salary adjustments based on position relative to the competitive market information.
Merit Increases
In February 2020, the Compensation Committee approved merit increases of 3% for Messrs. Domanico and Shemanski and Ms. O’Brien and 4% for Mr. Beech to bring compensation in line with current market pay for their respective positions. There was no change to Mr. Pertz’s base salary.
Merit Increase Reversal and Temporary Salary Reductions
In April 2020, in response to the uncertainty and potential impact of the COVID-19 pandemic crisis and related government and customer actions on the Company’s financial results, management recommended and the Committee approved a reversal and elimination of 2020 merit increases and a temporary reduction in base salaries of 25% for Mr. Pertz and 15% for other senior Company managers (including the named executive officers) from April 9 through July 31, 2020.
Annual Cash Incentive Awards—BIP
General
The Company’s annual cash incentive program for named executive officers provides incentive compensation that is variable, contingent and directly linked to Company and country or business unit performance, as applicable. Annual incentive awards are made under the BIP, which governs annual incentives for executives and other employees.
The Compensation Committee sets annual incentive performance metrics and goal(s) under the BIP in February of the performance year. In doing so, the Compensation Committee selects one or more metrics that it believes are aligned with the Company’s financial and strategic goals for the year and selects a target level of performance for each metric that the Compensation Committee believes represents a rigorous goal.
The Compensation Committee generally considers and approves actual annual incentive payments for the prior fiscal year in February, based on the Company’s performance against the pre-established BIP performance goals (as modified by pre-approved adjustments) and each executive’s individual performance. The Compensation Committee approves annual incentive payments to all executive officers, with the exception of the Chief Executive Officer. The Board approves any annual incentive

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payments to the Chief Executive Officer upon the recommendation of the Compensation Committee. In determining annual incentive payouts, the Compensation Committee and the Board consider Company financial results, the performance of the Chief Executive Officer and the other named executive officers and the recommendations of the Chief Executive Officer (with respect to the other named executive officers).
2020 Annual Incentive Goal Setting
In February 2020, the Compensation Committee approved two performance metrics for 2020 annual incentives under the BIP: non-GAAP operating profit (75% weighting) and non-GAAP revenue (25% weighting) to ensure focus on improving profitability while at the same time growing the Company’s business. The Compensation Committee approved non-GAAP operating profit performance goals of $400 million at threshold, $430 million at target and $460 million at maximum and non-GAAP revenue performance goals of $3.625 billion at threshold, $3.775 billion at target and $3.925 billion at maximum. These goals represent rigorous objectives for our named executive officers and align with shareholder interests.
Re-evaluation of 2020 Annual Incentive Goals
In March, health conditions and economic activity began to be significantly impacted by government and customer actions in response to the pandemic. These actions led to reduced customer volumes, changes to operating procedures and increases in costs, all of which negatively impacted the Company’s revenue outside of the control of management. The Compensation Committee considered leaving the metrics unchanged and using discretion at the end of the year, but reflected on the possibility that the goals were no longer reasonably achievable due to the uncertainty of health conditions and economic activity impacted by government and customer actions. Additionally, the Compensation Committee assessed whether the established metrics properly measured performance against the Company’s new 2020 priorities. Instead, in July 2020 the Compensation Committee chose a more motivational and objective approach and changed performance metrics to align with attaining rigorous but realizable goals under the Company’s revised strategy to optimize profitability. The Compensation Committee replaced annual non-GAAP operating profit and revenue with fourth-quarter 2020 non-GAAP operating profit margin (with target levels based on various year-over-year revenue levels) in light of the expected reduction in revenue due to the ongoing COVID-19 pandemic as illustrated in the following graph. This metric was more relevant to measure performance against the Company’s new 2020 priorities during the crisis when management was viewed to have greater control over influencing operating profit margin and less control over influencing revenue.
The target fourth-quarter 2020 non-GAAP operating profit margin rate of 11.4% was set by adjusting fourth quarter 2019 operating profit margin rate to remove the impact of certain one-time benefits in the Company’s Brazil business. Participants (including named executive officers) would only receive the maximum payout if fourth-quarter 2020 non-GAAP operating profit margin exceeded adjusted fourth quarter 2019 operating profit margin by at least one percentage point at substantially reduced revenue. In consideration of both the change in performance metrics and the uncertainty in the economic environment, the Compensation Committee made two changes to the payout curve to (1) reduce all BIP target opportunities from 100% to 65% and (2) reduce the maximum opportunity from 200% to 97.5%, or 150% of the reduced target opportunity level.

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Each year, in connection with the approval of the annual incentive performance goals, the Compensation Committee also approves specific adjustments that the Compensation Committee may make at the end of the year to the performance results against the goal. In February 2020, the Compensation Committee determined that, when considering performance against the 2020 non-GAAP operating profit and revenue performance goals, it would exclude the positive or negative impact of acquisitions and divestitures, the positive or negative impact of foreign exchange translation versus the foreign exchange rates used in the 2020 business plan (except for highly inflationary countries, where 50% of such foreign exchange translation would be excluded) and the impact of unusual or infrequently occurring events, initiatives or transactions. In July 2020 when the Compensation Committee approved the Revised 2020 BIP, it approved the use of the same adjustments when considering performance against fourth quarter non-GAAP operating profit margin, with updates necessary to reflect the Company’s revised 2020 business plan at the time.
The Compensation Committee applies straight-line interpolation for determining award payouts when performance results fall between the goals above.
2020 Annual Incentive Target Award Opportunities
In February 2020, the Compensation Committee established 2020 annual incentive targets for the named executive officers. The annual incentive target is expressed as a percentage of annual base salary and is designed to be indicative of the incentive payment that each named executive officer would expect to receive on the basis of strong performance by the Company against the performance goals for the BIP. Annual incentive targets for 2020 were approved for each of the named executive officers by the Compensation Committee in February 2020, as set forth in the following table. The terms of the BIP prohibit incentive payments that exceed 200% of a named executive officer’s annual incentive target unless approved by the Compensation Committee in recognition of extraordinary contributions related to strategic initiatives or transactions. The Revised 2020 BIP reduced the maximum opportunity from 200% to 97.5%. The following table compares 2020 annual incentive targets as approved in February and then modified under the Revised 2020 BIP to 2019 annual incentive targets for each of the named executive officers.

			2020 Original BIP (Feb)		2020 Revised BIP (July)
Named Executive Officer	2019 Annual Incentive Target	Target as a % of 2019 Salary	2020 Annual Incentive Target	Target as a % of 2020 Salary	2020 Annual Incentive Target	Target as a % of 2020 Salary
Mr. Pertz	$1,350,000	135%	$1,350,000	135%	$877,500	88%
Mr. Domanico	562,500	90%	562,500	90%	365,625	59%
Mr. Beech	408,750	75%	408,750	75%	265,688	49%
Ms. O'Brien	240,333	70%	360,500	70%	234,325	46%
Mr. Shemanski	480,000	80%	480,000	80%	312,000	52%

2020 Annual Incentive Payouts
In February 2021, the Compensation Committee (and the independent members of the Board for Mr. Pertz) approved 2020 annual incentive payouts for the named executive officers. To determine the actual annual incentive payments for the named executive officers, the Compensation Committee (and the independent members of the Board) considered the Company’s fourth-quarter 2020 non-GAAP operating profit margin against the target established as part of the Revised 2020 BIP (“Company Performance”) as well as each executive’s individual performance (“Individual Performance”).
For Messrs. Beech and Shemanski, the Compensation Committee also considered the performance of the operating companies within each executive’s scope of responsibility, which is referred to as Combined Operating Performance.

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Annual Incentive Payout Calculation for Messrs. Pertz and Domanico and Ms. O’Brien

Annual Incentive Payout Calculation for Messrs. Beech and Shemanski
The Company Performance Factor was determined by the Compensation Committee to be 97.5%, which reflects the Company’s adjusted fourth-quarter 2020 non-GAAP operating profit margin results of 14.2% with fourth-quarter 2020 revenue of $1.022 billion (which was approximately 92% of fourth-quarter 2019 revenue).
In approving the results used to determine annual incentive funding and the Company Performance Factor, the Compensation Committee considered the Company’s reported fourth-quarter 2020 non-GAAP operating profit results of $145 million and non-GAAP revenue results of $1.022 billion, which were then adjusted downward to remove the impact of certain foreign exchange translation and upward to remove certain expenses related to non-cash long-term incentive compensation and personal protective equipment. Non-GAAP operating profit is reconciled to the most directly comparable GAAP measure on page 37 of the Company’s 2020 Annual Report on Form 10-K.
In addition to above target-Company performance that resulted in a Company Performance Factor of 97.5%, the Compensation Committee also considered Mr. Pertz’s recommendations regarding both Individual Performance and the executive team’s collective performance in successfully managing the business through the extraordinary challenges faced during the ongoing pandemic.
The annual incentives approved by the Committee reflect the maximum payout (97.5% of pre-pandemic target) under the Revised 2020 BIP with no adjustments. The Committee considered Mr. Pertz’s recommendations and the Individual Performance of each named executive officer as summarized in the following paragraphs.
For Mr. Domanico, the Committee considered overall leadership of the Company’s financial operations, decisive action taken during the pandemic to optimize profitability and liquidity, including the amendment of existing credit arrangements and the issuance of new debt securities and his critical role in the acquisition of the majority of the cash operations of G4S plc.
For Mr. Beech, the Committee considered his continued strong leadership in the Latin America segment and the global security organization, including execution of restructuring actions in response to the pandemic, as well as his leadership in implementing Strategy 1.0 Wider and Deeper initiatives, further strengthening our continuous improvement culture globally and positioning the Company for improved profitability.
For Ms. O’Brien, the Committee considered leadership taken to continue to enhance the structure and effectiveness of the global legal and compliance organization with enhanced legal services strengthening key areas supporting the Company’s culture, compliance and risk mitigation, as well as her critical support related to the G4S acquisition and the development of Strategy 2.0 globally.
For Mr. Shemanski, the Committee considered strong U.S. results leading to a higher profit margin, despite lower revenue, driven by decisive cost restructuring actions. These results also reflected continued implementation of synergies related to the Dunbar acquisition and continuous improvement initiatives.
Mr. Pertz’s annual incentive award was approved by the Board at the maximum payout (97.5% of pre-pandemic target) under the Revised 2020 BIP with no adjustments. The Board considered Mr. Pertz’s strong leadership of the Company through the uncertainty of the ongoing pandemic. Mr. Pertz prioritized health and safety, preserved liquidity and strengthened our core business model to optimize profitability. He continued to deliver on key areas in our overall strategy, including global continuous improvement, the successful completion of the G4S acquisition and

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led the development and deployment of Strategy 2.0 to meet the market demand for digital cash management solutions.
The following table compares the actual annual incentive payments for 2020 calculated under the Revised 2020 BIP to: (1) what would have been paid under the pre-pandemic BIP approved in February 2020; and (2) 2019 actual incentive payments for each of the named executive officers. The 2020 annual incentive payment for each named executive officer is less than 100% of his or her February 2020 BIP target, and is based upon target base salaries without regard to the temporary reduction in base salary made in connection with uncertainty during the pandemic. Annual incentive payments are also shown in the Summary Compensation Table on page 48.

Name	2019 Actual Annual Incentive Payment	2020 Annual Incentive Target	2020 Annual Incentive Target	2020 Actual Annual Incentive Payment
Mr. Pertz	$ 1,309,770	$1,350,000	$877,500	$1,316,250
Mr. Domanico	496,125	562,500	365,625	548,438
Mr. Beech	436,226	408,750	265,688	398,531
Ms. O'Brien	211,974	360,500	234,325	351,488
Mr. Shemanski	371,616	480,000	312,000	468,000

Long-Term Incentive Compensation
General
The Company provides LTI compensation to ensure that a significant portion of named executive officer compensation is tied to the Company’s long-term results and increases in shareholder value. In 2020, the Compensation Committee approved LTI awards to named executive officers that included IM PSUs, TSR PSUs, and for all executives other than Mr. Pertz, Stock Options and RSUs.
Internal Metric PSUs. The performance period for the
IM PSUs is generally three years, beginning on January 1 of the first year of the performance period and ending on December 31 of the third year of the performance period. Named executive officers benefit from IM PSUs only to the extent Brink’s achieves performance goals determined by the Compensation Committee at the beginning of the performance period. After the conclusion of the performance period, IM PSU payouts will be in shares of Brink’s Common Stock and will range from 0 to 200% of the target award. The number of shares ultimately paid will depend on performance against the goals established by the Compensation Committee.
Relative TSR PSUs. The performance period for the TSR PSUs is generally three years, beginning on January 1 of the first year of the performance period and ending on December 31 of the third year of the performance period. Named executive officers benefit from TSR PSUs only to the extent Brink’s achieves performance goals determined by the Compensation
Committee at the beginning of the performance period. After the conclusion of the performance period, TSR PSU payouts will be in shares of Brink’s Common Stock and will range from 0 to 200% of the target award. The number of shares ultimately paid will depend on performance against the goals established by the Compensation Committee.
RSUs. Each RSU is the economic equivalent of one share of Brink’s Common Stock and is settled in shares of Brink’s Common Stock. RSUs retain value even if the price of Brink’s Common Stock decreases below the price on the date of grant as long as the named executive officer satisfies the vesting requirements.
Stock Options. Each Stock Option represents an opportunity to purchase a share of the Company’s common stock at the fair market value as of the grant

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date, subject to time-based and/or performance-based vesting conditions.
2020 Long-Term Incentive Target Award Opportunities
The Compensation Committee approved annual LTI awards in February 2020. For each of the named executive officers other than the Chief Executive Officer, 2020 LTI awards included equity awards under the 2017 Equity Incentive Plan composed of IM PSUs (25% of the award), TSR PSUs (25% of the award), RSUs (25% of the award), and Stock Options (25% of the award). For Mr. Pertz, the Committee approved a 2020 LTI award that included IM PSUs (80% of the award) and TSR PSUs (20% of the award). In establishing LTI compensation targets for each named executive officer for 2020, the Compensation Committee considered competitive market information, in the context of the overall LTI compensation philosophy, which takes into account the executive’s skills and experience, individual performance, and potential future contributions to the Company. The Compensation Committee approves LTI awards based on a target dollar value that is then converted into a number of TSR PSUs, IM PSUs, RSUs, and Stock Options, based on the grant date fair value of each award type. The Committee believes this approach is aligned with the market-based LTI grant value determination for each position.
In 2020, the Compensation Committee approved an increase in the annual LTI award for Mr. Pertz, maintaining the reliance on performance-based awards and increasing the proportion of IM PSUs to ensure continued focus on adjusted EBITDA growth. The increase in Mr. Pertz’s award was in recognition of both the significant achievements in the first three year strategic plan period, 2017–2019 (Strategic Plan 1) with financial performance in excess of targets, and a retention / incentive component related to Mr. Pertz’s critical role in driving the Company’s Strategic Plan 2 from 2020-2022 and the development and deployment of Strategy 2.0 to meet the market demand for digital cash management solutions. Two-thirds of Mr. Pertz’s 2020 LTI award is eligible for continued vesting following a qualified retirement under the terms of the 2017 Equity Incentive Plan and, to further support retention, one-third of Mr. Pertz’s 2020 LTI award will only be eligible for continued vesting following a qualified retirement under the 2017 Equity Incentive Plan if Mr. Pertz remains an employee through December 31, 2022. The Compensation Committee also approved an increase in the annual LTI award for Mr. Domanico. Similarly, this increase in LTI reflects both successful completion of the Company’s Strategic Plan 1 (2017-2019) as well as an incentive component for him to guide and execute the financial strategy underlying Strategic Plan 2 (2020-2022). Increases in LTI awards for Mr. Beech were made to bring his LTI target in line with market for his position.
One-Time LTI Awards
In December 2020, the Compensation Committee granted RSUs to each of the Company’s executive officers, including the named executive officers, to (1) reward executives for decisive actions taken to protect the safety of our employees and customers and to optimize profitability during 2020, and (2) incentivize executives to stay through the uncertainty of the ongoing pandemic and drive improvement in key financial metrics, including stock price recovery, accelerate the execution of the Company’s Strategy 2.0 initiatives, position the Company to be operationally stronger as it emerges from the impacts of the pandemic and fully execute on the remaining two years of SP2. In making the awards, the Committee considered the volatile and uncertain macroeconomic environment created by the ongoing COVID-19 pandemic, and the loss of retentive value of existing LTI compensation. The Awards were developed in consultation with the Committee’s independent compensation consultant to address near term uncertainty while keeping the executives’ LTI compensation aligned with creating shareholder value. The Awards further enhance the alignment of the interests of executives with those of the Company’s shareholders over the next two years by maintaining a meaningful portion of their compensation opportunity in Company stock. The Awards vest on the second anniversary of the grant date, subject to the executive’s continued service, and will be forfeited in the event of an executive’s termination of employment, including upon retirement.
The following table sets forth the aggregate amount of LTI award opportunities approved by the Compensation Committee for 2020, for each of the named executive officers. The equity awards appear in the Grants of Plan-Based Awards Table on page 50.

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Name	Annual 2019 Long-Term Incentive Compensation (1)	Annual 2020 Long-Term Incentive Compensation (1)	% Change (from Annual 2019 LTI amounts)	One-Time 2020 Long-Term Incentive Award
Mr. Pertz	$5,800,000	$9,500,000	63.8%	$2,000,000
Mr. Domanico	1,250,000	2,000,000	60.0%	600,000
Mr. Beech	725,000	800,000	10.3%	400,000
Ms. O'Brien	750,000	750,000	—	300,000
Mr. Shemanski	1,100,000	1,100,000	—	400,000
_____________________
(1)The value of equity awards included in total LTI compensation is calculated using assumptions for financial reporting purposes; therefore the target amounts in the table above differ from the amount reported in the Summary Compensation and Grants of Plan Based Awards Tables. See Note 18 to the Company’s financial statements in its Annual Report on Form 10-K for the year ended December 31, 2020. See also footnote 1 to the Summary Compensation Table on page 48.
2020 Equity Awards
Internal Metric PSU Awards. In 2020, IM PSUs represented 25% of the LTI award for each named executive officer other than the Chief Executive Officer, whose IM PSUs represented 80% of his award. In February 2020, the Compensation Committee established three year non-GAAP EBITDA as the performance metric for the IM PSUs awarded in 2020 to incentivize leaders to execute our organic and acquisition growth strategy, align to one of the most common performance metrics used for LTI plans in our peer group and ensure that we did not have overlap with the metrics in our annual incentive plan.

The IM PSUs awarded in 2020 are subject to a three-year performance period that began on January 1, 2020 and will end on December 31, 2022.
The Compensation Committee established threshold, target and maximum levels of non-GAAP EBITDA for the IM PSUs, which correspond to payouts in shares of Brink’s Common Stock at a rate of 50%, 100% and 200% of target as noted in the following table.
At the time the Compensation Committee established the target levels of performance, it believed that achievement of the threshold performance level was attainable, but not certain, that target performance would be difficult to achieve, and that the maximum level of performance was possible, but not likely to be achieved.

3-Year Cumulative Non-GAAP EBITDA Performance Levels	Performance Share Units Earned as a Percent of Target
Below Threshold Performance	0%
Threshold Performance	50%
Target Performance	100%
Maximum Performance	200%

Relative TSR PSU Awards. In 2020, TSR PSUs represented 25% of the LTI award for each named executive officer, other than Mr. Pertz for whom TSR PSUs represented 20% of the LTI award. In February 2020, the Compensation Committee established that the Company’s TSR will be determined by the percentile rank of the Company’s TSR for the performance period as compared to the TSR for the performance period for companies in the S&P Mid Cap 400 with foreign revenues that exceed 50% of total revenues. The TSR PSUs awarded in 2020 are subject to a three-year performance period that began on January 1, 2020 and will end on December 31, 2022.
The Compensation Committee established threshold, target and maximum levels of TSR performance, which correspond to payouts in shares of Brink’s Common Stock at a rate of 25%, 100% and 200% of target as noted in the following table.

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3-Year Relative TSR Performance Levels	Performance Share Units Earned as a Percent of Target
Below 25th Percentile Performance	0%
25th Percentile Performance	25%
Median Performance	100%
75th Percentile Performance	150%
90th Percentile Performance	200%
At the time the Compensation Committee established the target levels of performance, it believed that achievement of the threshold performance level was attainable, but not certain, that target performance would be difficult to achieve, and that the maximum level of performance was possible, but not likely to be achieved.
RSU Awards. In 2020, RSUs represented 25% of the LTI award for each named executive officer other than the Chief Executive Officer, who did not receive any RSUs. RSUs awarded as part of the named executive officers’ 2020 LTI awards will vest in three equal annual installments beginning on the first anniversary of the grant date.
Stock Options. In 2020, Stock Options represented 25% of each named executive officer’s LTI award, except for the Chief Executive Officer, who did not receive any stock options. The Stock Options will vest on the third anniversary of the grant date and expire six years after the date of grant.

2020 PSU Payouts
In 2021, the Compensation Committee certified the level of payouts for the TSR PSUs and IM PSUs that were awarded in 2018. The LTI awards to the named executive officers other than the Chief Executive Officer were comprised of TSR PSUs (25%), IM PSUs (25%) RSUs (25%) and Performance Stock Options (25%). For the Chief Executive Officer, LTI awards granted in 2018 were comprised of TSR PSUs (25%) and Performance Stock Options (75%).
The TSR PSU payouts were determined by Brink’s total shareholder return (calculated based on the 20 day average closing stock prices prior to and at the end of the three-year performance period) as compared to companies in the S&P Mid Cap 400 with foreign revenues exceeding 50%. The Compensation Committee certified a payout of TSR PSUs at a level of 65% of target, which reflected TSR at the 38th percentile as compared to the peer companies. Individual payouts to each of the named executive officers appear in the Realized Pay Table on page 49.
The IM PSU payouts for the 2018–2020 performance period were determined by the Company’s performance against threshold, target and maximum levels of non-GAAP EBITDA for the performance period beginning January 1, 2018 and ending December 31, 2020. In February 2021, the Compensation Committee certified Company performance against the goals. The performance exceeded the maximum performance level of $2.101 billion of non-GAAP EBITDA, which resulted in a payout of 200% of target shares to named executive officers, other than the Chief Executive Officer.
The cumulative non-GAAP EBITDA performance result of $2.164 billion reflects adjustments (in accordance with the terms of the 2017 Equity Incentive Plan) for the impact of foreign exchange and acquisitions and divestitures. These adjustments were designed to ensure that participants are neither helped nor hurt by changes in foreign exchange rates or the impact or timing of acquisitions or divestitures.
The following tables demonstrate the Company’s performance against the PSU performance goals, resulting in the payouts described above.

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*    The threshold, target and maximum performance targets were increased during the performance period in light of the acquisitions completed during the performance period. The methodology for making acquisition-related adjustments was approved by the Compensation Committee at the time that the initial performance targets were approved in February 2018. The impact to the performance period target related to the G4S acquisition was $87 million.
**    Reflects pre-approved adjustments, as described above.
Performance Stock Options
In 2018, named executive officers other than the Chief Executive Officer were granted Performance Stock Options that vested on the third anniversary of the grant date only if the average closing price of the Company’s common stock during any 15-day period between the grant date and the three-year anniversary of the grant date is 125% of the closing price on the grant date ($91.81). These stock options expire six years after the date of grant. In 2018, Mr. Pertz was granted Performance Stock Options, a portion of which vested on the third anniversary of the grant date only if the average closing price of the Company’s common stock during any 15-day period between the grant date and the three-year anniversary of the grant date is 125% of the closing price on the grant date ($91.81). The remaining portion, which represented half of the target value of Performance Stock Options awarded to Mr. Pertz in 2018, vest and become exercisable on the third anniversary of the grant date only if the average closing price of the Company’s common stock during any 15-day period between the grant date and the three-year anniversary of the grant date is 150% of the closing price on the grant date ($110.00). All of the Performance Stock Options awarded to the Chief Executive Officer in 2018 expire six years after the date of grant. The Compensation Committee certified in February 2021 that the first performance condition

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had been satisfied in January 2020, but that the second performance condition had not been met. Accordingly, all of the Performance Stock Options granted to the named executive officers (other than Mr. Pertz) vested. For Mr, Pertz, Performance Stock Options representing half of target value of his Performance Stock Options vested and the remaining Performance Stock Options did not vest and were cancelled.
Tax Deductibility
Prior to the adoption of the Tax Cuts and Jobs Act of 2017 on December 22, 2017 (“Tax Reform”), under Section 162(m) of the Code, compensation in excess of $1,000,000 paid in any one year to a publicly-held corporation’s covered employees who are employed by the corporation at year-end would not be deductible for federal income tax purposes unless the compensation was considered “qualified performance-based compensation” (or another exemption is met). Covered employees included the Chief Executive Officer and the three other most highly-compensated executive officers as of the last day of the taxable year other than the Chief Executive Officer or Chief Financial Officer.
As a result of Tax Reform: (i) the exception for qualified performance-based compensation was eliminated effective for tax years beginning on or after January 1, 2018, (ii) the definition of “covered employees” was expanded to include the Chief Financial Officer, and (iii) “covered employee status” was made permanent for any executive who was a “covered employee” for any tax year beginning after December 31, 2016. However, performance-based compensation arrangements pursuant to written binding contracts in effect as of November 2, 2017 may continue to be treated as performance-based compensation and are deductible so long as the arrangements are not modified thereafter in any material respect (“162(m) Transition Relief”).
We believe that PSU payouts for the 2017-2019 performance periods and Stock Option awards granted in 2017 that are subject to award agreements entered into prior to November 2, 2017 and not subsequently materially modified, will continue to be deductible under the 162(m) Transition Relief.
There can be no guarantee, however, that amounts potentially subject to the Section 162(m) Transition Relief limitations will be treated by the Internal Revenue Service as qualified performance-based compensation under Section 162(m) Transition Relief or that such amounts will be deductible by the Company. As described above, a number of requirements must be met under Section 162(m) of the Code and the corresponding 162(m) Transition
Relief in order for particular compensation to qualify for the exception. There can be no assurance that amounts intended to constitute “qualified performance-based” compensation under the 162(m) Transition Relief, including, if applicable, amounts payable under the Company’s LTI program, will be fully deductible under all circumstances. In addition, the Company reserves the flexibility to award non-deductible compensation in circumstances where the Company believes, in its good faith business judgment, that such an award is in its best interest in attracting or retaining capable management.
Equity Grant Practices
The Company does not strategically time LTI awards in coordination with the release of material non-public information and has never had a practice of doing so. It is Company policy not to engage in backdating options. In addition, the Company has never timed and does not plan to time the release of material non-public information for the purpose of affecting the value of executive compensation. The accounting for PSU, RSU and Option awards granted by the Company is compliant with accounting principles generally accepted in the United States and is disclosed in the Company’s annual and quarterly financial reports filed with the SEC. The determination of grant date fair value for RSUs, PSUs and Options is described on pages 48 and 49. There were no changes to equity grant practices in 2020 as a result of the COVID-19 pandemic.
“Double Trigger” Acceleration of Vesting Following Change in Control
The Compensation Committee has approved terms and conditions for the executive officers’ PSU awards that provide for double trigger vesting of awards upon a change in control—which means that the vesting of these awards will accelerate only upon certain terminations of employment following a change in control as described in the following paragraphs. However, any PSUs that are not assumed or substituted by a successor in violation of the terms of the 2017 Equity Incentive Plan, will immediately vest, and be paid out at either (1) target for IM PSUs (where the change in control occurs in the first 12 months of the performance period); or (2) amounts earned for the portion of the performance period that occurs prior to the change in control for IM PSUs (where the change in control occurs after the first 12 months of the performance period) and for TSR PSUs, if in all instances the employee remains employed through the change in control.
For IM PSUs awarded in 2020, a change in control within the first twelve months of the performance period will result in conversion of the awards to time-

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The Brink’s Company
based RSUs at target level that vest at the end of the performance period. The RSUs resulting from the conversion of IM PSUs will be subject to a double trigger for accelerated vesting. If a change in control occurs after the first twelve months of the performance period, the Compensation Committee will assess performance against the pre-established goals (adjusted for the reduced duration of the performance period) and the IM PSUs will be converted to time based RSUs that vest at the end of the performance period for that number of shares that would have become payable based on the goals (as adjusted) achieved through the date of the change in control. The RSUs resulting from the conversion of IM PSUs will be subject to a double trigger for accelerated vesting.
For TSR PSUs awarded in 2020, a change in control during the performance period will result in conversion of the awards to time-based RSUs that vest at the end of the performance period for that number of shares of Brink’s Common stock that is equal to the number of TSR PSUs that would have become payable based on the goals achieved through the date of the change in control. The RSUs resulting from the conversion of TSR PSUs will be subject to a double trigger for accelerated vesting.
For RSU and Stock Option awards granted in 2020, in the event of a change in control prior to the vesting date, the RSUs and Options will be subject to a double trigger for accelerated vesting.

Benefits
General. The types and amounts of benefits provided to the named executive officers are established based upon an assessment of competitive market factors and a determination of what is needed to attract and retain talent, as well as providing long-term financial security to the Company’s employees and their families. The Company’s primary benefits for the named executive officers include participation in the plans and arrangements listed and summarized in the following paragraphs.
Deferred Compensation Program. The Company maintains the Key Employees’ Deferred Compensation Program for certain of its most highly compensated employees, including all of the named executive officers. Under the deferred compensation program, named executive officers may defer a portion of their compensation, which is invested in mutual funds or converted to units that track Brink’s Common Stock, according to the executive’s elections at the time of enrollment.
Matching contributions by the Company are made in the form of units of Brink’s Common Stock, which are subject to a five-year vesting period from the date of original participation in the program. The deferred compensation program enhances the alignment of the interests of the named executive officers with those of the Company’s shareholders by providing the Company’s executive officers with a further opportunity to meet or make progress against their stock ownership guidelines. The Compensation Committee also believes that the deferred compensation program furthers the Company’s retention goals because Company matching contributions are subject to a five-year vesting period that begins at the time of enrollment in the program.
In July 2020, the Compensation Committee took temporary action due to the uncertainty and potential impact of the ongoing COVID-19 crisis and related government and customer actions on the Company’s financial results to suspend the Company’s matching contributions in our Deferred Compensation Program for senior executives from April 1 through December 31, 2020.
For more information on the Company’s deferred compensation program, see “Non-qualified Deferred Compensation” beginning on page 55.
Executive Salary Continuation Plan. The named executive officers participate along with other senior executives in the Company’s Executive Salary Continuation Plan, which, in the event a participant dies while in the employment of the Company, provides that the Company will pay a designated beneficiary a death benefit equal to three times the participant’s annual salary. This benefit is paid out over a 10-year period following the participant’s death.
Long-Term Disability Plan. The named executive officers participate along with other salaried employees in a long-term disability program. In the event that the executive is totally incapacitated, the executive would receive 50% of current annual base salary plus the average of the last three years’ annual incentive payments, with a maximum annual payment of $300,000. These payments would continue (as long as the executive is totally disabled) until the executive reaches the social security normal retirement age.
401(k) and Health and Welfare Plans. Our named executive officers are also eligible to participate in the Company’s 401(k) Plan, health, dental and vision

45	2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
plans, and various insurance plans, including basic life insurance, and the Company’s matching charitable gifts program on the same basis as any other salaried employee.
In July 2020, the Compensation Committee took temporary action to suspend matching employer contributions in our 401(k) Plan for senior executives from April 1 through December 31, 2020 in response to the uncertainty and potential impact of the COVID-19 crisis and related government and customer actions on the Company’s financial results.
Perquisites. For 2020, the Company provided its named executive officers with limited perquisites, for executive physical examinations. Executives bear all tax consequences and are not grossed up.

Severance Pay Plan
The Severance Pay Plan provides severance benefits to eligible employees, including the named executive officers, whose employment is terminated by the Company without cause other than by reason of incapacity or terminated by the participant for good reason. A participant would not be entitled to severance benefits under the Severance Pay Plan if the participant were otherwise eligible for more favorable severance benefits under another arrangement (including a Change in Control Agreement, see the following section, Change in Control Agreements) or in connection with a divestiture in which the participant is offered a comparable position. See “Potential Payments Upon Termination or Change in Control”—Severance Pay Plan beginning on page 58 for additional information about the Severance Pay Plan.

Change in Control Agreements
The Company has change in control agreements with each of the named executive officers that are described under “Potential Payments upon Termination or Change in Control—Change in Control Agreements” beginning on page 60. The Compensation Committee believes that the change in control agreements serve the interests of the Company and its shareholders by ensuring that if a change in control is ever under consideration, the named executive officers will be able to advise the Board whether the potential change in control transaction is in the best interests of shareholders, without being unduly influenced by personal considerations, such as fear of the economic consequences of losing their jobs as a result of a change in control. The change in control agreements are “double trigger,” which means that benefits become available to named executive officers under the agreements only upon a change in control followed by certain terminations of employment. The Compensation Committee believes that a double trigger appropriately protects the legitimate interests of the named executive officers in employment security without unduly burdening the Company or affecting shareholder value in connection with a change in control. The Compensation Committee reviews the potential payments under these agreements each year.

Compensation Recoupment Policy
In the event the Company is required to provide an accounting restatement for any of the prior three fiscal years for which audited financial statements have been completed, due to material noncompliance with any financial reporting requirement under the federal securities laws, the Company will recoup from the executive officers and any recipient of performance-based cash or equity compensation who was directly responsible for the restatement, any performance-based cash or equity-based incentive compensation that they would not have been entitled to receive under the restated results.

Stock Ownership Guidelines and Prohibition Against Hedging and Pledging
The Company maintains stock ownership guidelines for its executive officers in the following amounts:
•Chief Executive Officer—must hold shares of Brink’s Common Stock with a value equal to five times base salary
•All other executive officers—must hold shares of Brink’s Common Stock with a value equal to three times base salary
Shares of Brink’s Common Stock owned outright, deferred compensation stock-based units and vested and unvested RSUs on an after-tax basis (but not unexercised stock options) are all eligible to be

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The Brink’s Company
included for purposes of satisfying the guidelines. Unearned PSUs and unvested stock options do not count towards executive officers’ guidelines. Until an executive officer meets his or her stock ownership guideline, the executive officer must hold at least 50% of any profit shares from stock option exercises, RSU vesting, or payout of any PSUs.
The Company maintains a policy that prohibits directors and executive officers from engaging in any kind of hedging transaction that could reduce or limit the director’s or officer’s economic risk relative to his or her holdings, ownership or interest in Company securities. In addition, directors, executive officers and employees are prohibited from writing call or put options relative to Brink’s securities. Since January 1, 2020, directors and executive officers have been prohibited from pledging Company securities.

COMPENSATION AND BENEFITS COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Susan Docherty, Chair Paul G. Boynton Michael J. Herling

47	2021 Proxy Statement

The Brink’s Company
EXECUTIVE COMPENSATION TABLES

Summary Compensation Table
The following table presents information with respect to compensation of the named executive officers in 2018, 2019 and 2020.

					Non-Equity
					Incentive
			Stock	Option	Plan	All Other
		Salary(1)	Awards(2)	Awards(3)	Compensation(4)	Compensation(5)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)
Douglas A. Pertz	2020	922,349	11,499,846	—	1,316,250	163,344	13,901,789
President and	2019	996,667	4,349,830	1,449,986	1,309,770	294,956	8,401,209
Chief Executive Officer	2018	975,000	1,874,987	5,624,984	1,504,913	380,513	10,360,397
Ronald J. Domanico	2020	596,672	2,099,669	499,986	548438	72,074	3,816,839
Executive Vice President	2019	620,833	937,398	312,487	496125	140,754	2,507,597
and Chief Financial Officer	2018	595,833	937,406	312,489	626,535	168,434	2,640,697
Michael F. Beech	2020	520,525	999,801	199,994	398531	6,627	2,125,478
Executive Vice President	2019	536,500	543,531	181,246	436226	63,117	1,760,620
	2018	491,667	449,892	149,990	439,779	135,710	1,667,038
Dana C. O'Brien	2020	491,631	862,292	187,495	351,488	31,771	1,924,677
Senior Vice President and	2019	366,742	1,062,183	187,485	211,974	238,944	2,067,328
General Counsel
Raphael J. Shemanski	2020	572,795	1,224,793	274,992	468,000	61,603	2,602,183
Executive Vice President	2019	592,051	824,882	274,990	371,616	150,434	2,213,973

______________
(1)Reflects temporary salary reductions imposed from April 9 through July 31, 2020 to mitigate liquidity risk caused by the COVID-19 pandemic. Represents salaries before any deferrals under the Company’s 401(k) Plan and/or Deferred Compensation Program. For a discussion of the Company’s Deferred Compensation Program and amounts deferred by the named executive officers thereunder, including earnings, in 2020, see “Non-qualified Deferred Compensation” beginning on page 55.
(2)Includes the grant date fair value of annual LTI awards approved in February 2020 and the one-time LTI awards approved in December 2020. The following table provides additional detail:

Name	2020 Annual LTI Grant Date Fair Value	2020 Special One-Time Grant Date Fair Value
Mr. Pertz	$9,499,857	$1,999,989
Mr. Domanico	1,499,714	599,955
Mr. Beech	599,831	399,970
Ms. O'Brien	562,349	299,943
Mr. Shemanski	824,823	399,970
For the TSR PSUs, the grant date fair value was computed in accordance with FASB ASC Topic 718 based on a Monte Carlo simulation model. For the IM PSU and RSU awards, the grant date fair value was computed in accordance with FASB ASC Topic 718 based on the stock price at the grant date and discounted because units do not receive or accrue dividends during the vesting period. The stock price at the date of grant was based on the closing price per share of Brink’s Common Stock on the respective grant dates, as reported on the New York Stock Exchange. The actual value a named executive officer may receive depends on achievement of pre-established program goals and market prices and there can be no assurance that the amounts reflected in the Stock Awards column will actually be realized. The following table sets forth the 2020 IM PSUs at the grant date fair value and at the maximum potential value at the highest level of performance for each named executive officer:

	2020 IM PSU Grant Date Fair Value	Maximum Potential Value at
Name		Highest Level of Performance(a)
Mr. Pertz	$7,599,934	$15,199,868
Mr. Domanico	499,870	999,740
Mr. Beech	199,948	399,896
Ms. O'Brien	187,451	374,902
Mr. Shemanski	274,929	549,858
(a)The maximum potential fair value that could be recognized for financial reporting purposes would be based on a maximum payout of 200% for performance at the highest level of adjustment of the pre-established program goals.

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The Brink’s Company
(3)The grant date fair value for the Option awards was computed in accordance with FASB ASC Topic 718. For the 2020 and 2019 Option awards, fair value was computed based on the Black-Scholes-Merton option pricing model. For the 2018 Performance Stock Option awards, fair value was computed based on a Monte Carlo simulation. The stock price at the date of grant was based on the closing price per share of Brink’s Common Stock on the respective grant dates, as reported on the New York Stock Exchange. The actual value a named executive officer may receive depends on market prices and, for the 2018 Option awards, additionally on achieving pre-established market prices. As a result, there can be no assurance that the amounts reflected in the Option Awards column will actually be realized.
(4)Represents amounts paid under the BIP with respect to 2020 and 2019 performance and the Executive Incentive Plan (“EIP”) with respect to 2018 performance, before any employee deferrals under the Company’s Deferred Compensation. For a discussion of the Company’s Deferred Compensation Program and amounts deferred by the named executive officers thereunder, including earnings in 2020, see “Nonqualified Deferred Compensation” beginning on page 55.
(5)For 2020, includes items and amounts for each of the named executive officers as set forth below. Matching Company contributions on deferrals of compensation made in 2020 under both our 401(k) Plan and Deferred Compensation Program were suspended from April 1, through December 31, 2020 to mitigate liquidity risk caused by the COVID-19 pandemic. Amounts shown in the following table reflect matching contributions made prior to April 1, 2020.

	Matching		Matching	Supplemental
	Contribution	401(k) Plan	Contribution	Savings Plan
	for Deferred	Matching	for Deferred	Matching
Name	Salary	Contribution	Annual Incentive	Contribution	Total
Mr. Pertz	$25,000	$5,700	$130,977	$1,667	$163,344
Mr. Domanico	15,704	5,700	49,613	1,058	72,074
Mr. Beech	—	5,700	—	927	6,627
Ms. O'Brien	12,937	—	18,834	—	31,771
Mr. Shemanski	15,075	5,700	37,162	3,666	61,603

Realized Pay Table for 2020
The following table provides supplemental disclosure representing the total direct compensation realized by each named executive officer for 2020. The Realized Pay Table includes the salary paid in 2020, annual incentive payouts for the 2020 performance period paid in 2021, the value of PSUs for the 2018-2020 performance period that vested and were paid in shares of common stock in 2021, and the value of RSUs that vested in 2020.
The Realized Pay Table differs substantially from the Summary Compensation Table on page 48 and is not a substitute for that table. The primary difference between the Realized Pay Table and the Summary Compensation Table is that the Realized Pay Table includes the payouts of PSUs after a three-year performance and/or vesting period while the SEC’s calculation of total compensation, as shown in the Summary Compensation table, includes several items that are driven by accounting assumptions. For example, SEC rules require that the grant date fair value of all equity awards (such as RSUs, PSUs and stock options) be reported in the Summary Compensation Table for the year in which they were granted. In some cases, the actual compensation realized by the named executive officers may be different than what is reported in the Summary Compensation Table and compensation reported may not be realized for a number of years, if at all. Furthermore, realized compensation for a named executive officer for any given year may be greater or less than the compensation reported in the Summary Compensation Table for that year depending on fluctuations in stock prices on the grant and vesting dates, differences in equity grant values from year to year and SEC reporting requirements.

Name	Salary ($)	Annual Incentive Payout ($)	Vested RSUs (1) ($)	IM PSU Payout (1) ($)	Relative TSR PSU Payout(1) ($)	Total(2) ($)	Adjusted Summary Compensation Table Total(3) ($)	Realized Pay as a % of Summary Compensation Table Total
Mr. Pertz	922,349	1,316,250	—	—	1,108,174	3,346,773	13,738,445	24%
Mr. Domanico	596,672	548,438	381,826	626,362	184,660	2,337,958	3,744,765	62%
Mr. Beech	520,525	398,531	197,514	300,602	88,628	1,505,800	2,118,851	71%
Ms. O'Brien	491,631	351,488	83,317	—	—	926,436	1,892,906	49%
Mr. Shemanski	572,795	468,000	215,653	551,176	162,449	1,970,073	2,540,580	78%
(1)Mr. Pertz did not receive any RSUs or IM PSUs in 2018. Accordingly, he did not vest in any RSUs or receive any IM PSU payout in 2020. Ms. O’Brien joined the Company in 2019 and therefore received no PSU payout in 2020.
(2)Includes RSUs awarded to Ms. O'Brien in 2019 in connection with joining the Company, which vested in 2020, and includes an off-cycle grant in 2018 to Mr. Shemanski, which vested in 2020.
(3)Adjusted to remove “All Other Compensation” which is not considered realized pay in 2020, as it remains subject to vesting and/or distribution rules under the Company’s 401(k) Plan and Deferred Compensation Program.

49	2021 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Grants of Plan-Based Awards Table
The following table presents information regarding grants of annual incentive awards to the named executive officers during the year ended December 31, 2020 under the BIP and LTI awards under the 2017 Equity Incentive Plan.

									All Other Stock	All Other Option
			Estimated Future Payouts Under			Estimated Future Payouts Under			Awards: Number of	Awards: Number of	Exercise or Base	Grant Date
			Non-Equity Incentive Plan Awards(2)			Equity Incentive Plan Awards(3)(4)			Shares of Stock or	Securities Underlying	Price of Option	Fair Value of Stock
	Award	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards(5)	Awards(6)
Name	Type	Date(1)	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
Douglas A. Pertz	BIP	2/20/2020	438,750	877,500	1,316,250
	IM PSU	2/20/2020				45,915	91,831	183,662				7,599,934
	TSR PSU	2/20/2020				5,022	20,088	40,176				1,899,923
	RSU	12/3/2020							28,752.00			1,999,989
Ronald J. Domanico	BIP	2/20/2020	182,813	365,625	548,438
	IM PSU	2/20/2020				3,020	6,040	12,080				499,870
	TSR PSU	2/20/2020				1,321	5,286	10,572				499,950
	RSU	2/20/2020							5,998			499,894
	Option	2/20/2020								23,640	84.52	499,986
	RSU	12/3/2020							8,625.00			599,955
Michael F. Beech	BIP	2/20/2020	132,844	265,688	398,531
	IM PSU	2/20/2020				1,208	2,416	4,832				199,948
	TSR PSU	2/20/2020				528	2,114	4,228				199,942
	RSU	2/20/2020							2,399.00			199,941
	Option	2/20/2020								9,456	84.52	199,994
	RSU	12/3/2020							5,750			399,970
Dana C. O'Brien	BIP	2/20/2020	117,163	234,325	351,488
	IM PSU	2/20/2020				1,132	2,265	4,530				187,451
	TSR PSU	2/20/2020				495	1,982	3,964				187,458
	RSU	2/20/2020							2,249			187,440
	Option	2/20/2020								8,865	84.52	187,495
	RSU	12/3/2020							4,312			299,943
Raphael J. Shemanski	BIP	2/20/2020	156,000	312,000	468,000
	IM PSU	2/20/2020				1,661	3,322	6,644				274,929
	TSR PSU	2/20/2020				726	2,907	5,814				274,944
	RSU	2/20/2020							3,299			274,950
	Option	2/20/2020								13,002	84.52	274,992
	RSU	12/3/2020							5,750			399,970
______________
(1)The annual IM PSUs, TSR PSUs, RSUs and Options, as applicable, granted to Messrs. Pertz, Domanico, Beech and Shemanski and Ms. O’Brien on February 20, 2020 and the one-time LTI awards of RSUs granted to each of the named executive officers on December 3, 2020 were all granted under the 2017 Equity Incentive Plan. See “Equity Award Grants” on page 51.
(2)Amounts in this column represent annual incentive targets under the BIP for 2020 paid in 2021. Under the Revised 2020 BIP, payouts can range from 0% to 97.5%. Actual payouts under the BIP are included in the “non-equity incentive plan compensation” column of the Summary Compensation Table on page 48.
(3)Amounts in this column represent TSR PSUs awarded for the 2020-2022 performance measurement period. In 2023, the Compensation Committee will determine the PSU payout based on the Company’s TSR compared to S&P MidCap 400 companies with foreign revenues that exceed 50% of total revenues, multiplied by the number of target units. The number of TSR PSUs ultimately paid can range from 0% to 200% of the PSUs awarded. There is no minimum number of shares that will be paid under these awards. Because payment will be made in shares of Brink’s Common Stock, the actual value of the earned awards is based on the price of Brink’s Common Stock at the time of payment.
(4)Amounts in this column represent IM PSUs awarded for the 2020-2022 performance measurement period. In, 2023 the Compensation Committee will determine the PSU payout, based on the Company’s performance against pre-established goals multiplied by the number of target units. The number of IM PSUs ultimately paid can range from 0% to 200% of the PSUs awarded. There is no minimum number of shares that will be paid under these awards. Because payment will be made in shares of Brink’s Common Stock, the actual value of the earned awards is based on the price of Brink’s Common Stock at the time of payment.
(5)In accordance with the Company’s 2017 Equity Incentive Plan, the exercise price for the Options reported in this column was based on the closing price of Brink’s Common Stock on the grant date, as reported on the New York Stock Exchange.
(6)Grant date fair value for all equity awards was computed in accordance with FASB ASC Topic 718. For the TSR PSUs, the grant date fair value was computed based on a Monte Carlo simulation model. Under that model, the TSR PSU awards had a per share grant date fair value of $94.58 for the February 20, 2020 grant date). For Options, fair value was computed based on the Black-Scholes-Merton model. Under that model, the Option awards had a per share grant date fair value of $21.15 for the February 20, 2020 grant date. For IM PSU awards and RSU awards, the grant date fair value was based on the closing stock price at the grant date, adjusted for a discount for dividends not received or accrued during the vesting period. Accordingly, for the 2020 IM PSU awards, which vest at the end of a three-year service period, the grant date per share fair value was $82.76 for the February 20, 2020 grant date. For the RSU awards, which vest ratably over a three-year service period, the weighted average per share grant date fair value was $83.34 for the February 20, 2020 grant date. For the RSU awards which vest on the second anniversary of the grant date, the weighted average grant date fair value was $69.56 for the December 3, 2020 grant date.

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The Brink’s Company

Equity Award Grants
The 2017 Equity Incentive Plan, which was approved by the Company’s shareholders in May 2017, and amended and restated in 2019 to expand permitted transferees for tax planning purposes, is designed to provide an additional incentive for the officers and employees who are key to the Company’s success. The Compensation Committee administers the 2017 Equity Incentive Plan, is authorized to select key employees of the Company and its subsidiaries to participate in the 2017 Equity Incentive Plan and has the sole discretion to grant eligible participants equity awards, including stock options, stock appreciation rights, restricted stock, performance stock, restricted stock units, performance stock units, other stock-based awards, cash awards, or any combination thereof.
The exercise price of any stock option, the grant price of any stock appreciation right, and the purchase price of any security that may be purchased under any other stock-based award may not be less than 100% of the fair market value of the stock or other security on the date of the grant of the option, right or award. Under the 2017 Equity Incentive Plan, determinations of the fair market value of shares of Brink’s Common Stock are based on the closing price on the grant date and determinations of fair market value with respect to other instruments are made in accordance with methods or procedures established by the Compensation Committee.
Equity awards granted under the 2017 Equity Incentive Plan have specific terms and conditions approved by the Compensation Committee. In general, awards are canceled following termination of employment (although vested stock options may be exercised within 90 days following termination). In general, upon termination of employment by reason of the holder’s retirement or permanent and total disability, awards remain outstanding and continue to vest (or remain exercisable in the case of vested stock options) in accordance with their terms. In the event of the holder’s death while employed: (i) the holder’s beneficiary will be entitled to receive a pro-rata portion of the number of shares that would have been payable under performance awards notwithstanding the holder’s death, based on the number of days in the performance period that elapsed prior to termination; (ii) restrictions on restricted stock units lapse as of the date of the holder’s death (or if later, the one year anniversary of the restricted stock unit grant); and (iii) outstanding options become fully exercisable as of the holder’s death (or, if later, the one year anniversary of the stock option grant) and may be exercised by the holder’s beneficiary within three years following the holder’s death (but not after the expiration date of the stock option award).
For a description of the treatment of equity awards upon change in control, see page 44.
For a discussion of the principles applied in administering the 2017 Equity Incentive Plan, see “Compensation Discussion and Analysis—2020 Compensation Decisions by Component—Long-Term Incentive Compensation—2020 Equity Awards” beginning on page 41.

51	2021 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year-End Table
The following table presents information concerning the number and value of all unexercised stock options, restricted stock units and performance share units for the named executive officers outstanding as of December 31, 2020.

		Option Awards					Stock Awards
Name	Award Type	Number of Securities Underlying Unexercised Options Exercisable(1)(2) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(1) (#)	Option Exercise Price(3) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(6) ($)
Douglas A. Pertz
6/9/2016	Option	400,000			29.87	6/9/2022
2/17/2017	Option	215,382			52.75	2/17/2023
2/22/2018(7)	Option			184,668	73.45	2/22/2024
2/22/2018	Option			156,947	73.45	2/22/2024
2/22/2018	TSR PSU								15,417	1,110,024
2/21/2019	Option		67,129		79.26	2/21/2025
2/21/2019	IM PSU								18,702	1,346,544
2/21/2019	TSR PSU								7,828	563,616
2/20/2020	IM PSU								45,915	3,305,880
2/20/2020	TSR PSU								5,022	361,584
12/3/2020	RSU						28,752	2,070,144

Ronald J. Domanico
7/14/2016	Option	84,985			29.86	7/14/2022
2/17/2017	Option	22,974			52.75	2/17/2023
2/22/2018	Option			17,438	73.45	2/22/2024
2/22/2018	RSU						1,441	103,752
2/22/2018	IM PSU								8,714	627,408
2/22/2018	TSR PSU								2,569	184,968
2/21/2019	Option		14,467		79.26	2/21/2025
2/21/2019	IM PSU								2,015	145,080
2/21/2019	TSR PSU								1,687	121,464
2/21/2019	RSU						2,667	192,024
2/20/2020	Option		23,640		84.52	2/20/2026
2/20/2020	IM PSU								3,019	217,368
2/20/2020	TSR PSU								1,321	95,112
2/20/2020	RSU						5,998	431,856
12/3/2020	RSU						8,625	621,000

Michael F. Beech
2/17/2017	Option	11,487			52.75	2/17/2023
2/22/2018	Option			8,370	73.45	2/22/2024
2/22/2018	RSU						691	49,752
2/22/2018	IM PSU								4,182	301,104
2/22/2018	TSR PSU								1,233	88,776
2/21/2019	Option		8,391		79.26	2/21/2025
2/21/2019	IM PSU								1,168	84,096
2/21/2019	TSR PSU								978	70,416
2/21/2019	RSU						1,546	111,312
2/20/2020	Option		9,456		84.52	2/20/2026
2/20/2020	IM PSU								1,208	86,976
2/20/2020	TSR PSU								528	38,016
2/20/2020	RSU						2,399	172,728
12/3/2020	RSU						5,750	414,000

2021 Proxy Statement	52

The Brink’s Company

		Option Awards					Stock Awards
Name	Award Type	Number of Securities Underlying Unexercised Options Exercisable(1)(2) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(1) (#)	Option Exercise Price(3) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(6) ($)
Dana C. O'Brien
4/25/2019	Option		8,827		78.43	4/25/2025
4/25/2019	IM PSU								2,851	205,272
4/25/2019	TSR PSU								1,075	77,400
4/25/2019	RSU						3,773	271,656
2/20/2020	Option		8,865		84.52	2/20/2026
2/20/2020	IM PSU								1,132	81,504
2/20/2020	TSR PSU								495	35,640
2/20/2020	RSU						2,249	161,928
12/3/2020	RSU						4,312	310,464

Raphael J. Shemanski
10/16/2017	Option	2,726			84.65	10/16/2023
2/22/2018	Option			15,345	73.45	2/22/2024
2/22/2018	RSU						1,268	91,296
2/22/2018	IM PSU								7,668	552,096
2/22/2018	TSR PSU								2,260	162,720
2/21/2019	Option		12,731		79.26	2/21/2025
2/21/2019	IM PSU								1,774	127,692
2/21/2019	TSR PSU								1,484	106,848
2/21/2019	RSU						2,347	168,984
2/20/2020	Option		13,002		84.52	2/20/2026
2/20/2020	IM PSU								1,661	119,592
2/20/2020	TSR PSU								726	52,272
2/20/2020	RSU						3,299	237,528
12/3/2020	RSU						5,750	414,000

______________
(1)Includes shares granted in 2017, 2018, and 2019 transferred to a family limited liability company on December 10, 2019 for the benefit of Mr. Pertz’s beneficiaries.
(2)Includes shares granted in 2016 and 2017 transferred to a family limited partnership on September 30, 2020 for the benefit of Mr. Domanico’s beneficiaries.
(3)In accordance with the Company’s 2013 Equity Incentive Plan and 2017 Equity Incentive Plan, the exercise prices for the options were based on the closing prices of Brink’s Common Stock on the date of grant as reported on the New York Stock Exchange.
(4)Other than RSUs granted on December 3, 2020, RSUs vest as to one third of the total number of shares covered by such award on each of the first, second and third anniversaries of the date of grant. For the RSUs granted on December 3, 2020, RSUs vest on the second anniversary of the date of grant.
(5)Market value or payout value was based on the closing price of Brink’s Common Stock on December 31, 2020, as reported on the New York Stock Exchange.
(6)Represents market value or payout value for IM PSU and TSR PSU awards granted in 2018 for the 2018-2020 performance period, granted in 2019 for the 2019-2021 performance period and granted in 2020 for the 2020-2022 performance period. These awards become earned and payable on the date in the first half of the third year following the grant date on which the Compensation Committee determines that achievement of the performance goals for the applicable performance period. The number of shares of stock shown as not yet vested are based on the threshold level of performance for each of underlying awards’ metrics or, if performance to date on the metric has exceeded the threshold level, the level of performance achieved at December 31, 2020. Accordingly, for the 2018-2020 performance period, the IM PSU awards are reported at the maximum 200% level of performance and the TSR PSU awards are reported at the 65% level of performance. For the 2019-2021 performance period, the IM PSU awards are reported at the threshold 50% level of performance and the TSR PSU awards are reported at a 57% level of performance. For the 2020-2022 performance period, the IM PSU awards are reported at the threshold 50% level of performance and the TSR PSU awards are reported at the threshold 25% level of performance.
(7)These performance based stock options were subject to a vesting performance condition of reaching an average closing price of Brink’s common stock during any 15-day period between the grant date and the three-year anniversary of the grant date of at least $110 (representing 150% of the closing price on the grant date). The vesting condition for these options was not met, and accordingly the options did not vest and were cancelled in February 2021.

53	2021 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards Table Narrative
Performance Share Units
For IM PSUs, a change in control within the first twelve months of the performance period will result in a conversion of the awards to time-based RSUs at target level that vest on the vesting date (as set forth in the award agreement). lf a change in control occurs after the first twelve months of, but prior to the end of the performance period, the award will convert into time-based RSUs that vest on the vesting date for that number of shares of Brink’s Common Stock that would have become payable based on the goals achieved (adjusted for the shortened performance period) through the date of the change in control. lf a change in control occurs after the end of the performance period but prior to the vesting date, the award will become payable on the vesting date.
For TSR PSUs, a change in control during the performance period will result in a conversion of the awards to time-based RSUs that vest on the vesting date for that number of shares that would have become payable based on the goals achieved through the date of the change in control. lf a change in control occurs after the end of the performance period but prior to the vesting date, the award will become payable on the vesting date.
The Compensation Committee has approved terms and conditions for the executive officers’ PSU awards that provide for double trigger vesting of awards upon a change in control—which means that the vesting of these awards will accelerate only upon certain terminations of employment following a change in control. However, any PSUs that are not assumed or substituted by a successor in violation of the terms of the 2017 Equity Incentive Plan, will immediately vest, and be paid out at either (1) target (for IM PSUs where the change in control occurs in the first 12 months of the performance period); or (2) amounts earned for the portion of the performance period that occurs prior to the change in control (for IM PSUs where the change in control occurs after 12 months of the performance period) and for TSR PSUs, if in all instances the employee remains employed through the change in control.

Restricted Stock Units
For RSUs, in the event of a change in control prior to the vesting date, the RSUs will be subject to a double trigger for accelerated vesting.
Stock Options
Performance Stock Options granted in 2018 to all executive officers other than Mr. Pertz: (1) vest and become exercisable on the third anniversary of the grant date only if the average closing price of the Company’s common stock during any 15-day period between the grant date and the three-year anniversary of the grant date is 125% of the closing price on the grant date; and (2) expire six years after the date of grant. Two types of Performance Stock Options were awarded to Mr. Pertz in 2018. Half of the Performance Stock Options awarded vest and become exercisable on the third anniversary of the grant date only if the average closing price of the Company’s common stock during any 15-day period between the grant date and the three-year anniversary of the grant date is 125% of the closing price on the grant date. The other half of Performance Stock Options awarded to Mr. Pertz in 2018 vest and become exercisable on the third anniversary of the grant date only if the average closing price of the Company’s common stock during any 15-day period between the grant date and the three-year anniversary of the grant date is 150% of the closing price on the grant date. All of the Performance Stock Options awarded to Mr. Pertz in 2018 expire six years after the date of grant. With respect to all of the Performance Stock Options, upon a change in control, the price targets applicable to the Performance Stock Options awards cease to apply. In addition, if the awards do not remain outstanding or the successor company does not assume the award or provide a substitute, then the price targets shall be deemed achieved and the awards shall vest in full upon change in control. In the event of termination following change in control (other than termination by the company for cause or by the employee without good reason), then the award will vest in full without regard to the price targets.

2021 Proxy Statement	54

The Brink’s Company

Option Exercises and Stock Vested Table
The following table presents information concerning the exercise of all stock options and vesting of all stock awards for the named executive officers during the year ended December 31, 2020.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
Douglas A. Pertz	—	—	57,323	4,844,940
Ronald J. Domanico	—	—	21,353	1,802,945
Michael F. Beech	—	—	10,755	908,074
Dana C. O'Brien	—	—	1,888	83,317
Raphael J. Shemanski	—	—	8,460	704,939

Non-qualified Deferred Compensation Table
The following table presents information about the Company’s deferred compensation program, which provides for the deferral of compensation paid to or earned by the named executive officers on a basis that is not tax qualified (i.e., the Company is not entitled to take a tax deduction for the related expense until payments are actually made to the participants).
The information included in the following table reflects elective deferrals, Company matching contributions, dividends credited to the participants’ accounts during 2020, aggregate withdrawals and the aggregate balance of deferred compensation accounts at December 31, 2020. Because deferrals, along with any matching contributions, related to annual incentive payouts under the BIP or the EIP are credited in the year after they are earned, these amounts differ from the annual incentive payments in the Summary Compensation Table, which, for each year, reflect amounts earned in that year.

					Aggregate
	Executive	Company	Aggregate	Aggregate	Balance at
	Contributions in	Contributions in	Earnings in	Withdrawals/	Last Fiscal
	Last Fiscal Year(1)	Last Fiscal Year(2)	Last Fiscal Year(3)	Distributions	Year End(4)
Name	($)	($)	($)	($)	($)
Douglas A. Pertz	264,521	157,644	(68,510)	—	2,503,527
Ronald J. Domanico	129,017	66,374	(127,757)	—	1,079,219
Michael F. Beech	19,970	927	75,747	—	1,648,833
Dana O'Brien	67,997	31,771	26,105	—	200,006
Raphael Shemanski	319,907	55,903	19,655	—	1,254,081
______________
(1)Under the Deferred Compensation Program, a participant is permitted to defer base salary, annual incentive amounts earned under the BIP (or, prior to 2019, the EIP) and amounts in excess of 401(k) limits (as supplemental savings). The dollar value of deferred amounts is converted into notional investments in mutual funds, selected by the participant, or common stock units that represent an equivalent number of shares of Brink’s Common Stock in accordance with the formulas in the Deferred Compensation Program. The following table sets forth the amount of salary and annual incentive awards deferred in 2020 under the Deferred Compensation Program by each of the named executive officers:

55	2021 Proxy Statement

EXECUTIVE COMPENSATION TABLES

		BIP	Supplemental
	Salary	Compensation	Savings Plan
Name	Deferred ($)	Deferred(a) ($)	Deferred ($)	Total ($)
Mr. Pertz	92,235	130,977	41,309	264,521
Mr. Domanico	59,667	49,613	19,737	129,017
Mr. Beech	—	—	19,970	19,970
Ms. O'Brien	49,163	18,834	—	67,997
Mr. Shemanski	114,559	185,808	19,539	319,907
(a)The incentive compensation deferred in 2020 was earned by each named executive officer for 2019 under the BIP. Amounts may not add due to rounding.
(2)Under the Deferred Compensation Program, a participant also receives Company matching contributions with respect to deferred salary, deferred annual incentive awards and supplemental savings plan contributions, which amounts are converted into common stock units that represent an equivalent number of shares of Brink’s Common Stock in accordance with the formulas in the Deferred Compensation Program. Matching contributions on deferrals of compensation made in 2020 under both the 401(k) Plan and Deferred Compensation Program were suspended from April 1 through December 31, 2020 to mitigate liquidity risk caused by the COVID-19 pandemic. The following table sets forth the amount of Company matching contributions made prior to April 1, 2020 with respect to deferrals of salary and annual incentive awards under the BIP and supplemental savings plan contributions for each of the named executive officers:

Name	Salary Matching Contribution ($)	BIP Matching Contribution ($)	Savings Plan Matching Contribution ($)	Total(a) ($)
Mr. Pertz	25,000	130,977	1,667	157,644
Mr. Domanico	15,704	49,613	1,058	66,374
Mr. Beech	—	—	927	927
Ms. O'Brien	12,937	18,834	—	31,771
Mr. Shemanski	15,075	37,162	3,666	55,903
(a)These amounts are included within “All Other Compensation” for 2020 in the Summary Compensation Table.
(3)Under the Deferred Compensation Program, dividends paid on Brink’s Common Stock for the common stock units in a participant’s account are deferred and converted into common stock units that represent an equivalent number of shares of Brink’s Common Stock in accordance with the formula in the Deferred Compensation Program. The following table sets forth the aggregate amount of dividends paid on Brink’s Common Stock in 2020 for the common stock units in each named executive officer’s account:

Name	Dividends on Brink’s Common Stock(a) ($)
Mr. Pertz	14,159
Mr. Domanico	8,209
Mr. Beech	5,492
Ms. O'Brien	457
Mr. Shemanski	7,137
(a)These amounts are not included in the Summary Compensation Table, as they are not earned at a rate higher than dividends on Brink’s Common Stock.
(4)The following table sets forth the composition of the aggregate balance of deferred compensation under the Deferred Compensation Program as of December 31, 2020 for each of the named executive officers. It includes (a) the aggregate contributions made by each of the named executive officers, (b) the aggregate contributions made by the Company on behalf of each of the named executive officers, (c) dividends paid on Brink’s Common Stock for the common stock units in each named executive officer’s account and the change in market value of the common stock units based on the change in market value of Brink’s Common Stock or the change in value of notional investments in mutual funds, as appropriate; and (d) aggregate distributions to participants:

Name	Years of Participation	Aggregate Executive Contributions ($)	Aggregate Company Contributions ($)	Dividends and Changes in Market Value ($)	Aggregate Distributions ($)	Aggregate Balance(a) ($)
Mr. Pertz	4	1,092,099	985,221	426,207	—	2,503,527
Mr. Domanico	4	508,781	446,138	124,300	—	1,079,219
Mr. Beech	7	614,511	322,507	711,815	—	1,648,833
Ms. O'Brien	1	102,330	66,105	31,571	—	200,006
Mr. Shemanski	3	839,182	265,413	149,486	—	1,254,081
(a)Represents value as of December 31, 2020.

2021 Proxy Statement	56

The Brink’s Company
Key Employees’ Deferred Compensation Program
Deferrals
The Company’s Deferred Compensation Program is an unfunded plan that provides deferred compensation for a select group of the Company’s management, including the named executive officers. Under the Deferred Compensation Program, a named executive officer is permitted to defer receipt of:
•up to 90% of his or her cash incentive payments awarded under the annual incentive plan (the BIP for 2020 and 2019 awards and the EIP for 2018 awards);
•up to 50% of his or her base salary; and
•any or all amounts that are prevented from being deferred, and the related matching contribution, under the Company’s 401(k) Plan as a result of the limitations imposed by the Internal Revenue Code.
The Company provides matching contributions for deferred cash incentive amounts (100% of the first 10% deferred) and deferred salary (100% of the first 10% deferred). An executive may elect to defer additional amounts under the supplemental savings plan after he or she meets the maximum permitted under the company’s 401(k) Plan. The Company provides matching contributions to supplemental savings plan contributions. For 2020, matching contributions were equal to 100% of the first 2.0% of salary and annual incentive deferrals, less amounts deferred into the Company’s 401(k) Plan through March 31, 2020. The Compensation Committee suspended matching contributions from April 1, 2020 through December 31, 2020 to mitigate liquidity risk created by the pandemic.
Amounts deferred are invested in mutual funds or converted to units that track Brink’s Common Stock, per the executive’s instructions at the time of annual enrollment. Matching contributions by the Company are made in the form of units of Brink’s Common Stock, which are subject to a five-year vesting period from the original participation in the deferred compensation program. The dollar values are converted in accordance with the formula in the program.
Dividends paid with respect to the common stock units in a participant’s account are converted to units that track Brink’s Common Stock.
Distributions
General. The deferred compensation program provides for distributions of one share of Brink’s Common Stock for each common stock unit in a participant’s account. Cash is paid for deferred compensation invested in mutual funds, and in lieu of the issuance of fractional shares of Brink’s Common Stock.
Termination Upon Death, Retirement, Disability or Change in Control. Upon the termination of participation as a result of death, retirement, total and permanent disability or termination for any reason within three years following a change in control, lump-sum distributions for all accrued units are made under the deferred compensation program six months after termination of employment. A participant may elect, however, to receive the shares in up to five equal annual installments beginning after the last day of the sixth month following the fifth anniversary of the date of termination.
Termination Other Than Upon Death, Retirement, Disability or Change in Control. In the event that a participant’s employment terminates for a reason not described above, the participant receives the contributions made by the participant, related dividends and changes in market value. The participant forfeits all common stock units attributable to matching contributions and related dividends for the year in which the termination occurs and the common stock units attributable to matching contributions and related dividends that are otherwise unvested. If a participant’s employment is terminated for ‘‘cause,’’ the participant forfeits all common stock units attributable to matching contributions and related dividends credited to the participant’s account under the program whether or not vested. A participant’s common stock units attributable to Company matching contributions and related dividends vest based on the number of months since the executive’s original participation in the deferred compensation program:

Vested Percentage
Less than 36 months	0%
At least 36 months but less than 48 months	50%
At least 48 months and less than 60 months	75%
60 months or more	100%

57	2021 Proxy Statement

EXECUTIVE COMPENSATION TABLES
As of December 31, 2020, Mr. Beech was fully vested. Messrs. Pertz and Domanico were 75% vested. Mr. Shemanski was 50% vested. Ms. O’Brien was 0% vested.
Lump-sum distributions are made at a date selected by the participant at least two years following the date of election or six months after termination of employment. A participant may elect, however, to receive the shares in up to five equal annual installments beginning on a date selected by the participant at least two years following the year of election.

Potential Payments Upon Termination or Change in Control
None of the Company’s named executive officers have employment agreements with the Company, however, each named executive officer may be eligible to receive benefits and payments pursuant to the Company’s Severance Pay Plan and individual change in control agreements in the event of termination or change in control. Benefits under change in control agreements are triggered upon termination following change in control (“double trigger”). The tables on pages 59 and 63 show the estimated amount of incremental additional benefits and payments that would be paid to each of the named executive officers if their employment terminated on December 31, 2020 to the extent those benefits and payments exceed amounts that would be due to the named executive officers regardless of the reason for termination of employment, including, for each named executive officer, the aggregate balance of non-qualified deferred compensation which appears in the Non-qualified Deferred Compensation Table on page 55, subject to vesting of Company matching contributions as described under “Deferred Compensation Program—Distributions” beginning on page 57.
Because the named executive officers would be eligible to receive different benefits and payments depending on whether a change in control had occurred on December 31, 2020, information about the additional benefits and payments that would be paid to each named executive officer in connection with a termination of employment is presented in two tables: one without a change in control and one with a change in control. Following are descriptions of the types of benefits and payments that the named executive officers would be eligible to receive under various termination scenarios, key terms under the change in control agreements, and the categories of benefits and payments as reflected in the tables on pages 59 and 63.
Severance Pay Plan
Upon a qualifying termination, participants who are named executive officers would be eligible to receive the following benefits:
•a lump sum payment equal to the sum of: (a) the executive’s annual base salary through the date of termination, (b) any bonus or incentive compensation approved but not paid, and (c) any accrued vacation pay, in each case to the extent not already paid or credited as of the date of termination;
•a lump sum payment equal to the product of (a) one (one and a half (1.5) for the Chief Executive Officer), multiplied by (b) the sum of annual base salary and target annual incentive opportunity;
•a prorated bonus for the year of termination, so long as the participant was employed by the company for at least six months of the performance year;
•reimbursement payments for continued medical and dental benefit coverage until the earlier of 12 months (18 months for the Chief Executive Officer) following the date of termination and such time as the participant becomes eligible to receive medical and dental benefits under another employer-provided plan;
•continued vesting of equity awards granted in connection with the Company’s ordinary LTI award grant cycle until the first anniversary of the participant’s date of termination with payout at lower of target or actual performance; and
•reasonable outplacement services during the period over which the health care benefits are provided.
In order to receive severance payments, the participant must execute a separation and release agreement that includes a release of claims in favor of the Company as well as confidentiality, non-solicitation and non-competition restrictions that remain in effect for a period of 12 months after termination of employment (18 months for the Chief Executive Officer).
The Committee may amend or terminate the Severance Pay Plan at any time, but any action that would reduce the payments or benefits to participants, narrow the conditions for a qualifying

2021 Proxy Statement	58

The Brink’s Company
termination, or otherwise reduce the protections provided to participants would not be effective until 12 months following approval by the Committee.
Hypothetical Post-Employment Payments and Benefits to Named Executive Officers Without a Change in Control
The following table provides information with respect to incremental additional hypothetical benefits and payments to the named executive officers as of December 31, 2020 under the Company’s policies and programs, assuming their employment was terminated without a change in control.
The amounts in the table are in the following categories:
•Prorated Annual Incentive. Represents hypothetical payment of a prorated annual incentive for the year of termination, pursuant to the terms of the Severance Pay Plan.
•Base Salary and Annual Incentive. Represents hypothetical payment in the amount of the product of (a) one (or one and a half (1.5) for the Chief Executive Officer), multiplied by (b) the sum of annual base salary and target annual incentive opportunity, pursuant to the terms of the Severance Pay Plan.
•Long-term Incentive. Includes the value at December 31, 2020 of unvested RSUs, IM PSUs, TSR PSUs and Stock Options that would be payable in accordance with their terms or pursuant to the Severance Pay Plan.
•Benefit Plans. Includes benefits under the Executive Salary Continuation Plan, which is described on page 45 as well as the value of short-term disability payments.
•Outplacement Services and Other Benefits. Includes the estimated cost of outplacement services and medical benefit coverage pursuant to the Severance Pay Plan.

		Termination for Cause ($)	Voluntary Termination ($)	Termination Without Cause or for Good Reason ($)	Retirement ($)	Incapacity(1) ($)	Death(2) ($)
Douglas A. Pertz	Prorated Annual Bonus	—	—	1,316,250	—	—	—
	Base Salary and Bonus	—	—	3,525,000	—	—	—
	Long Term Incentive(3)	—	—	1,110,024	—	14,371,056	8,001,792
	Benefit Plans	—	—	—	—	499,577	2,887,574
	Outplacement Services and Other Benefits	—	—	33,755	—	—	—
	Total	—	—	5,985,029	—	14,870,633	10,889,366
Ronald J. Domanico	Prorated Annual Bonus	—	—	548,438	—	—	—
	Base Salary and Bonus	—	—	1,187,500	—	—	—
	Long Term Incentive(3)	—	—	842,472	—	3,094,488	2,609,640
	Benefit Plans	—	—	—	—	312,236	1,804,734
	Outplacement Services and Other Benefits	—	—	23,056	—	—	—
	Total	—	—	2,601,466	—	3,406,724	4,414,374
Michael F. Beech	Prorated Annual Bonus	—	—	398,531	—	—	—
	Base Salary and Bonus	—	—	953,750	—	—	—
	Long Term Incentive(3)	—	—	402,336	1,585,080	1,585,080	1,366,488
	Benefit Plans	—	—	—	—	272,270	1,573,728
	Outplacement Services and Other Benefits	—	—	23,126	—	—	—
	Total	—	—	1,777,743	1,585,080	1,857,350	2,940,216
Dana C. O'Brien	Prorated Annual Bonus	—	—	351,488	—	—	—
	Base Salary and Bonus	—	—	875,500	—	—	—
	Long Term Incentive(3)	—	—	112,248	—	1,427,760	1,134,792
	Benefit Plans	—	—	—	—	257,282	1,487,100
	Outplacement Services and Other Benefits	—	—	15,625	—	—	—
	Total	—	—	1,354,861	—	1,685,042	2,621,892
Raphael J. Shemanski	Prorated Annual Bonus	—	—	468,000	—	—	—
	Base Salary and Bonus	—	—	1,080,000	—	—	—
	Long Term Incentive(3)	—	—	693,792	—	2,275,848	1,963,944
	Benefit Plans	—	—	—	—	299,746	1,732,544
	Outplacement Services and Other Benefits	—	—	26,534	—	—	—
	Total	—	—	2,268,326	—	2,575,594	3,696,488
(1)In the event of incapacity, short-term disability payments are payable by the Company for the first six months during the disability period. Such payments cover 100% of base salary. The amounts represent the net present value of such disability payments, discounted at 0.29%. Amounts under the Company’s long-term disability program are not included as they are provided on a broad basis to U.S. employees.
(2)Includes under “Benefit Plans” ten equal payments to the executive’s beneficiary or estate totaling three times the executive’s base salary under the Executive Salary Continuation Plan. These amounts represent the net present value discounted at 0.84%.
(3)Unvested options are valued based on the difference between the closing price of Brink’s Common Stock at December 31, 2020 and the option’s exercise price. If the option’s exercise price is less than the December 31, 2020 price, no value is attributed to the unvested option. Unvested RSUs are valued based on the number of unvested units multiplied by the closing price of Brink’s Common Stock at December 31, 2020. Unvested TSR PSUs and IM PSUs, are valued in accordance with plan terms, based on the number of unvested units multiplied by the closing price of Brink’s Common Stock at December 31, 2020.

59	2021 Proxy Statement

EXECUTIVE COMPENSATION TABLES
Hypothetical Termination Benefits Following Termination Upon a Change in Control
Change in Control Agreements
The change in control agreements provide certain compensation and continued benefits in the event that a “change in control” occurs.
In addition, these agreements provide additional benefits and payments in the event that a change in control occurs and either the executive is terminated by the Company other than for ‘‘cause’’ or incapacity or he resigns for ‘‘good reason’’ within two years following a change in control. Each named executive officer is a party to a change in control agreement with the Company with principal terms as described in the following paragraphs. The executive’s entitlement to benefits under the agreement requires compliance with certain non-competition provisions.
Change in Control Agreements—Definitions of Key Terms
The change in control agreements generally define “cause,” “change in control” and “good reason” as follows:
•“cause” means embezzlement, theft or misappropriation of any property of the Company, the willful breach of any fiduciary duty to the Company, the willful failure or refusal to comply with laws or regulations applicable to the Company and its business or the policies of the Company governing the conduct of its employees, gross incompetence in the performance of job duties, commission of a felony or of any crime involving moral turpitude, fraud or misrepresentation, the failure to perform duties consistent with a commercially reasonable standard of care or any gross negligence or willful misconduct resulting in a loss to the Company.
•a “change in control” generally will be deemed to have occurred:
•upon any (1) combination of the Company in which the Company is not the surviving entity or upon certain conversion of all of the shares of Brink’s Common Stock (2) sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all the assets of the Company;
•when any third-party becomes the beneficial owner of more than 20% of the total voting power of the Company; or
•if at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board cease for any reason to constitute least a majority thereof, unless the election by the Company’s shareholders of certain new directors during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.
•“good reason” generally means:
•material diminution in the named executive officer’s position, authority, duties or responsibilities;
•material breach of or failure by the Company to comply with its obligations under the change in control agreement;
•a change to the named executive officer’s work location that increases the distance of the executive’s commute by a pre-determined amount; or
•the failure by the Company to require any successor entity to assume the applicable agreement and agree to perform the Company’s obligations under the applicable agreement;
•provided, however, that good reason will cease to exist if the named executive officer has not terminated employment within two years following the initial occurrence of the event constituting good reason.
For Mr. Pertz, “good reason” means any of the following events that is not cured by the Company within 30 days after written notice thereof from Mr. Pertz to the Company, which written notice must be made within 90 days of the occurrence of the event:
•without Mr. Pertz’s written consent, the assignment of duties materially inconsistent with his position, duties or responsibilities (including reduction of duties related to the Company as a public company, such that those duties no longer constitute a substantial portion of his duties) or any material diminution in position, authorities, duties or responsibilities;
•removal from the Board (other than for Cause) or the failure to be renominated for election to be a member of the Board at the expiration of a term (excluding failure to be reelected to the Board by the shareholders);

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•without Mr. Pertz’s written consent, the Company’s requiring him to change his work location by a pre-determined amount;
•a material reduction in annual base salary or target annual incentive opportunity (other than in connection with a reduction that applies to employees of the Company and its Subsidiaries generally); or
•material breach of, or failure by the Company to comply with, the provisions of the Change in Control Agreement.
Change in Control Agreements–Benefits Following a Change in Control if Executive is not Terminated
Salary and Annual Incentive. During the first two years of employment following a change in control, each executive who is a party to a change in control agreement will receive annual compensation at least equal to the sum of (1) a salary not less than the executive’s annualized salary in effect immediately before the change in control occurred, plus (2) a bonus not less than the amount of the executive’s average annual incentive award for the last three years preceding the date the change in control occurred. In the event the executive has not been employed with the Company for the last three years, the executive’s target annual incentive will be used for any partial or complete year as necessary to determine the three year average.
Incentive, Savings and Retirement Plans. During the executive’s continued employment, the executive is entitled to continue to participate in all available incentive and savings plans and programs offered by the Company.
Welfare Benefit Plans. During the executive’s continued employment, the executive and/or the executive’s family or beneficiary, as the case may be, is eligible to participate in and will receive all benefits under generally available welfare benefit plans and programs offered by the Company.
Change in Control Agreements–Termination Benefits Following a Change in Control
Termination for Good Reason or for Reasons Other Than for Cause, Death or Incapacity.
Under this scenario:
•The Company will make a lump sum cash payment to the executive consisting of the aggregate of the following amounts:
•the sum of (1) the executive’s currently effective annual base salary through the date of termination to the extent not already paid, (2) any bonus or incentive compensation in respect of a completed performance period, but not paid as of the date of termination, (3) a portion of the executive’s average annual incentive awarded during the past three years pro-rated based on the number of days worked in the year of termination, and (4) any accrued vacation pay, in each case to the extent not already paid or credited (the sum of the amounts described in clauses (1) through (4) is referred to as the “Accrued Obligation Payment”); and
•an amount equal to two times the sum of the executive’s annual base salary and average annual incentive awarded during the past three years.
•The Company will provide the executive with outplacement services.
•To the extent not already paid or provided, the Company will pay or provide any other amounts or benefits required to be paid or provided or that the executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company (such other amounts and benefits are referred to as the ‘‘Other Benefits’’).
•In the event the executive elects continued medical benefit coverage, the Company will reimburse him or her for a period of up to 18 months for premiums associated with such coverage in an amount equal to the premiums that the Company would have paid for such coverage had employment continued.
Termination for Death or Incapacity. If an executive’s employment is terminated by reason of the executive’s death or incapacity following the date of the change in control, the change in control agreement will terminate without further obligations to the executive’s legal representatives, other than for (1) the payment of the Accrued Obligation Payment and (2) the provision by the Company of death benefits or disability benefits, respectively, in accordance with the Company’s welfare benefit plans and programs applicable to full-time officers or employees of the Company as in effect on the date of the change in control or, if more favorable to the executive, at the executive’s deemed date of termination.
Termination for Cause. If the Company or its successor terminates an executive’s employment for cause following the date of the change in control, the

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EXECUTIVE COMPENSATION TABLES
change in control agreement will terminate without further obligations to the executive other than payment of (1) a lump sum payment of the executive’s currently effective annual base salary through the date of termination and (2) Other Benefits, in each case to the extent not already paid or credited.
Termination Other Than for Good Reason. If an executive voluntarily terminates employment following the date of the change in control, excluding a termination for good reason, the change in control agreement will terminate without further obligations to the executive, other than for the lump sum payment of the Accrued Obligation Payment (with the exception of any pro-rated annual incentive) and Other Benefits.
Excise Tax Cutback. If the amounts payable to an executive under the change in control agreement trigger payment of an excise tax, an accounting firm designated by the Company prior to the change in control will determine the after-tax benefit to the executive: (1) with the full payment of amounts due and payment by the executive of any resulting excise tax; and (2) after reducing the payment benefits to the extent necessary to avoid triggering the excise tax liability. The executive will be paid the amount that produces the greater after-tax benefit and any excise tax will be paid by the executive.
Hypothetical Post-Employment Payments and Benefits to Named Executive Officers Upon a Change in Control
The table on page 63 provides information with respect to the incremental additional benefits and payments to the named executive officers as of December 31, 2020 under the scenarios covered by the change in control agreements described above and the Company’s policies and programs assuming their employment is terminated following a change in control.
The amounts in the table are in the following categories:
•Accrued Obligation Payment (as defined on page 61).
•Base Salary and Annual Incentive. Includes a payment equal to two times the executive’s annual base salary and average annual incentive awarded during the past three years.
•Long-Term Incentive. Includes the value at December 31, 2020 of unvested options, IM PSUs, TSR PSUs and RSUs that would be payable in accordance with their terms.
•Benefit Plans. Includes benefits under the Executive Salary Continuation Plan, which is described on page 45 as well as the value of short-term and long-term disability payments.
•Outplacement Services and Other Benefits. Includes the estimated cost of outplacement services for up to one year and, for named executive officers who have elected medical benefit coverage, continued medical benefit coverage for up to 18 months.

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		Termination for Cause ($)	Voluntary Termination ($)	Termination Without Cause or for Good Reason ($)	Retirement ($)	Incapacity(1) ($)	Death(2) ($)
Douglas A. Pertz	Accrued Obligation Payment	—	—	1,688,728	—	1,688,728	1,688,728
	Base Salary and Bonus	—	—	5,377,456	—	—	—
	Long Term Incentive (3)	—	—	14,495,040	—	14,495,040	14,495,040
	Benefit Plans	—	—	—	—	499,577	2,887,574
	Outplacement Services and Other Benefits	—	—	27,755	—	—	—
	Total	—	—	21,588,979	—	16,683,345	19,071,342
Ronald J. Domanico	Accrued Obligation Payment	—	—	645,559	—	645,559	645,559
	Base Salary and Bonus	—	—	2,541,118	—	—	—
	Long Term Incentive (3)	—	—	3,388,104	—	3,388,104	3,388,104
	Benefit Plans	—	—	—	—	312,236	1,804,734
	Outplacement Services and Other Benefits	—	—	28,861	—	—	—
	Total	—	—	6,603,642	—	4,345,899	5,838,397
Michael F. Beech	Accrued Obligation Payment	—	—	500,002	—	500,002	500,002
	Base Salary and Bonus	—	—	2,090,004	—	—	—
	Long Term Incentive(3)	—	—	1,702,512	1,702,512	1,702,512	1,702,512
	Benefit Plans	—	—	—	—	272,270	1,573,728
	Outplacement Services and Other Benefits	—	—	28,966	—	—	—
	Total	—	—	4,321,484	1,702,512	2,474,784	3,776,242
Dana C. O'Brien	Accrued Obligation Payment	—	—	360,500	—	360,500	360,500
	Base Salary and Bonus	—	—	1,751,000	—	—	—
	Long Term Incentive(3)	—	—	1,537,848	—	1,537,848	1,537,848
	Benefit Plans	—	—	—	—	257,282	1,487,100
	Outplacement Services and Other Benefits	—	—	17,528	—	—	—
	Total	—	—	3,666,876	—	2,155,630	3,385,448
Raphael J. Shemanski	Accrued Obligation Payment	—	—	492,672	—	492,672	492,672
	Base Salary and Bonus	—	—	2,185,344	—	—	—
	Long Term Incentive(3)	—	—	2,437,344	—	2,437,344	2,437,344
	Benefit Plans	—	—	—	—	299,746	1,732,544
	Outplacement Services and Other Benefits	—	—	34,164	—	—	—
	Total	—	—	5,149,524	—	3,229,762	4,662,560
(1)In the event of incapacity, short-term disability payments are payable by the Company for the first six months during the disability period. Such payments cover 100% of base salary. The amounts represent the net present value of such disability payments, discounted at 0.29%. Amounts under the Company’s long-term disability program are not included as they are provided on a broad basis to U.S. employees.
(2)Includes under “Benefit Plans” ten equal payments to the executive’s beneficiary or estate totaling three times the executive’s base salary under the Executive Salary Continuation Plan. These amounts represent the net present value discounted at 0.84%.
(3)Unvested options are valued based on the difference between the closing price of Brink’s Common Stock at December 31, 2020, and the option’s exercise price. If the option’s exercise price is less than the December 31, 2020 price, no value is attributed to the unvested option. Unvested RSUs are valued based on the number of unvested units multiplied by the closing price of Brink’s Common Stock at December 31, 2020. Unvested TSR PSUs and IM PSUs are valued in accordance with plan terms, based on the number of unvested units multiplied by the closing price of Brink’s Common Stock at December 31, 2020.

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CHIEF EXECUTIVE OFFICER PAY RATIO
FOR 2020
Pursuant to Item 402(u) of Regulation S-K promulgated under the Exchange Act, as mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the median annual total compensation of all of the Company’s employees, the total compensation of the Company’s chief executive officer, and the ratio of these two amounts. The methodology that we used and the material assumptions, adjustments and estimates that we used to identify the median employee and then determine annual total compensation for 2020 were as follows:
In determining the median total compensation of all employees, we prepared a list of all employees as of December 31, 2020 and the taxable wages (determined in accordance with local laws in each jurisdiction in which the Company’s employees are employed) for each employee for 2020. We included all employees, whether employed on a full-time, part-time or seasonal basis. 2020 taxable wages were annualized for any employees who joined the Company after January 1, 2020. We relied on the Company’s payroll records to determine that the total number of employees as of December 31, 2020 was 78,513, including 10,269 in the U.S. and 68,244 outside of the U.S.
In 2020, in determining the employee population to be used to calculate the compensation of the median employee, we included all employees in all countries other than the approximately 2,544 employees in
Venezuela (representing approximately 3.2% of our total employees), under the “de minimis exemption” rule of Item 402(u). As a result, the employee population we used for purposes of determining our median employee was 75,969, the remaining employees as of December 31, 2020.
We then identified the median total compensation among the list of taxable wages for the remaining employees. In determining the median total compensation of all remaining employees, we did not make any cost of living adjustments to the wages paid to any employee outside of the U.S.
As set forth in the following table, our chief executive officer to global median employee pay ratio is 1,338:1 for 2020. As described in the Compensation Discussion and Analysis, the Compensation Committee reviews and approves target compensation for the Company’s Chief Executive Officer, taking into account relevant market data and the executive’s performance and expected future contributions to the Company. In 2020, approximately 91% of the CEO’s target compensation was performance-based, at-risk compensation. Compensation for employees other than the Company’s senior executives, including the median employee, are determined by local management, taking into account relevant market data for that geography, criticality of the employee’s role, and the employee’s performance and expected future contributions to the Company.

Median Employee Total Annual Compensation	CEO Total Annual Compensation	CEO to Median Employee Pay Ratio	Market	Employee Status
$10,394	$13,901,789	1,338:1	All markets (U.S. and international)	full-time, part-time, seasonal, temporary
36,506	13,901,789	381:1	U.S. only	full-time, part-time, seasonal, temporary
Facts to Consider Regarding Our Employees
•The Company’s employees are located in 55 countries.
•Approximately 87% of the Company’s employees are located outside of the U.S., excluding the Venezuela population.
•Of this 87%, approximately 81% are located in lower wage geographies, where the average annual salary is less than 50% of the average salary for our U.S. employees.
Given that 87% of the Company’s employees are located outside of the U.S., mostly in lower wage geographies, and that a vast majority of the positions are hourly direct labor, many of whom are temporary or seasonal employees, whose compensation is not annualized per the SEC rules, the compensation of our median global employee (who is employed

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outside of the U.S.) is significantly lower than our U.S. employee base, which leads to a higher global chief executive officer pay ratio.
In light of the significant percentage of employees located outside of the U.S., we also conducted a review of the 2020 taxable wages employees in the U.S. We included all employees, whether employed on a full-time, part-time, or seasonal basis. 2020 taxable wages were annualized for any employees who joined the Company after January 1, 2020.
We then identified the median total compensation among the list of taxable wages for these 10,269 employees. The median U.S. employee’s total annual compensation for 2020 was $36,506 and the ratio of the chief executive officer to the median U.S. employee’s total annual compensation was 381:1.
The pay ratios included in this information are reasonable estimates, calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their ratio, the estimated CEO pay ratio information provided herein should not be used as a basis for comparison between companies.

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DIRECTOR COMPENSATION
We have a non-employee director compensation program designed to attract, retain and motivate non-employee directors and to further advance the interests of the Company and its shareholders with both cash and equity compensation. Employee directors do not receive any compensation under this program.
The Corporate Governance and Nominating Committee of the Board is responsible for reviewing the effectiveness of the non-employee director compensation program in supporting the Company’s ability to attract, retain and motivate qualified directors. If appropriate, the Corporate Governance and Nominating Committee will recommend changes to the Board regarding non-employee director compensation.
In 2020, the Corporate Governance and Nominating Committee retained F.W. Cook as an independent compensation consultant to conduct a competitive review of non-employee director compensation using the Peer Group used to assess executive compensation, as discussed on page 34. The conclusion of the review was that pay levels were competitive and that program structure and administration are aligned with peers and best practices. After evaluation, the Corporate Governance and Nominating Committee recommended no changes to the non-employee director compensation program.
As described in our Proxy Summary and our CD&A, our Board took temporary actions to reduce compensation and benefits expenses during periods of uncertainty in 2020. This included a temporary reduction of 15% in the Annual Retainers paid to non-employee directors that extended from May 8, 2020 through August 1, 2020. The amounts of retainers paid in 2020, as reduced, are reflected in the Director Compensation Table on page 68.
The following table describes the key components of the non-employee director compensation program as of December 31, 2020. The table reflects target annual director compensation levels absent the reduction made in light of the COVID-19 pandemic.

Compensation Element	2020 Value ($)	Additional Information
Annual Retainer	80,000	Paid in cash.*
Deferred Stock Units (“DSUs”)	125,000
Annual grant of DSUs approved by the Board. DSUs vest on the first anniversary of the grant date and, in general, will be forfeited if the director leaves before the DSUs vest. DSUs are settled in Brink’s Common Stock on a one-for-one basis on the first anniversary of the grant date.

Non-Executive Chairman Fee	110,000	50% paid in cash and 50% paid in Brink’s Common Stock to the Company’s Non-Executive Chairman.
Committee Chair Retainer	25,000	Paid in cash to the Chair of the Audit Committee.
	20,000	Paid in cash to the Chair of the Compensation Committee.
	15,000	Paid in cash to the Chairs of the Corporate Governance and Finance Committees.
Non-Chair Committee Retainer	12,500	Paid in cash to each non-Chair member of the Audit Committee.
	10,000	Paid in cash to each non-Chair member of the Compensation Committee.
	7,500	Paid in cash to each non-Chair member of the Corporate Governance and Finance Committees.
______________
*Directors are eligible to receive special meeting fees in the event that the Board or its committee holds more than five additional meetings (other than those planned for the year) in the amount of $1,750 per in-person meeting and $1,500 per telephonic meeting.

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Director Equity Compensation
Under the terms of the 2017 Equity Incentive Plan, directors received equity awards, including the annual grant of Deferred Stock Units (“DSUs”). Pursuant to the terms of the plan, the Board may grant non-employee directors equity awards, including options, stock appreciation rights, restricted stock, other stock-based awards or any combination thereof up to a maximum grant date value in any twelve-month period of $650,000 for the non-executive chairman of the Board and $450,000 for each other non-employee director. The exercise price of any stock option, the grant price of any stock appreciation right, and the purchase price of any security that may be purchased under any other stock-based award may not be less than 100% of the fair market value of the stock or other security on the date of the grant of the option, right or award.
Under the 2017 Equity Incentive Plan, determinations of the fair market value of shares of Brink’s Common
Stock are based on the closing price on the grant date and determinations of fair market value with respect to other instruments are made in accordance with methods or procedures approved by the Committee.
In 2020, directors received grants of DSUs that vest and will be settled in Brink’s Common Stock on a one-for-one basis on the first anniversary of the grant date. In general, DSUs are forfeited if a director leaves before the vesting date. The Chairman of the Board receives a portion of his annual fee in the form of Brink’s Common Stock and certain directors elected to receive all or a portion of their 2020 annual retainers and/or fees in the form of Brink’s Common Stock. More information about Common Stock held by directors appears under “Stock Ownership” beginning on page 70.

Stock Ownership Guideline
Non-employee directors are required to meet a stock ownership guideline of five times the annual retainer. Until a director has met the ownership guideline, he or she must hold at least 50% of any shares acquired through vesting of equity awards. The Corporate Governance Committee annually reviews directors’
compliance with the guideline. Shares counted towards the ownership guideline include Brink’s Common Stock, deferred stock units, shares of restricted stock, and unvested and vested restricted stock units, but not unexercised stock options.

Plan for Deferral of Directors’ Fees
Under the Plan for Deferral of Directors’ Fees (the “Deferral Plan”), a director may elect to defer receipt of his or her cash retainer, fees, and/or dividend equivalent payments (for equity awards prior to 2017) to future years, into one or more investment options, in amounts between 10% and 100%. Distributions from a director’s account, which may be made before or after a director ceases to be a member of the Board, generally will be made in a single lump sum distribution; however, a director may elect, in accordance with the Deferral Plan, to receive a distribution in up to ten equal annual installments. Under the Deferral Plan a director may also elect to defer equity awards, including DSUs and retainer fees elected to be paid in shares of Brink’s common stock. Distributions of deferred equity awards will be made in a single lump sum distribution of Brink’s Common Stock on a one-for-one basis. Directors may elect to have these deferred equity awards distributed on a specified date, or after their separation from service on the Board.

Business Travel Accident Insurance Plan
The Company provides directors with insurance benefits payable in the event of their death, dismemberment, loss of sight, speech, hearing or permanent and total disability if the loss occurs as a result of an accident while the director is traveling on Company business.

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Director Compensation Table
The following table presents information relating to total compensation of the non-employee directors for the year ended December 31, 2020. Mr. Parker joined the Board in March 2021.

			Change in
			Pension Value
			and
	Fees		Nonqualified
	Earned		Deferred
	or Paid in	Stock	Compensation	All Other
	Cash(1)	Awards(2)	Earnings(3)	Compensation(4)	Total
Name	($)	($)	($)	($)	($)
Kathie J. Andrade	97,246	124,981	—	—	222,227
Paul G. Boynton	102,246	124,981	7,741	10,000	244,968
Ian D. Clough	97,246	124,981	—	—	222,227
Susan E. Docherty	104,746	124,981	—	—	229,727
Reginald D. Hedgebeth	109,746	124,981	—	2,500	237,227
Dan R. Henry	33,432	—	—	—	33,432
Michael J. Herling	149,857	179,870	28,022	10,000	367,749
George I. Stoeckert	104,746	124,981	—	10,000	239,727
______________
(1)Represents fees earned before deferral of any amounts under the Plan for Deferral of Directors’ Fees and fees earned in cash, but elected to be paid in shares of the Company’s common stock. Reflects the temporary 15% reduction in the Annual Retainers paid from May 8 through August 1, 2020.
(2)Represents the grant date fair value in 2020 related to the allocation of DSUs representing shares of Brink’s Common Stock to each non-employee director under the terms of the 2017 Equity Incentive Plan and the grant date fair value of stock awards made to Mr. Herling as a portion of his compensation for service as Non-Executive Chairman of the Board.
The following table sets forth (a) the number of DSUs granted to each non-employee director during the year ended December 31, 2020, (b) the aggregate grant date fair value of the DSUs granted to each non-employee director during the year ended December 31, 2020 and (c) the aggregate number of DSUs credited to each non-employee director as of December 31, 2020.

	Deferred Stock		Total Deferred
	Units Granted	Grant Date	Stock Units
Name	in 2020	Fair Value(a)	Held
Ms. Andrade	3,089	$124,981	3,089
Mr. Boynton	3,089	124,981	30,899
Mr. Clough	3,089	124,981	3,089
Ms. Docherty	3,089	124,981	3,089
Mr. Hedgebeth(5)	3,089	124,981	18,246
Mr. Henry(6)	—	—	—
Mr. Herling	3,089	124,981	24,628
Mr. Stoeckert	3,089	124,981	3,089
All Non-Employee Directors as a Group (8 persons)			86,129
(a)The grant date fair value was computed in accordance with FASB ASC Topic 718 based on the closing quoted sale prices of Brink’s Common Stock, as reported on the New York Stock Exchange on May 8, 2020, the date of grant.
(3)Represents total interest on directors’ fees deferred under the Plan for Deferral of Directors’ Fees. Under the deferral plan, a director may elect to defer receipt of his or her fees to future years and to receive interest thereon, compounded quarterly, at the prime commercial lending rate of JPMorgan Chase, as of the end of the previous calendar quarter. Directors may also elect to have deferred fees notionally invested in one or more mutual funds (which mirror funds available under the Key Employees’ Deferred Compensation Program). For a discussion of the material terms of the deferral plan, see “Plan for Deferral of Directors’ Fees” on page 67. There is no pension plan for the Board.
(4)Includes 2020 matching charitable awards made by Brink’s in 2020 as part of the Company’s matching gifts program (which is available to all employees and directors of the Company), in the amounts of $10,000 for Mr. Boynton, $10,000 for Mr. Herling, $10,000 for Mr. Stoeckert, and $2,500 for Mr. Hedgebeth. Under the Company’s matching gifts program, the Company matches charitable gifts made by full-time employees and directors to eligible educational and cultural institutions, social service community organizations, hospitals and environmental organizations.
(5)Mr. Hedgebeth resigned from the Board, effective March 31, 2021.
(6)Mr. Henry resigned from the Board, effective May 4, 2020.

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Directors’ Stock Accumulation Plan
Prior to 2015, the Board granted awards of Directors’ Stock Accumulation Plan units (“DSAP Units”) under the Directors’ Stock Accumulation Plan, which expired by its terms on May 15, 2015. DSAP Units vested one year from their grant dates and are settled in Brink’s Common Stock on a one-for-one basis after a director’s separation from service on the Board.
The following table sets forth the aggregate number of DSAP Units held by each non-employee director as of December 31, 2020 based on previous grants under the Directors’ Stock Accumulation Plan. Mmes. Andrade and Docherty and Messrs. Clough, and Stoeckert joined the Board after the Directors’ Stock Accumulation Plan expired, and therefore do not have any DSAP Units.

Total
Name	DSAP Units Held
Ms. Andrade	—
Mr. Boynton	4,609
Mr. Clough	—
Ms. Docherty	—
Mr. Hedgebeth(1)	2,388
Mr. Henry(2)	—
Mr. Herling	5,665
Mr. Stoeckert	—
All Non-Employee Directors as a Group (8 persons)	12,662
(1)Mr. Hedgebeth resigned from the Board, effective March 31, 2021.
(2)Mr. Henry resigned from the Board, effective May 4, 2020.

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STOCK OWNERSHIP

Directors and Officers
The following table shows the beneficial ownership of our common shares as of January 11, 2021 by our directors, director nominees, executive officers named in the Summary Compensation Table, and all of our directors and executive officers as a group. Under applicable SEC rules, the definition of beneficial ownership for purposes of this table includes shares over which a person has sole or shared voting power, or sole or shared power to invest or dispose of the shares, whether or not a person has any economic interest in the shares, and also includes shares for which the person has the right to acquire beneficial ownership within 60 days of January 11, 2021. Except as otherwise indicated, a person has sole voting and investment power with respect to the shares of Brink’s Common Stock beneficially owned by that person.

Name of Individual	Number of Shares	Percent of	Number of Other
or Identity of Group	Beneficially Owned(a)	Class*	Units Owned (b) (c)
Ms. Andrade	1,013	*	3,089
Mr. Beech	96,156	*	20,613
Mr. Boynton	16,449	*	19,059
Mr. Clough	13,625	*	3,089
Ms. Docherty	6,868	*	3,089
Mr. Domanico(d)	229,419	*	34,626
Mr. Hedgebeth(e)	14,228	*	13,170
Mr. Henry(f)	—	*	—
Mr. Herling	21,843	*	21,578
Ms. O'Brien	2,178	*	13,584
Mr. Parker(g)	—	*	—
Mr. Pertz(h)	1,180,886	2.37%	54,969
Mr. Shemanski	96,471	*	27,143
Mr. Stoeckert	25,790	*	3,089
All directors and executive officers as a group (18 persons)	1,810,669	3.64%	282,284
_______________
*Based on the number of shares outstanding as of March 9, 2021. None of such individuals beneficially owns more than 1% of the outstanding Brink’s Common Stock, unless otherwise noted above.

(a)Includes, for the following directors and executive officers, shares of Brink’s Common Stock that could be acquired within 60 days after January 11, 2021: (1) for certain executive officers, upon exercise of options awarded under the Company’s 2013 Equity Incentive Plan and 2017 Equity Incentive Plan; (2) for each executive officer, upon vesting of RSUs awarded under the 2017 Equity Incentive Plan and the Company’s 2013 Equity Incentive Plan; (3) for certain executive officers, upon vesting of outstanding PSUs at target levels; and (4) for each of Messrs. Boynton, Hedgebeth and Herling upon settlement of units credited to his account under the Directors’ Stock Accumulation Plan and/or the Plan for Deferral of Directors’ Fees, as follows:

Mr. Beech	16,049
Mr. Boynton	16,449
Mr. Domanico	33,496
Mr. Hedgebeth	7,464
Mr. Herling	8,715
Ms. O’Brien	750
Mr. Pertz	172,364
Mr. Shemanski	28,815
All directors and named executive officers as a group	284,102
Also includes, for Mr. Shemanski 27,898 shares pledged to TD Ameritrade in connection with a margin loan and for Mr. Domanico 26,021 shares pledged to Raymond James in connection with a line of credit. As of January 1, 2020, directors and executive officers are no longer permitted to pledge Brink’s securities. See page 46 for additional information.

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The Brink’s Company
(b)Each non-employee director also holds units representing shares of Brink’s Common Stock that have been credited to his or her account on or prior to January 11, 2021: (1) under the 2017 Equity Incentive Plan and the Non-Employee Directors’ Equity Plan (Deferred Stock Units), which will be settled in Brink’s Common Stock on a one-for-one basis six months after a director’s separation from service on the Board; (2) under the Company’s 2013 Equity Incentive Plan and 2017 Equity Incentive Plan, which will be settled in Brink’s Common Stock on a one-for-one basis upon vesting; (3) as a result of compensation elected to be received in stock and deferred under the Plan for the Deferral of Directors’ Fees; and, or (4) as a result of Deferred Stock Units awarded under the 2017 Equity Incentive Plan and the Non-Employee Directors’ Equity Plan that have vested but, pursuant to an election by a director, have been further deferred under the Plan for the Deferral of Directors’ Fees. These Deferred Stock Units are not included in the number of shares of Brink’s Common Stock beneficially owned by such persons. For additional information about the Deferred Stock Units, see “Director Compensation.”
(c)Each named executive officer also holds: (1) units representing shares of Brink’s Common Stock that have been credited to his or her account on or prior to January 11, 2021, under the Key Employees’ Deferred Compensation Program (Deferred Compensation Units), which will be settled in Brink’s Common Stock on a one-for-one basis on a date selected by the individual or six months after the individual’s separation from service, and/or (2) RSUs issued under the Company’s 2013 Equity Incentive Plan and 2017 Equity Incentive Plan, which will be settled in Brink’s Common Stock on a one-for-one basis after a vesting period, as follows:

	Deferred	Restricted
	Compensation	Stock
	Units	Units	Total
Mr. Pertz	26,217	28,752	54,969
Mr. Domanico	14,989	19,637	34,626
Mr. Beech	9,272	11,341	20,613
Ms. O'Brien	970	12,614	13,584
Mr. Shemanski	13,855	13,288	27,143
For additional information about the Deferred Compensation Units, see “Non-qualified Deferred Compensation” on page 55 and “Grants of Plan-Based Awards” on page 50.
(d)Includes 55,958 shares and 107,959 options held by a family limited partnership, of which Mr. Domanico and members of his immediate family are partners.
(e)Mr. Hedgebeth resigned from the Board, effective March 31, 2021.
(f)Mr. Henry resigned from the Board effective May 4, 2020.
(g)Mr. Parker joined the Board effective March 16, 2021. As of March 16, 2021, Mr. Parker held 216 Deferred Stock Units awarded under the 2017 Equity Incentive Plan.
(h)Includes 5,000 shares held by a trust for the benefit of Mr. Pertz’s spouse, 2,200 shares held by an Individual Retirement Account for the benefit of Mr. Pertz’s spouse, 348,540 shares and 215,382 options held by an LLC, the members of which are trusts of which Mr. Pertz and members of his immediate family are the sole beneficiaries.

71	2021 Proxy Statement

STOCK OWNERSHIP

Certain Beneficial Owners
The following table sets forth the only persons known to the Company to be deemed beneficial owners of five percent or more of the outstanding Brink’s Common Stock as of the dates set forth in the footnotes to the table:

Name and Address	Number of Shares		Percent
of Beneficial Owner	Beneficially Owned		of Class(a)
BlackRock, Inc.	5,946,855	(b)	11.96%
55 East 52nd Street
New York, NY 10022
William Blair Investment Management, LLC	5,248,720	(c)	10.56%
150 North Riverside Plaza
Chicago, IL 60606
FMR, LLC (Fidelity Investments)	2,872,971	(d)	5.78%
245 Summer Street
Boston, MA 02210
The Vanguard Group	4,486,287	(e)	9.02%
100 Vanguard Boulevard
Malvern, PA 19355
______________
(a)The ownership percentages set forth in this column are based on the assumption that each beneficial owner continued to own the number of shares reflected in the table on March 9, 2021.
(b)Based solely on Amendment No. 1 to a report on Schedule 13G filed with the SEC on January 27, 2021 by BlackRock, Inc. (“BlackRock”), BlackRock had sole voting power over 5,835,997 shares of Brink’s Common Stock, shared voting power over no shares of Brink’s Common Stock, sole dispositive power over 5,946,855 shares of Brink’s Common Stock and shared dispositive power over no shares of Brink’s Common Stock.
(c)Based solely on Amendment No. 1 to a report on Schedule 13G filed with the SEC on February 11, 2021 by William Blair Investment Management, LLC (“William Blair”), William Blair had sole voting power over 4,636,307 shares of Brink’s Common Stock, shared voting power over no shares of Brink’s Common Stock, sole dispositive power over 5,248,720 shares of Brink’s Common Stock and shared dispositive power over no shares of Brink’s Common Stock.
(d)Based solely on Schedule 13G filed with the SEC on February 8, 2021 by FMR, LLC (“FMR”), FMR had sole voting power over 813,454 shares of Brink’s Common Stock, shared voting power over no shares of Brink’s Common Stock, sole dispositive power over 2,872,971 shares of Brink’s Common Stock and shared dispositive power over no shares of Brink’s Common Stock.
(e)Based solely on Amendment No. 9 to a report on Schedule 13G filed with the SEC on February 10, 2021 by The Vanguard Group (“Vanguard”), Vanguard had sole voting power over no shares of Brink’s Common Stock, shared voting power over 113,443 shares of Brink’s Common Stock, sole dispositive power over 4,332,520 shares of Brink’s Common Stock and shared dispositive power over 153,767 shares of Brink’s Common Stock.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and any persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC and the New York Stock Exchange reports of ownership and changes in ownership of Brink’s Common Stock and other equity securities of the Company. Officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during 2020, its officers, directors and greater-than-10% beneficial owners timely filed all required reports, except that, due to administrative errors Forms 4 were not filed within the required period for the following: (i) one Form 4 and one transaction for Douglas A. Pertz reporting the disposition of shares for tax withholding purposes following the settlement of PSU awards; and (ii) one Form 4 and two transactions for Raphael J. Shemanski reporting open market purchases of common stock.

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The Brink’s Company

Equity Compensation Plan Information
The following table provides information, as of December 31, 2020, regarding shares that may be issued under equity compensation plans currently maintained by the Company.

Number of securities
remaining available
	Number of securities				for future issuance
	to be issued upon		Weighted average		under equity
	exercise of		exercise price of		compensation plans
	outstanding options,		outstanding options,		(excluding securities
	warrants and rights		warrants and rights		reflected in column (a))
Plan Category	(a)		(b)		(c)
Equity compensation plans approved by security holders	2,602,585	(1)	$55.13	(2)	4,610,896
Equity compensation plans not approved by security holders	—		—		—
Total	2,602,585		$55.13		4,610,896
_______________
(1)Includes units credited under the Key Employees’ Deferred Compensation Program, the Directors’ Stock Accumulation Plan, the Company’s 2013 Equity Incentive Plan, the Company’s 2017 Equity Incentive Plan, the Non-Employee Directors’ Equity Plan and the Plan for Deferral of Directors’ Fees. PSUs credited after 2018 under the Company’s 2017 Equity Incentive Plan are included at target. PSUs credited during 2018 under the 2017 Equity Incentive Plan are included at the amounts approved in February 2021. The number of shares to be paid, if any, following the conclusion of the applicable performance measurement period, will depend on the Company’s achievement of pre-established performance goals and the Company’s TSR relative to a company defined peer group. See “2020 Equity Awards” beginning on page 41.
(2)Does not include awards described in footnote (1).

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The Brink’s Company
PROPOSAL NO. 3—APPROVAL OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has, subject to shareholder approval, selected KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, and the Board recommends approval of such selection by the shareholders. The Audit Committee is directly responsible for the selection, evaluation, compensation (including negotiation of fees), retention and oversight of the Company’s independent registered public accounting firm. In order to assure the continued independence of the firm, the Audit Committee periodically considers whether there should be rotation of the independent registered public accounting firm. In addition, in conjunction with the mandated rotation of the firm’s lead engagement partner, the Audit Committee, led by its Chair, is directly involved in the selection of the new lead engagement partner.
Change in Auditor
After the conclusion of a competitive auditor selection process, on March 2, 2020, the Audit Committee approved the engagement of KPMG to serve as the Company’s independent registered public accounting firm beginning with the fiscal year ending December 31, 2020, and notified Deloitte and Touche LLP (“Deloitte”) of its dismissal.
The dismissal of Deloitte as the Company’s independent registered public accounting firm did not result from any dissatisfaction with the quality of professional services rendered by Deloitte.
The audit reports of Deloitte on the Company’s consolidated financial statements as of and for the years ended December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
The audit reports of KPMG and Deloitte on the effectiveness of internal control over financial reporting as of December 31, 2020 and 2019, respectively did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
During the Company’s fiscal years ending December 31, 2019 and December 31, 2018 and in the subsequent interim period prior to March 2, 2020, there were no “disagreements” (as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or “reportable events” (as that term is described in Item 304(a)(1)(v) of Regulation S-K) with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of such disagreement in connection with its reports on the financial statements for such periods.
During the Company’s fiscal years ending December 31, 2019 and 2018, and in the subsequent interim period prior to March 2, 2020, neither the Company, nor anyone on its behalf, consulted KPMG regarding either (i) application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, in any case where a written report or oral advice was provided to the Company by KPMG that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).
One or more representatives of KPMG are expected to attend the annual meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. Representatives of Deloitte are not expected to attend the annual meeting.

The Board has not determined what action it would take if the shareholders do not approve the selection of KPMG, but may reconsider its selection if the shareholders’ action so warrants. Even if the selection is ratified, the Audit Committee, exercising its own discretion, may select different auditors at any time during the fiscal year if it determines that such a change would be in our best interests and in the best interests of our shareholders.

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The Brink’s Company
Principal Accounting Fees and Services
The following table sets forth the aggregate fees billed by KPMG and Deloitte, our independent registered public accounting firm for the fiscal years ended December 31, 2020 and December 31, 2019, respectively.

	2020 KPMG ($)	2019 Deloitte ($)
	(In thousands)
Audit Fees	5,183	4,371(1)
Audit-Related Fees	352	188
Tax Fees	268	412
All Other Fees	23	20
Total Fees	5,826	4,991
(1) Includes $2,257 thousand paid to Deloitte in 2020 related to the 2019 audit.
Audit Fees are primarily for professional services provided in connection with the audit of the Company’s financial statements and review of quarterly consolidated financial statements (including the audit of the effectiveness of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002) and audit services provided in connection with other statutory or regulatory filings.
Audit-Related Fees primarily include fees for assurance services that are reasonably related to the audit of the Company’s consolidated financial statements and for services in connection with audits of the Company’s pension and other employee benefit plans.
Tax Fees primarily include fees associated with tax compliance and tax advice, as well as domestic and international tax planning. This category also includes tax planning on mergers and acquisitions and restructurings, as well as other services related to tax disclosure and filing requirements.
All Other Fees are for services provided to the Company not otherwise included in the categories above.
Consideration of Auditor Independence
The Audit Committee has concluded that the provision of the non-audit services by KPMG in 2020 and Deloitte through its dismissal in March 2020 was compatible with maintaining KPMG’s and Deloitte’s independence.
Procedures for Pre-Approval of Audit and Non-Audit Services
The Audit Committee has adopted written procedures for pre-approving audit and non-audit services provided by the independent registered public accounting firm. The pre-approved services are described in detail under three categories: audit and audit-related, tax services and agreed upon procedures. Requests for services are reviewed by the members of the Company’s Legal and Finance Departments to ensure that they satisfy the requirements of the pre-approval policy. The Audit Committee is provided a detailed update of these audit and non-audit engagements at each regular meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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The Brink’s Company
AUDIT AND ETHICS COMMITTEE REPORT
In accordance with the Audit Committee Charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the integrity of the accounting, auditing and financial reporting practices of the Company. Each member of the Audit Committee is “independent” as required by the applicable listing standards of the NYSE and the rules of the SEC. During the fiscal year ended December 31, 2020, the Audit Committee met nine times, and the Audit Committee reviewed and discussed the financial information contained in the Company’s Annual Report on Form 10-K, interim financial information contained in the Company’s Quarterly Reports on Form 10-Q, and discussed press releases announcing earnings with the Company’s Chief Financial Officer and the independent registered public accounting firm prior to public release.
The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the Company’s independent registered public accounting firm. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has primary responsibility for the financial statements and reporting process, including the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an integrated audit of the Company’s financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board.
In connection with the responsibilities set forth in its charter, the Audit Committee has:
•reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management and KPMG, the Company’s independent auditors;
•discussed with KPMG the matters required to be discussed by the Auditing Standard No. 16, Communications with Audit Committees, which superseded the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and
•received the written disclosures and the letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence.
The Audit Committee also considered, as it determined appropriate, tax matters and other areas of financial reporting and the audit process over which the Audit Committee has oversight.
Based on the Audit Committee’s review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

Reginald D. Hedgebeth*, Chair Kathie J. Andrade Ian D. Clough** George I. Stoeckert

*	Mr. Hedgebeth served as the Chair of the Audit Committee until March 16, 2021 and remains a member of the Audit Committee through his resignation from the Board in March 2021.
**	Mr. Clough became the Chair of the Audit Committee, effective March 16, 2021.

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The Brink’s Company
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving this proxy statement?
You are receiving this proxy statement in connection with the solicitation of proxies by the Board to be voted at the 2021 annual meeting of shareholders (and at any adjournment or postponement of the 2021 annual meeting), for the purposes set forth in the accompanying notice. The annual meeting will be held on May 7, 2021, at 10:00 a.m., central time. After careful consideration, in light of the ongoing COVID-19 pandemic and in consideration of the health and safety of our shareholders, our 2021 annual meeting will be held in a virtual meeting format with no physical in-person meeting, via the Internet at https://web.lumiagm.com/279832216 and can be accessed by shareholders using Passcode brinks21. The virtual meeting will provide the same rights to participate as you would have in an in-person meeting, including opportunities to make statements and ask questions regarding voting items. We have not made any determinations regarding the use of virtual meetings for future annual shareholder meetings after 2021.

What is a proxy?
A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy in a written document, that document is also called a proxy (or proxy card). Ronald J. Domanico, Dana C. O’Brien and Lindsay K. Blackwood have been designated as proxies for the annual meeting. A proxy, if duly executed and not revoked, will be voted and, if it contains any specific instructions, will be voted in accordance with those instructions. You can vote your proxy on the Internet by following the instructions on the enclosed proxy card, or you can complete, sign, date and return the enclosed proxy in the envelope provided.

Who is entitled to vote at the annual meeting?
You are entitled to notice of the annual meeting and may vote your shares of Brink’s Common Stock if you owned them as of the close of business March 9, 2021, which is the date that the Board has designated as the record date for the 2021 annual meeting of shareholders. On March 9, 2021, the Company had outstanding 49,722,387 shares of Brink’s Common Stock. Each share of Brink’s Common Stock is entitled to one vote.

What am I being asked to vote on?
The proposals scheduled to be voted on are:
(1)Election of directors named in this proxy statement for a one-year term;
(2)Advisory vote to approve named executive officer compensation; and
(3)Selection of KPMG LLP as the Company’s independent registered public accounting firm for 2021.

What are the Board’s recommendations?
The Board recommends a vote FOR:
•The election of directors named in this proxy statement for a one-year term;
•The advisory vote to approve named executive officer compensation; and

•The selection of KPMG LLP as the Company’s independent registered public accounting firm for 2021.

77	2021 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

How many votes must be present to hold the annual meeting?
A majority of the outstanding shares of Brink’s Common Stock as of the record date must be present in person or represented by proxy at the annual meeting. This is referred to as a quorum. Abstentions, withheld votes and shares held in street name (“Brokers’ Shares”) voted by brokers are included in determining the number of votes present.
Brokers’ Shares that are not voted on any matter will not be included in determining whether a quorum is present. In the event that a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned or postponed to solicit additional proxies.

What is a broker non-vote?
Under the rules of the New York Stock Exchange, a broker may vote Brokers’ Shares in its discretion on “routine matters,” but a broker may not vote on proposals that are not considered “routine.” When a proposal is a non-routine matter and the broker has not received voting instructions with respect to that proposal, the broker cannot vote on that proposal. This is commonly called a “broker non-vote.”

How many votes are needed to approve each proposal?
The following table summarizes the vote required to approve each proposal and the effects of abstentions, broker non-votes, and signed, but unmarked proxy cards, on the tabulation of votes for each proposal.
For any other business that may properly come before the annual meeting, proxies will be voted in accordance with the judgment of the person voting the proxies.

Proposal Number	Item	Vote Required for Approval	Abstentions	Uninstructed Share/Effect of Broker Non- Votes	Signed but Unmarked Proxy Cards
1.	Election of director nominees set forth in this proxy statement for a one-year term	Votes cast in favor must exceed the votes cast opposing the election of each director	No effect	Not voted/ no effect	Voted “FOR”
2.	Advisory vote to approve named executive officer compensation	Votes cast in favor must exceed the votes cast opposing the action	No effect	Not voted/ no effect	Voted “FOR”
3.	Approval of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2021	Votes cast in favor must exceed the votes cast opposing the action	No effect	Discretionary vote by broker	Voted “FOR”
The Company’s bylaws provide that the Chairman of the annual meeting will determine the order of business and the voting and other procedures to be observed at the annual meeting. The Chairman is authorized to declare whether any business is properly brought before the annual meeting, and business not properly brought before the annual meeting will not be transacted. We are not aware of any matters that are to come before the annual meeting other than those described in this proxy statement. If other matters do properly come before the annual meeting, however, it is the intention of the persons named in the enclosed proxy card to exercise the discretionary authority conferred by the proxy to vote such proxy in accordance with their best judgment.

Can I revoke my proxy?
The enclosed proxy is revocable at any time prior to its being voted by filing an instrument of revocation or a duly executed proxy bearing a later time. A proxy may also be revoked by attendance at the annual meeting and voting in person. See “Questions and
Answers About the Annual Meeting—How do I attend the annual meeting? How do I register?” Attendance at the annual meeting will not by itself constitute a revocation.

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Who pays for the solicitation of votes?
The cost of this solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, facsimile, electronic mail, in person or by other means. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of Brink’s Common Stock and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses in connection with their solicitation efforts. The Company has retained Innisfree M&A Incorporated to perform proxy advisory and solicitation services. The fee of Innisfree M&A Incorporated in connection with the 2021 annual meeting is estimated to be approximately $15,000, plus reimbursement of out-of-pocket expenses.

How do I attend the annual meeting? How do I register?
You can attend the annual meeting by visiting https://web.lumiagm.com/279832216 and using Passcode brinks21.
If you plan to attend the annual meeting online, and you are a registered shareholder, you will also need the 11-digit control number included in the form of proxy.
If you plan to attend the annual meeting online and your shares are registered in the name of your broker, bank or other agent, you will need a valid legal proxy from your bank, broker or other agent, and you will need to register in advance to attend the annual meeting. Requests for registration must be labeled as “Legal Proxy” and include your name, email address and the number of your shares and can be sent via email to proxy@astfinancial.com, via facsimile to (718) 765-8730 or via U.S. mail to American Stock
Transfer & Trust Company LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests must be received no later than 5:00 p.m., Eastern Time on April 30, 2021.
Shareholders who attend the online annual meeting will have the opportunity to make statements and ask questions regarding voting items beginning one hour before the annual meeting starts and continuing until the annual meeting is adjourned through the online annual meeting platform. The Company will respond to as many inquiries at the annual meeting as time allows. Technical support will be made available to shareholders who choose to attend the online annual meeting at 1-800-937-5449.

Who will count the votes?
Shareholder votes at the annual meeting will be tabulated by the Company’s transfer agent, American Stock Transfer & Trust Company.
SHAREHOLDER REFERENCE INFORMATION

Shareholder Proposals and Director Nominations
Under the regulations of the SEC, any shareholder desiring to submit a proposal pursuant to Rule 14a-8 of the Exchange Act to be acted upon at the 2022 annual meeting of shareholders must cause such proposal to be delivered, in proper form, to the Corporate Secretary at the address provided in the following section, “Availability of Documents,” no later than November 23, 2021 in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting.
To nominate a director at the annual meeting, a shareholder must satisfy conditions specified in the Company’s bylaws. A shareholder who wishes to suggest potential nominees to the Board for consideration should write to the Corporate Governance Committee through the method described under “Communications with Non-Management Members of the Board of Directors” on page 17, stating in detail the qualifications of such nominees for consideration. The Company’s bylaws

79	2021 Proxy Statement

SHAREHOLDER REFERENCE INFORMATION
also prescribe the procedures a shareholder must follow to bring business (other than pursuant to Rule 14a-8) before annual meetings. For a shareholder to nominate a director or directors at the 2022 annual meeting other than the nomination of a director for inclusion in the Company’s proxy statement, or bring other business before the 2022 annual meeting, notice must be received by the Corporate Secretary at the principal office of the Company not later than the close of business on January 8, 2022, nor earlier than the close of business on November 9, 2021. The notice must include a description of the proposed business, the reason for it, the complete text of any resolution and other matters specified in the bylaws.
Any shareholder, or group of up to 20 shareholders, who has owned at least 3% of the outstanding shares of the Company’s Common Stock continuously for at least three years, is eligible to nominate and include director nominees (up to the greater of 2 or 20% of the number of directors on the Board of Directors) in the Company’s proxy materials for the 2022 Annual Meeting of Shareholders. Any eligible shareholder, or group of shareholders, wishing to do so, must give notice in writing of the proposed nomination, along with certain nomination materials, to the Secretary of the Company, delivered by November 23, 2021. The notice and accompanying nomination materials must meet the requirements set forth in the Company’s bylaws.
Any shareholder desiring a copy of the Company’s bylaws will be furnished one without charge upon written request to the Corporate Secretary.

Availability of Documents
The Company’s Internet address is www.brinks.com. The Company makes available, free of charge, through its website at www.brinks.com, its Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. In addition, the Governance Policies, Code of Ethics and the charters of the Audit,
Compensation, Corporate Governance and Finance Committees also are available on the Company’s website. All of the documents described above are available in print, without charge, to any shareholder upon request by contacting the Corporate Secretary at the mailing address of the principal executive office of the Company at 1801 Bayberry Court, P.O. Box 18100, Richmond, Virginia 23226-8100 or by phone at (804) 289-9600.

Separate Copies for Beneficial Owners
Institutions that hold shares in “street name” for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this proxy statement or the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 by contacting the Corporate Secretary at the address listed above under “Availability of Documents.” Beneficial owners with the same address who receive more than one proxy statement and Annual Report on Form 10-K may request delivery of a single proxy statement and Annual Report on Form 10-K by contacting the Corporate Secretary as described above.

Incorporation by Reference
The reconciliation of our non-GAAP financial measures in Part II, Item 7 beginning on page 37 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, is hereby incorporated by reference into this proxy statement.

LINDSAY K. BLACKWOOD Secretary
March 23, 2021

2021 Proxy Statement	80

The Brink’s Company
APPENDIX A

Non-GAAP Reconciliation
This proxy statement refers to non-GAAP revenue, operating profit and operating profit margin, which are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The purpose of these non-GAAP measures is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations. The non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not a part of our core business.
2019 and 2020 Non-GAAP Results Reconciled to GAAP
The Brink’s Company and subsidiaries
(In millions)

	Fourth Quarter 2019	Full Year 2019	Fourth Quarter 2020	Full Year 2020
Revenues:
GAAP	$935.8	3,683.2	$1,021.6	3,690.9
Acquisitions and dispositions(a)	—	0.5	—	—
Internal loss(a)	—	(4.0)	—	—
Non-GAAP	$935.8	3,679.7	$1,021.6	3,690.9
Operating profit (loss):
GAAP	$73.3	236.8	$111.9	213.5
Reorganization and Restructuring(a)	8.3	28.8	16.9	66.6
Acquisitions and dispositions(a)	24.7	88.5	16.9	83.1
Argentina highly inflationary impact(a)	2.2	14.5	2.3	10.7
Internal loss(a)	7.0	20.9	(3.0)	6.9
Reporting compliance(a)	0.1	2.1	0.1	0.5
Non-GAAP	$115.6	391.6	$145.1	381.3
Operating margin:
GAAP margin	7.8%	6.4%	11.0%	5.8%
Non-GAAP margin	12.4%	10.6%	14.2%	10.3%

______________
(a)See “Other Items Not Allocated To Segments” as follows for details. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not part of our core business.
Other Items Not Allocated To Segments (Unaudited)
The Brink’s Company and subsidiaries
Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. The following includes a summary of the other items not allocated to segments.
Reorganization and Restructuring Management periodically implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized net costs of $28.8 million in 2019 ($8.3 million in the fourth quarter of 2019) and net costs of $66.6 million in operating profit in 2020 ($16.9 million in the fourth quarter of 2020), primarily severance costs. Due to the unique circumstances around these charges, they have not been allocated to segment results and are excluded from non-GAAP results.

A-1	2021 Proxy Statement

APPENDIX A
Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described in the following paragraphs:
2020 Acquisitions and Dispositions Items
•Amortization expense for acquisition-related intangible assets was $35.1 million in 2020 ($9.9 million in the fourth quarter of 2020).
•We incurred $23.5 million in integration costs related primarily to Dunbar and G4S in 2020 ($4.6 million in the fourth quarter of 2020).
•Transaction costs related to business acquisitions were $19.3 million in 2020 ($1.6 million in the fourth quarter of 2020).
•Restructuring costs related to acquisitions were $4.7 million in 2020 ($0.6 million in the fourth quarter of 2020).
2019 Acquisitions and Dispositions Items
•We incurred $43.1 million in integration costs related to business acquisitions in 2019 ($15.3 million in the fourth quarter of 2019).
•Amortization expense for acquisition-related intangible assets was $27.8 million in 2019 ($7.1 million in the fourth quarter of 2019).
•Transaction costs related to business acquisitions were $7.9 million in 2019 ($2.3 million in the fourth quarter of 2019).
•Restructuring costs related to acquisitions were $5.6 million in 2019 (no amounts in the fourth quarter of 2019).
•In 2019, we recognized $2.2 million in net charges, primarily asset impairment and severance costs, related to the exit from our top-up prepaid mobile phone business in Brazil (no amounts in the fourth quarter of 2019).
•Compensation expense related to the retention of key Dunbar employees was $1.5 million in 2019 (no amounts in the fourth quarter of 2019).
Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina's economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In 2019, we recognized $14.5 million in pretax charges related to highly inflationary accounting ($2.2 million in the fourth quarter of 2019), including currency remeasurement losses of $11.3 million ($0.9 million in the fourth quarter of 2019). In 2020, we recognized $10.7 million in pretax charges related to highly inflationary accounting ($2.3 million in the fourth quarter of 2020), including currency remeasurement losses of $7.7 million ($2.4 million in the fourth quarter of 2020). These amounts are excluded from segment and non-GAAP results.
Internal loss A former non-management employee in our U.S. global services operations embezzled funds from Brink's in prior years. Except for a small deductible amount, the amount of the internal loss related to the embezzlement was covered by our insurance. In an effort to cover up the embezzlement, the former employee intentionally misstated the underlying accounts receivable subledger data. In 2019, we incurred $4.5 million in costs (primarily third party expenses) to reconstruct the accounts receivables subledger. In 2020, we incurred an additional $0.3 million in costs related to this activity. In the third quarter of 2019, we were able to identify $4.0 million of revenues billed and collected in prior periods which had never been recorded in the general ledger. We also identified and recorded $0.3 million in bank fees, which had been incurred in prior periods. The rebuild of the subledger was substantially completed during the third quarter of 2019. Based on the reconstructed subledger, we were able to analyze and quantify the uncollected receivables from prior periods. Although we plan to attempt to collect these receivables, we estimated an increase to bad debt expense of $13.7 million in the third quarter of 2019. The estimate of the allowance for doubtful accounts was adjusted in the fourth quarter of 2019 for an

2021 Proxy Statement	A-2

The Brink’s Company
additional $6.4 million and again in 2020 for an additional $6.6 million. This estimate will be adjusted in future periods, if needed, as assumptions related to the collectability of these accounts receivable change.
At December 31, 2020, we have recorded an allowance of $13.1 million on $14.2 million of accounts receivable, or 92%. Due to the unusual nature of this internal loss and the related errors in the subledger data, along with the fact that management has excluded these amounts when evaluating internal performance, we have excluded these net charges from segment and non-GAAP results.
Reporting compliance Certain compliance costs (primarily third party expenses) are excluded from segment and non-GAAP results. These costs relate to the implementation and January 1, 2019 adoption of the new lease accounting standard ($1.8 million in 2019 and $0.5 million in 2020). We also incurred $0.3 million in costs related to mitigation of material weaknesses in 2019. We did not incur any such costs in 2020.

A-3	2021 Proxy Statement

ANNUAL MEETING OF SHAREHOLDERS OF

THE BRINK'S COMPANY

May 7, 2021

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - We will be hosting the meeting live in a virtual meeting format, via the internet with no physical in-person meeting. To attend the meeting via the internet, please visit https://web.lumiagm.com/279832216 (password: brinks21) and be sure to have available the 11-digit control number.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIAL:
The Brink's Company 2020 annual report to shareholders and the 2021 proxy statement are available at https://investors.brinks.com/annual-meeting/

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

00003333333303300000 5 050721

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The undersigned hereby authorizes the Company's designated proxies to vote, in their discretion, on such other business and matters incident to the conduct of the meeting as may come before the meeting.

The Board of Directors recommends a vote FOR each of the listed nominees.

1. Elect eight directors for a term expiring in 2022:

	FOR	AGAINST	ABSTAIN
Kathie J. Andrade	☐	☐	☐
Paul G. Boynton	☐	☐	☐
Ian D. Clough	☐	☐	☐
Susan E. Docherty	☐	☐	☐
Michael J. Herling	☐	☐	☐
A. Louis Parker	☐	☐	☐
Douglas A. Pertz	☐	☐	☐
George I. Stoeckert	☐	☐	☐

The Board of Directors recommends a vote FOR the following proposals:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

THE BRINK'S COMPANY

Proxy Card Solicited on Behalf of the Board of Directors
for Annual Meeting of Shareholders, May 7, 2021

The undersigned hereby appoints Ronald J. Domanico, Dana C. O'Brien and Lindsay K. Blackwood and each of them as proxy, with full power of substitution, to vote all shares of common stock of the undersigned in The Brink's Company at the Annual Meeting of Shareholders to be held on May 7, 2021, at 10:00 a.m., Central Time, virtually via a live webcast on the internet at https://web.lumiagm.com/279832216 (passcode brinks21), and at any and all adjournments or postponements thereof, on all matters coming before the meeting. **The proxies will vote: (1) as the undersigned specifies on the back of this card; (2) as the Board of Directors recommends where the undersigned does not specify a vote on a matter listed on the back of this card; and (3) as the proxies decide on any other matter.**

If registrations are not identical, you may receive more than one set of proxy materials. Please complete and return all cards you receive. If you wish to vote or direct a vote on all matters as the Board of Directors recommends, please sign, date and return this card. If you wish to vote or direct a vote on items individually, please also mark the appropriate boxes on the back of this card.

(Continued and to be signed on the reverse side)

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